INGRAM
YUZEK · GAINEN · CARROLL · BERTOLOTTI · LLP

October 16, 2018

Amol K. Pachnanda

Writer's Direct Dial: (212) 907-9625
E-Mail: apachnanda@ingramllp.com

VIA HAND DELIVERY

David Rogers
Oppenheimer & Co.
85 Broad Street
New York, NY 10004

Re: Viner Finance Inc.
666 Third Avenue, New York, NY

Dear David:

Enclosed are two (2) originals of the fully executed Lease and SNDA for your records. Please let me know if you have any questions. Congratulations!

Very truly yours,

Amol Pachnanda

Enclosures

593259 v1/033319-0006

INGRAM YUZEK GAINEN CARROLL & BERTOLOTTI, LLP
250 PARK AVENUE NEW YORK, NY 10177 • TEL 212.907.9600 • FAX 212.907.9681 • WWW.INGRAMLLP.COM • LEGAL NETLINK ALLIANCE WWW.LEGALNETLINK.COM

LEASE CHRYSLER EAST BUILDING, L.L.C., a Delaware Limited Liability Company Landlord and VINER FINANCE INC., a Delaware corporation Tenant for 666 Third Avenue New York, New York October . 2018

TABLE OF CONTENTS

ARTICLE 1 BASIC LEASE PROVISIONS 1
ARTICLE 2 PREMISES, TERM, RENT 4
ARTICLE 3 USE AND OCCUPANCY 6
ARTICLE 4 CONDITION OF THE PREMISES 6
ARTICLE 5 ALTERATIONS 7
ARTICLE 6 REPAIRS 11
ARTICLE 7 INCREASES IN TAXES AND OPERATING EXPENSES 12
ARTICLE 8 REQUIREMENTS OF LAW 17
ARTICLE 9 SUBORDINATION 20
ARTICLE 10 SERVICES 23
ARTICLE 11 INSURANCE; PROPERTY LOSS OR DAMAGE 30
ARTICLE 12 EMINENT DOMAIN 35
ARTICLE 13 ASSIGNMENT AND SUBLETTING 36
ARTICLE 14 ACCESS TO PREMISES 45
ARTICLE 15 DEFAULT 46
ARTICLE 16 LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES 50
ARTICLE 17 NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL 51
ARTICLE 18 END OF TERM 51
ARTICLE 19 QUIET ENJOYMENT 52
ARTICLE 20 NO SURRENDER; NO WAIVER 52
ARTICLE 21 WAIVER OF TRIAL BY JURY; COUNTERCLAIM 53
ARTICLE 22 NOTICES 53
ARTICLE 23 RULES AND REGULATIONS 54
ARTICLE 24 BROKER 54
ARTICLE 25 INDEMNITY 54
ARTICLE 26 MISCELLANEOUS 55
ARTICLE 27 RIGHT OF FIRST OFFER 61
ARTICLE 28 RENEWAL TERMS 65
ARTICLE 29 ARBITRATION 68
ARTICLE 30 SATELLITE DISH 69
ARTICLE 31 TERMINATION OPTION 71

Schedule of Exhibits

Exhibit A-1	12th Floor Premises Floor Plan
Exhibit A-2	13th Floor Premises Floor Plan
Exhibit A-3	14th Floor Premises Floor Plan
Exhibit A-4	21st Floor Premises Floor Plan
Exhibit B	Definitions
Exhibit C	Work Letter
Exhibit D	Floor Loads
Exhibit E	Design Standards
Exhibit F	Cleaning Specifications
Exhibit G	Rules and Regulations
Exhibit H	SNDA
Exhibit I	Signage
Exhibit J	Landlord SNDA

1910739.9 09172-0089-000

LEASE THIS LEASE is made as of the I l day of October, 2018 ("Effective Date ), between CHRYSLER EAST BUILDING, L.L.C. ("Landlord”), a Delaware limited liability company, and VINER FINANCE INC. ("Tenant”), a Delaware corporation. Landlord and Tenant hereby agree as follows: PREMISES ARTICLE 1 BASIC LEASE PROVISIONS The entire twelfth floor, as more particularly shown on Exhibit A-1 (the "12th Floor Premises ), the entire thirteenth floor, as more particularly shown on Exhibit A-2 (the "13th Floor Premises ), the entire fourteenth floor, as more particularly shown on Exhibit A-3 (the "14th Floor Premises ) and a portion of the twenty-first floor, as more particularly shown on Exhibit A-4 (the "21st Floor Premises and, together with the 12th Floor Premises, the 13 Floor Premises and the 14* Floor Premises, collectively, the "Premises ), of the Building. BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 666 Third Avenue, New York, New York. REAL PROPERTY The Building, together with the plot of land upon which it stands. COMMENCEMENT DATE The date which is the earlier to occur of (a) the date upon which Landlord s Work shall be Substantially Completed in accordance with the terms of this Lease and Landlord delivers exclusive possession of the Premises to Tenant, and (b) the date Tenant (or any person or entity claiming by, through or under Tenant) occupies any part of the Premises for the conduct of its business. RENT COMMENCEMENT DATE As defined in Section 2.5 hereof. 1910739,9 09172-0089-000 1

EXPIRATION DATE	If the Rent Commencement Date shall be the first day of a calendar month, then the date which is the day immediately preceding the fifteenth anniversary of the Rent Commencement Date, or if the Rent Commencement Date shall be other than the first day of a calendar month then the date which is the last day of the month in which the fifteenth anniversary of the Rent Commencement Date occurs or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.
TERM	The period commencing on the Commencement Date and ending on the Expiration Date.
PERMITTED USES	Executive and general offices and a trading floor and such ancillary uses as shall be reasonably required in connection therewith, which uses shall always be consistent with the operation of Comparable Buildings and in compliance with Requirements and the certificate of occupancy for the Building.
BASE TAX YEAR	The Tax Year commencing on July 1, 2019 and ending on June 30, 2020.
BASE EXPENSE YEAR	Calendar year 2019.
TENANT'S PROPORTIONATE SHARE	In respect of Taxes, 8.679 percent and, in respect of Operating Expenses, 8.256 percent.
AGREED AREA OF BUILDING	In respect of Taxes, 769,948 rentable square feet and, in respect of Operating Expenses, 732,464 rentable square feet, as mutually agreed by Landlord and Tenant.
AGREED AREA OF PREMISES	63,568 rentable square feet, consisting of 23,079 rentable square feet in the case of the 12th Floor Premises, 22,937 in the case of the 13th Floor Premises, 11,597 rentable square feet in the case of the 14th Floor Premises and 5,955 rentable square feet in the case of the 21st Floor Premises, as mutually agreed by Landlord and Tenant. Landlord represents that the Agreed Area of Premises is measured in accordance with the Real Estate Board of New York Recommended Method of Floor Measurement for Office Buildings, effective January 1, 1987 and as subsequently amended in 2003 and computing the rentable area utilizing a loss factor from rentable to usable for a full office floor of 27%.

FIXED RENT

Period	Per Annum	Per Month
Lease Years 1 – 5	$4,068,352.00	$339,029.33
Lease Years 6 - 10	$4,386,192.00	$365,516.00
Lease Year 11 - Expiration Date	$4,704,032.00	$392,002.67

2

1910739.9 09172-0089-000

ADDITIONAL RENT RENT INTEREST RATE TENANT S ADDRESS FOR NOTICES LANDLORD’S ADDRESS FOR NOTICES TENANT’S BROKER All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant s Tax Payment, Tenant s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant s failure to perform any of its obligations under this Lease, Fixed Rent and Additional Rent, collectively. The lesser of (i) 2% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable Requirements. Viner Finance Inc. 85 Broad Street New York, New York 10004 Attn: General Counsel Copy, in case of notice of default or change of Landlord’s address, to: Ingram Yuzek Gainen Carroll Bertolotti LLP 250 Park Avenue, Floor New York, New York 10177 Attn: Shane O’Neill, Esq. Chrysler East Building, L.L.C.. c/o Tishman Speyer Properties, L.P. 405 Lexington Avenue New York, New York 10174 Attn: Property Manager Copies to: Chrysler East Building, L.L.C. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10111 Attn: Chief Financial Officer and: Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10111 Attn: Chief Legal Officer Jones Lang LaSalle Brokerage, Inc. 1910739.9 09172-0089-000 3

LANDLORD S AGENT Tishman Speyer Properties, L.P. or any other person or entity designated by written notice to Tenant at any time and from time to time by Landlord as Landlord s Agent. All capitalized terms used in this Lease without definition are defined in Exhibit B. ARTICLE 2 PREMISES, TERM, RENT Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition. Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas. Section 2.2 Commencement Date, (a) Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date; provided, however, except as otherwise provided herein. Tenant will have no obligation to maintain insurance nor will Tenant have any responsibility for maintenance or repair with respect to the Premises prior to the Commencement Date. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date. Except as provided in Section 2.2(b), if Landlord does not tender possession of the Premises to Tenant on or before any specified date, for any reason whatsoever. Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until Landlord tenders possession of the Premises to Tenant. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease with Landlord s Work with respect thereto Substantially Completed, and available for Tenant’s occupancy. Landlord shall provide Tenant with at least 10 days’ prior notice of the date Landlord reasonably anticipates will be the Commencement Date. No failure to tender possession of the Premises to Tenant on or before any specified date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Commencement Date (or the Rent Commencement Date) for (i) any delay in the delivery of possession of the Premises which results from any Tenant Delay or (ii) any delay by Landlord in the performance of any Punch List Items relating to Landlord’s Work. Once the Commencement Date is determined. Landlord and Tenant shall execute an agreement stating the Commencement Date, Rent Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant first moves Tenant’s Property and/or any of its personnel into the Premises and/or commences construction, except to the extent that Tenant is authorized in this Lease or by Landlord’s agreement to do any of the foregoing without being deemed to have accepted possession of the Premises. The provisions of this Section 2.2 are intended to constitute an express provision to the contrary within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement. (b) If Landlord fails to Substantially Complete Landlord’s Work and deliver possession of the Premises in accordance with the terms of this Lease prior to March 13, 2019 1910739.9 09172-0089-000 4 plus 21 days (the Scheduled Delivery Date ), which date is subject to extension for Tenant Delay, and such Scheduled Delivery Date occurs after the Surrender Date contained and defined in the surrender agreement referred to below, then, as Tenant s exclusive remedy with respect thereto. Landlord shall, from and after the Surrender Date (with the Surrender Date being deemed extended by one day for each day of Tenant Delay), indemnify Tenant within 30 days after demand (together with applicable evidence of payment) against any holdover rent and damages that Tenant pays to 200 Park, L.P. ( 200 Park ) pursuant to the surrender agreement between Tenant and 200 Park in respect of Tenant s premises located at 200 Park Avenue, New York, New York as of the date hereof, less an amount equal to the Fixed Rent and Additional Rent that Tenant would be obligated to pay Landlord hereunder had Tenant been obligated to pay Rent hereunder but for any abatement thereof provided herein. (c) If Landlord fails to complete any Punch List Items relating to Landlord’s Work within 90 days after the later to occur of (i) the Commencement Date or (ii) Landlord’s receipt of notice from Tenant of the list of Punch List Items relating to Landlord’s Work, which date is subject to extension for Tenant Delay and Unavoidable Delay (which extension for Unavoidable Delay shall not exceed 90 days in each instance), then, as Tenant’s exclusive remedy with respect thereto. Tenant will have the right to perform the Punch List Items and offset the costs and expenses incurred by Tenant in connection therewith against the Rent payable under this Lease. Landlord shall use all commercially reasonable efforts to minimize interference with Tenant’s performance of Initial Installations (as hereinafter defined) and the conduct of Tenant’s business in the Premises during the performance of any Punch List Items. Section 2.3 Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Section 2.4 First Month s Rent. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month. Section 2.5 Credit. Notwithstanding any provision of this Lease to the contrary and provided this Lease is in full force and effect and no monetary Event of Default or material non¬ monetary Event of Default then exists, the Fixed Rent shall be abated for (a) a period (the Free Rent Period ) of six months commencing on the Commencement Date and ending on the day immediately preceding the six-month anniversary of the Commencement Date (subject to any reduction of such Free Rent Period due to any such Event of Default by Tenant) and (b) a period of two months commencing on the first anniversary of the Rent Commencement Date and ending on the day immediately preceding the fourteen-month anniversary of the Rent Commencement Date. In the event that an monetary or material non-monetary Event of Default shall occur prior to or during the Free Rent Period, Tenant shall have no further right to the abatement as set forth in this Section; provided, however, if Tenant shall cure such Event of Default prior to the expiration of the Free Rent Period, the Free Rent Period shall resume as of the date of such cure and shall continue thereafter. The day immediately following the last day of the Free Rent Period shall be referred to in this Lease as the Rent Commencement Date . 1910739.9 09172-0089-000 5

ARTICLE 3 USE AND OCCUPA CY Section 3.1 Permitted Uses. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises by any Tenant Party in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises. Notwithstanding the foregoing. Landlord shall, at its expense, maintain the certificate of occupancy or temporary certificate of occupancy for the Building. Landlord represents that the certificate of occupancy for the Building permits the use of the Premises as offices and Landlord shall not modify the certificate of occupancy to preclude such use. Section 3.2 Use of Building Name or Image. Neither Tenant nor any occupant of the Premises shall use CHRYSLER EAST BUILDING, CHRYSLER CENTER or CHRYSLER or any other name for the Premises as designated by Landlord or any variation, abbreviation (including initials), or simulation thereof, or any depiction or rendering of any recognizable feature of the Building, for any purposes whatsoever, including for any corporate, firm or trade name, trademark, service mark or other designation of the source or origin of merchandise or services, or which otherwise implies affiliation with, or endorsement or sponsorship by Landlord. However, the foregoing shall not prevent Tenant or any other permitted occupant of the Premises from using CHRYSLER EAST BUILDING, CHRYSLER CENTER or CHRYSLER in a descriptive or geographically descriptive manner and without emphasis or display, as part of Tenant s or such permitted occupant s business address or as a geographic reference to the location of Tenant or such permitted occupant in the ordinary course of its business, in the form at the Chrysler East Building or at the Chrysler Center. ARTICLE 4 CONDITION OF THE PREMISES Section 4.1 Condition. Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date as is , subject to Landlord s Substantial Completion of Landlord’s Work and (b) except for Landlord’s Work described in Exhibit C attached hereto. Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Any work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises shall be hereinafter referred to as the Initial Installations . The foregoing shall not limit or affect Landlord s ongoing maintenance and repair obligations set forth elsewhere in the Lease. Any defect in Landlord’s Work (i) that Tenant could not reasonably discover after performing a reasonably diligent inspection after the Commencement Date, (ii) of which Tenant has notified Landlord within twelve (12) months after the Commencement Date, and (iii) that had not been caused by a Tenant Party, shall be referred to herein as a “Latent Defect . Landlord shall remedy, at its cost and expense, any Latent Defects provided Tenant notifies Landlord thereof within one (1) year of the Commencement Date. 1910739.9 09172-0089-000 6

Section 4.2 Landlord s Work. Landlord will commence the performance of the work described in Exhibit C ( Landlord’s Work") reasonably promptly after the date hereof and will complete Landlord s Work in a good and workmanlike manner consistent with the standards applicable to the Building. Landlord shall pay to Tenant an amount not to exceed $525,000.00 (the Funds ) to apply as Tenant sees fit, provided that as of the date on which Landlord is required to advance Funds pursuant hereto: (i) this Lease is in full force and effect, and (ii) no monetary or material non-monetary Event of Default then exists. Landlord shall pay the Funds to Tenant following the Effective Date, within 30 days after submission by Tenant to Landlord of a request therefor, signed by the chief financial officer of Tenant. Landlord is placing the estimated amount of the cost of Landlord’s Work plus the Funds in escrow at the request of Tenant. ARTICLE 5 ALTERATIONS Section 5.1 Tenant’s Alterations. (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations ) other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, Decorative Alterations”) and/or Acceptable Alterations (as hereinafter defined), without Landlord’s prior consent, which consent shall not be unreasonably withheld or conditioned if such Alterations (i) are non- structural and do not adversely affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement. (b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval as provided above, detailed plans and specifications ( Plans ) of each proposed Alteration (other than Decorative Alterations and Acceptable Alterations) unless plans and specifications shall not be required by any applicable Requirements or good construction practice (and in such event. Tenant shall provide Landlord with a reasonably detailed description of the Alteration to be performed), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by. Landlord’s designated engineer for the affected Building System, provided such engineer charges competitive rates, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, if any, and (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as shall be required pursuant to Article 11 with respect to Tenant, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds. Tenant shall give Landlord not less than 5 Business Days’ notice (which may be sent be email transmission to ABodnar@tishmanspever.com or such other individual as Landlord shall designate from time to time by notice to Tenant) prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration. Landlord shall respond to any request for approval of Tenant’s Plans within 10 Business Days after such request is made. In addition. Landlord agrees to respond to any resubmission of the Plans within 5 Business Days after resubmission to Landlord. If Landlord fails to respond to Tenant’s 1910739.9 09172-0089-000 7 request within the applicable review period set forth herein, Tenant shall have the right to provide Landlord with a second request for approval (a Second Request ), which shall specifically identify the Plans to which such request relates, and set forth In bold capital letters the following statement: IF LANDLORD FAILS TO RESPO D WITHIN 3 BUSINESS DAYS after receipt of this notice, the plans shall be deemed approved and TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION OF THE ALTERATIONS IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord fails to respond to a Second Request within 3 Business Days after receipt by Landlord, the Plans or revisions thereto for which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to commence construction of the Alterations or portion thereof to which the Plans relate, provided that such Plans have (if required) been appropriately filed in accordance with any applicable Requirements, all permits and approvals required to be issued by any Governmental Authority as a prerequisite to the performance of such Alterations shall have been duly issued, and Tenant shall otherwise have complied with all applicable provisions of this Lease relating to the performance of such Alterations. (c) Governmental A provals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations (other than Decorative Alterations) required by any Governmental Authority and shall, within 120 days after completion of any Alterations, furnish Landlord with copies thereof, together with as-built Plans for such Alterations (other than Decorative Alterations) prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications translated in DWG format or another format reasonably acceptable to Landlord. Upon Tenant s request. Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided that Tenant shall reimburse Landlord for any actual and reasonable cost, expense or liability in connection therewith. Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects other than to a de minimis extent, (b) substantially in accordance with the Plans (if required), and by contractors approved by Landlord except as otherwise provided below, (c) in compliance with all Requirements, the terms of this Lease and all reasonable construction procedures and regulations then prescribed by Landlord and (d) at Tenant s expense. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant s Property) shall be subject to any lien or other encumbrance. At Tenant’s request and if and to the extent Landlord maintains such a list. Landlord shall furnish Tenant with a list of contractors (containing at least 3 contractors for each trade other than in respect of any Building System) approved by Landlord, who may perform on behalf of Tenant the types of Alterations described on such request. If Tenant engages any contractor set forth on such list. Tenant shall not be required to obtain Landlord’s consent to such contractor, provided Tenant shall be required to obtain Landlord s confirmation that such contractor remains on such list. If Landlord shall not then maintain a list of approved contractors for the Building or if Tenant desires to use a contractor who is not named on such list. Landlord shall not unreasonably withhold or condition its approval of any reputable contractor proposed by Tenant (except for those contractors performing work on Building Systems), provided such 1910739.9 09172-0089-000 8 contractor s all provide Landlord with appropriate positive references and proof of financiai responsibility reasonably satisfactory to Landlord. Any dispute regarding whether or not Landlord acted reasonably in withholding consent to a contractor will be resolved in accordance with Article 29. Landlord shall, within 10 Business Days after receiving any request from Tenant for such approval, together with such references and proof, respond to such request and if Landlord fails to respond to such request within such 10-Business Day period, such request for approval shall be deemed approved by Landlord. Section 5.3 Removal of Tenant s Property. Tenant s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, at Tenant s expense, remove all of Tenant’s Property and, unless otherwise directed by Landlord, any Specialty Alterations from the Premises and close up any slab penetrations (excluding core drills) in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations (excluding core drills), and upon default thereof. Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease. Landlord shall notify Tenant at the time Landlord approves any of Tenant’s Alterations whether any of the subject Alterations are Specialty Alterations which shall be required to be removed by Tenant at the end of the Term pursuant to this Section 5.3, provided Tenant has requested such notification at the time Tenant submits plans and specifications for such Alterations for Landlord’s approval and Tenant’s request states the following in capitalized and bold type on the first page of Tenant’s notice; "IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES these plans and specifications THAT ANY ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE), LANDLORD SHALL NOT HAVE the right TO REQUIRE TENANT TO REMOVE SUCH SPECIALTY ALTERATIONS AT the end of the term." If Landlord fails to notify Tenant whether any of the subject Alterations are Specialty Alterations, Tenant shall have no obligation to remove any of such Alterations at the end of the Term. Notwithstanding any of the foregoing to the contrary, if Tenant is obligated to remove any Specialty Alterations or close any slab penetrations (and perform any repair/restoration work in connection therewith as described above in this Section 5.3), Tenant shall have the right not to perform such work (such work, collectively the Expiration Date Work ) by providing notice to Landlord at least 90 days prior to the Expiration Date and by paying Landlord the actual reasonable out-of-pocket cost of performing such work within 30 days after demand therefor, which obligation shall expressly survive the Expiration Date or sooner termination of the Term. Section 5.4 Mechanic s Liens. Tenant, at its expense, shall discharge any lien or charge filed or recorded against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to. Tenant (other than any work performed by or on behalf of Landlord), within 30 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law. Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s sole but good faith judgment, such employment, delivery or use will 9 1910739.9 09172-0089-000 interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord s request. Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. Section 5.6 Tenant s Costs. Tenant shall pay promptly to Landlord, within 30 days after demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant s Alterations other than the Initial Installations, including costs incurred in connection with (a) Landlord’s review of Tenant’s Plans for Alterations and (b)the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord (which notice may be sent by email transmission to (which may be sent be email transmission to ABodnar@tishmanspever.com or such other individual as Landlord shall designate from time to time by notice to Tenant) prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, Equipment ) into or out of the Building and shall pay to Landlord any reasonable costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling. Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c)such work shall be done only during hours reasonably designated by Landlord. Section 5.8 Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant (other than Landlord’s Work), require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements. Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the loads shown on Exhibit D. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof unless Tenant, at its expense, reinforces such floors as required by Landlord. Section 5.10 Measurements. Tenant shall have the right to enter the Premises prior to the Commencement Date solely for the purpose of taking field measurements. If Tenant shall enter upon the Premises or any other part of the Building for such purpose. Tenant shall indemnify and save Landlord harmless from and against any and all Losses arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or Building with Tenant's permission, or (ii)any other reason whatsoever arising out of Tenant's entry upon the Premises or Building. Such access to the Premises by Tenant prior to the Commencement Date shall not be deemed to be use and occupancy by Tenant of the Premises nor Tenant having taken possession of the Premises for purposes of determining the Commencement Date but shall otherwise be subject to all of the terms of this Lease other than the payment of Rent. 1910739.9 09172-0089-000 10

Section 5.11 Acceptable Alterations. Notwithstanding the foregoing, Landlord s consent shall not be required for any Alterations ( Acceptable Alterations ) which are non- structural and (a) do not affect any Building Systems, (b) affect only the Premises and are not visible from outside of the Premises, (c) do not affect the certificate of occupancy issued for the Building or the Premises, and (d) do not violate any Requirement or cause the Premises, the Building to be non-compliant with any Requirement, provided that the cost of such Alterations do not exceed $500,000 in any 12 consecutive month period. At least 10 days prior to making any such Acceptable Alteration, Tenant shall submit to Landlord the plans and specifications for such Acceptable Alteration unless plans and specifications shall not be required by any applicable Requirement or good construction practice (and in such event, Tenant shall provide Landlord with a reasonably detailed description of the Acceptable Alteration to be performed), and any such Acceptable Alteration shall otherwise be performed in compliance with the provisions of this Article 5. Tenant shall also deliver to Landlord upon request copies of contracts in order that Landlord can confirm that the Alterations in question are, in fact, Acceptable Alterations. ARTICLE 6 REPAIRS Section 6.1 Landlord s Repair and Maintenance. Landlord shall, at no expense to Tenant other than to the extent permitted pursuant to Article 7, operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i)the Building Systems, (ii) the structural components of the Building (including those within the Premises), including the foundation, exterior skin, windows and the roof, and (iii)the Common Areas, in conformance with standards applicable to Comparable Buildings. Section 6.2 Tenant s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems located in and exclusively serving the Premises from the point of connection to the Building Systems) (collectively, Tenant Fixtures ) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear. All damage to the Building or to any portion thereof, or to any Tenant Fixtures requiring structural or nonstructural repair caused by or resulting from any act, omission, negligence or willful misconduct of a Tenant Party or the moving of Tenant s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials. Section 6.3 Restorative Work. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, Restorative Work ), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease from the level required of Landlord in this Lease as a 1910739.9 09172-0089-000 11 result thereof other than to an immaterial extent (other than temporary changes in the level of such services during the performance of any such Restorative Work) and (b) Tenant is not deprived of access to or use of the Premises other than to an immaterial extent. Landlord shall use reasonable efforts to minimize interference with Tenant s use and occupancy of the Premises during the performance of such Restorative Work. Landlord shall provide Tenant with reasonable prior notice of any Restorative Work in accordance with Article 14 and consider any requests by Tenant to defer any Restorative Work, provided that Landlord shall provide Tenant not less than 3 Business Days prior notice in the case of Restorative Work with respect to the 21 Floor Premises (other than in the case of emergency) and defer entry thereto upon the request of Tenant to the extent practicable (other than in the case of emergency). Except as provided in Section 10.17, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work. ARTICLE 7 INCREASES IN TAXES AND OPERATING EXPENSES Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below; (a) Assessed Valuation shall mean the amount for which the Real Property is assessed pursuant to the applicable provisions of the City Charter and the Administrative Code of New York, or any successor Requirements, for the purpose of imposition of Taxes. (b) Base Operating Expenses shall mean the Operating Expenses for the Base Expense Year. (c) Base Taxes shall mean the Taxes payable for the Base Tax Year. (d) Comparison Year shall mean (i) with respect to Taxes, each calendar year commencing subsequent to the first day of the Base Tax Year, and (ii) with respect to Operating Expenses, each calendar year commencing subsequent to the first day of the Base Expense Year. (e) Operating Expenses shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including, without limitation, the rental value of Landlord’s Building office (not to exceed 3,500 square feet) and capital improvements incurred after the Base Expense Year only if such capital Improvement either (i) is reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement) provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (ii) is made during any Comparison Year in compliance with Requirements other than a Requirement in effect as of the date of this Lease and with which Landlord is during such Comparison Year obligated to comply but is not then in compliance. Such capital improvements shall be amortized (with interest at the Base Rate in 12 1910739.9 09172-0089-000 effect on December 31 of the Comparison Year in which such costs are incurred) on a straight- line basis over such useful life or recoupment period of the item in question as Landlord shall reasonably determine, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Expense Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In addition in determining the amount of Operating Expenses for the Base Expense Year or any Comparison Year, if less than 100% of the Building rentable area is occupied by tenants at any time during the Base Expense Year or any such Comparison Year, Operating Expenses that vary with occupancy shall be determined for the Base Expense Year or such Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 100% throughout the Base Expense Year or such Comparison Year. To the extent that any service furnished to the Building is provided by facilities and equipment located in and personnei located at or serving the Chrysler Building, now known as 405 Lexington Avenue, New York, New York (the Chrysler Building ), or in any other building adjoining the Building or the Chrysler Building (together with the Chrysler Building, an Adjoining Building ; the owner of any Adjoining Building is herein called an “Owner”), the cost of the use, operation, management, occupancy, maintenance, repair, upgrade and replacement (to the extent permitted by clauses (i) and (ii) above) of such facilities and equipment and the compensation of such personnel shall be deemed an Operating Expense of the Building, if and to the same extent that such cost would have constituted an Operating Expense had such facilities, equipment and personnel been located in or at or serving the Building. To the extent that any service or goods are furnished or supplied to both the Building and an Adjoining Building pursuant to the same agreement or by the same facilities and equipment. Operating Expenses for purposes of this Lease shall be limited to that portion of the Operating Expenses which is properly allocable, in Landlord s reasonable judgment, to the Building determined during the Term in a manner consistent with the methods and principles employed by Landlord in computing Operating Expenses prior to the date hereof. (f) “Statement shall mean a statement containing a comparison of (i) the Base Taxes and the Taxes for any Comparison Year, or (ii) the Base Operating Expenses and the Operating Expenses for any Comparison Year. (g) “Tax Year” shall mean the twelve month period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purpose). (h) Taxes shall mean (i) all real estate taxes, assessments (including assessments made as a result of the Building being within a business improvement district), and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys fees and disbursements and experts and other witnesses fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord. If Landlord elects 13 1910739.9 09172-0089-000 to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable In the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as If such assessment had been so divided. If at any time the methods of taxation prevailing on the Commencement Date shall be altered so that In lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1)a tax, assessment, levy. Imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or In part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, calculated as If the Real Property were the sole property owned by Landlord. Section 7.2 Tenant s Tax Payment. (a) If the Taxes payable for any Tax Year after the Base Tax Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tenant's Tax Payment"). For each Comparison Year in which any such Tax Year commences. Landlord shall furnish to Tenant a statement setting forth Landlord's reasonable estimate of Tenant's Tax Payment for such Tax Year (the Tax Estimate ). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12th of the Tax Estimate for such Tax Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2(a) for the last month of the preceding Comparison Year; (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith. Landlord shall give notice to Tenant stating whether the installments of the Tax Estimate previously made for such Comparison Year were greater or less than the Installments of the Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand, or (y) if there shall have been an overpayment. Landlord shall credit the amount thereof against subsequent payments of Rent next coming due hereunder; and (iii) on the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Estimate. Landlord may, during each Comparison Year, furnish to Tenant a revised Tax Estimate for such Comparison Year, and in such case. Tenant's Tax Payment for such Comparison Year shall be adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially In the same manner as provided in the preceding sentence. Within 180 days after the end of each Comparison Year, Landlord shall furnish to Tenant a Statement of Taxes applicable to Tenant's Tax Payment payable for such Comparison Year and (A) if such Statement shall show that the sums so paid by Tenant were less than Tenant's Tax Payment due for such Comparison Year, Tenant shall pay to Landlord the amount of such deficiency with interest thereon at the Base Rate within 30 days after delivery of the Statement to Tenant, or (B) if such Statement shall show that the sums so paid by Tenant were more than such Tenant's Tax Payment, Landlord shall credit such overpayment against subsequent payments of Rent next coming due hereunder with interest 1910739.9 09172-0089-000 14 thereon at the Base Rate. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, Tenant's Tax Payment for such Comparison Year shall be appropriately adjusted and any deficiencies paid or overpayments credited, as the case may be, substantially in the same manner as provided in the preceding sentence. (b) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord s consent shall constitute an Event of Default, provided, however. Landlord shall bring or cause to be brought an application or proceeding for reduction of the assessed valuation of the Real Property for each Tax Year unless Landlord has failed to do so because Landlord has reasonably determined that such an application or proceeding would be inadvisable based on the advice of certiorari counsel of recognized expertise to the Building (currently Marcus & Pollock LLP). Notwithstanding the foregoing to the contrary, if the Assessed Valuation is reduced in the Base Tax Year as a result of a certiorari proceeding. Landlord shall bring a proceeding for the reduction of the Assessed Valuation in the immediately following Tax Year. If the Base Taxes are reduced, the Additional Rent previously paid or payable on account of Tenant s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, within 30 days after demand therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputation. If the Base Taxes are increased, then Landlord shall within 30 days after such determination either pay to Tenant, or at Landlord’s election, credit against subsequent payments of Rent due, the amount by which such Additional Rent previously paid on account of Tenant’s Tax Payment exceeds the amount actually due as a result of such recomputation. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, within 30 days after receipt of such refund either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund (to the extent not already included in Taxes), which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. If Landlord has expended sums of money, which were not included as part of Operating Expenses, to obtain a tax exemption, a tax abatement or a tax credit, the benefit of any such exemption, abatement or credit relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes for the Base Tax Year and any Comparison Year shall be computed without taking into account any such exemption, abatement or credit. (c) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall within 30 days after demand pay such amounts to Landlord, (d) Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes as the result of any reduction, abatement, or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax exempt status. Section 7.3 Operating Payment. (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess ("Tenant s Operating Payment ). For each Comparison Year, Landlord shall furnish to 1910739.9 09172-0089-000 15

Tenant a statement setting forth Landlord s reasonable estimate of Tenant s Operating Payment for such Comparison Year (the Expense Estimate ). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate, which shall not exceed 105% of the prior year’s Tenant’s Operating Payment, subject to adjustment as provided in Section 7.3(b) below. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith. Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (A) if there shall be a deficiency. Tenant shall pay the amount thereof within 30 days after demand therefor, or (B) if there shall have been an overpayment. Landlord shall credit the amount thereof against subsequent payments of Rent next due hereunder, and (iii)on the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate. (b) On or before May 1®* of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the Statement to Tenant. Section 7.4 Non-Waiver; Disputes. (a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year unless such failure continues for more than 2 years after the expiration of the Comparison Year in question to which such Statement or corrected Statement relates (i.e.. Landlord may not render a revised Statement or a Statement in respect of any Comparison Year more than 2 years after the expiration of such Comparison Year). (b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and (ii) within 150 days after such Statement is sent, sends a notice to Landlord objecting to such Statement and reasonably specifying the reasons therefor. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. Upon Tenant’s request. Landlord shall provide Tenant with any information relating to Operating Expenses (including the Base Year Operating Expenses which Landlord need provide to Tenant only once during the Term, in connection with Tenant’s first such request for such Operating Expenses which may or may not be in connection with the first Statement) as shall be reasonably necessary to confirm the accuracy of such Statement. If the 16 1910739.9 09172-0089-000 parties are unable to resolve any dispute as to the correctness of such Statement within 30 days foiiowing such notice of objection, either party may refer the issues raised to a nationally recognized accounting firm acceptable to both parties and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. Notwithstanding the foregoing, if the parties do not agree upon a nationally recognized accounting firm, such dispute in respect of the seiection of the accounting firm shall be determined by arbitration in accordance with Article 29. In connection therewith. Tenant and such accountants shail execute and deliver to Landlord a commercially reasonable confidentiality agreement, whereby such parties agree not to disciose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than 5% for such Comparison Year and/or for the Base Expense Year (if such procedure relates to the first Statement), in which case Landlord shall pay such fees and expenses, including, without limitation, the fees and expenses of any third-party hired by Tenant in connection with such examination. Except as provided in this Section, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Statement. Section 7.5 Proration. If the Commencement Date is not January 1, the Additionai Rent for the applicable Comparison Year shall be apportioned on the basis of the number of days in the year from the Commencement Date to the foiiowing December 31. If the Expiration Date occurs on a date other than December 31, any Additionai Rent under this Article 7 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the year from January 1 to the Expiration Date. Upon the expiration or eariier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within 30 days after submission of the Statement for the last Comparison Year. Section 7.6 No Reduction in Rent. In no event shali any decrease in Cperating Expenses or Taxes in any Comparison Year below the Base Cperating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder. ARTICLE 8 REQUIREMENTS OF LAW Section 8.1 Compliance with Requirements. (a) Tenant s Compliance. Tenant, at its expense, shali compiy with ail Requirements applicabie to the Premises and/or Tenant s use or occupancy thereof, provided, however, that Tenant shaii not be obligated to compiy with any Requirements requiring any structurai aiterations to the Premises or the Building uniess the application of such Requirements arises from (i)the specific manner and nature of Tenant s use or occupancy of the Premises, as distinct from generai office use, (ii) Aiterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Except as set forth in the preceding sentence, any repairs or alterations required for compliance with applicable Requirements shali be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or aiterations are nonstructural and do not affect any Building System and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or alterations are structurai or affect any Building System or to the extent such repairs or alterations affect areas outside the Premises. If Tenant obtains knowledge of any failure of 1910739.9 09172-0089-000 17

Tenant to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof. (b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building by any Tenant Party, (ii) the storage or use of Hazardous Materials in or about the Building or the Premises (subject to the second sentence of this Section 8.1(b)), or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Landlord shall not cause or permit (i) any Hazardous Materials to be brought into the Building by any Landlord Party, (ii) the storage or use of Hazardous Materials by any Landlord Party in any manner other than in full compliance with any Requirements, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building by any Landlord Party. Nothing herein shall be deemed to prevent Tenant s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Nothing herein shall be deemed to prevent Landlord s use of any Hazardous Materials customarily used in the ordinary course of operating an office building, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party. Landlord shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Landlord Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at reasonable times upon reasonable prior notice. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such inspection. (c) Landlord s Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building which are not the obligation of Tenant, to the extent that non-compliance would impair Tenant s access or the use and occupancy of the Premises for the Permitted Uses other than to an immaterial extent. (d) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies of which Tenant has notice and which are consistent with the insurance carried by landlords of Comparable Buildings, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building of which Tenant has notice over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as are consistent with the insurance carried by landlords of Comparable Buildings. If fire insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord within 30 days after demand for the increased fire insurance premiums paid by Landlord to the extent such increase results from such failure by Tenant. Landlord acknowledges that Tenant’s use of the Premises for office use without more will not result in any action or condition described above. Section 8.2 Fire and Life Safety; Sprinkler. Tenant shall maintain in good order and repair the sprinkler, fire-alarm and life-safety system in the Premises in accordance with this Lease, the Rules and Regulations and all Requirements. If the Fire Insurance Rating 1910739.9 09172-0089-000 18

Organization or any Governmental Authority or any of Landlord s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant s particular manner of use of the Premises (as opposed to office use generally), any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s reasonable expense. Section 8.3 Contest of Requirements. Tenant, at its expense, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises and with which Tenant is obligated to comply at its expense pursuant to Section 8.1, provided that (a) Landlord (or any Indemnitee) shall not be subject to prosecution for any crime, nor shall the Building, the Real Property or any part thereof be subject to being imminently condemned or vacated by reason of non-compliance, (b) no unsafe or hazardous condition relating to such contest or non-compliance then exists which remains uncured, (c) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses required by applicable Requirements in connection with the operation of the Building, nor shall the certificate of occupancy for the Building be suspended or threatened in writing by any Governmental Authority to be suspended by reason of noncompliance or by reason of such contest, (d) Tenant shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance, (e) Tenant posts security in an amount equal to 125% of the potential liability, (f) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such noncompliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant, and (g) Tenant shall promptly notify Landlord of such contest and keep Landlord regularly advised as to the status of such proceedings. For the purposes of clause (a) above. Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever by reason of such non-compliance unless such charges are withdrawn 10 days before Landlord (or any Indemnitee), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto. Landlord shall execute any documents reasonably required by Tenant in order to permit Tenant effectively to carry on any such contest permitted under this Section, provided Landlord is not thereby subjected to any cost or expense not reimbursed by Tenant. Section 8.4 Asbestos Work. Notwithstanding anything to the contrary contained herein, if in connection with any Alterations following the completion of Landlord’s Work, Requirements mandate that asbestos or asbestos containing material be abated, removed, or encapsulated, Landlord shall perform such work to comply with Requirements ( Landlord s Asbestos Work ) provided (i) such work does not require abatement, encapsulation, or removal of any asbestos-containing materials located in the Building’s core or perimeter, core toilete, behind perimeter heating units or in shafts, columns, beams, floor tiles, wet stacks, ceiling tile mastic or in the mechanical and fan rooms not demised to Tenant, and (ii) the Alterations are being performed by Tenant strictly in accordance with approved plans. Tenant shall use commercially reasonable efforts to minimize the extent of such abatement (e.g., if Tenant has a choice of penetrating into one of two wet columns and one does not contain asbestos, and 19 1910739.9 09172-0089-000 choosing one over t e other does not materially adversely affect Tenant, then Tenant should penetrate the column without asbestos). In the event Landlord is required to perform Landlord s Asbestos Work as aforesaid, Landlord shall perform the same following the Commencement Date at a time to be mutually agreed upon by Landlord and Tenant. Tenant will afford Landlord and its employees, contractors and agents access to the Premises at all reasonable times for the performance of Landlord s Asbestos Work and for the storage of materials reasonably required in connection therewith, and Tenant will avoid any interference by any Tenant Party with the performance of such work. Upon Landlord s request, all Tenant Parties shall vacate the affected portion of the Premises during the performance of Landlord’s Asbestos Work (and Landlord shall not be obligated to perform Landlord’s Asbestos Work if any Tenant Party fails to do so) and Tenant shall, at Tenant’s sole cost and expense, remove or relocate Tenant’s Property in the affected area of the Premises during the performance of Landlord’s Asbestos Work so as not to interfere with the performance of Landlord’s Asbestos Work and to protect same against damage or loss during the performance of Landlord s Asbestos Work (and Landlord shall not be obligated to perform Landlord’s Asbestos Work if any Tenant Party fails to do so). In performing Landlord’s Asbestos Work, Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. There shall be no Rent abatement or allowance to Tenant or a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, delay, annoyance or injury to business or to Tenants installations (or the performance of Alterations) or Tenant’s Property in the Premises arising from the performance of Landlord’s Asbestos Work or the storage of any materials in connection therewith. ARTICLE 9 SUBORDINATION Section 9.1 Subordination and Attornment. (a) Subject to the provisions of any SNDA (as hereinafter defined), this Lease is subject and subordinate to the lien of all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale. (b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent or, other than to a de minimis extent, increase Tenant’s other obligations or adversely affect Tenant’s rights under this Lease or increase the rights or decrease the obligations of Landlord 20 1910739.9 09172-0089-000 under this Lease. Subject to the provisions of any SNDA (as hereinafter defined) between Tenant and such successor landlord, upon such attornment this Lease shall continue iri full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be (A) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord s interest and Tenant gives notice of such act or omission); (B) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord; (C) bound by any prepayment of more than one month s Rent to any prior landlord; (D) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord s interest; (E) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord, (F) bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent; (G) liable for the repayment of any security deposit or surrender of any letter of credit, if any, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or (H) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation. (c) Tenant shall from time to time within 10 Business Days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination. Section 9.2 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent or, other than to a de minimis extent, increase the other obligations or adversely affect the rights of Tenant under this Lease. Section 9.3 Tenant s Termination Right. Subject to the terms of any SNDA between Tenant and such successor landlord, as long as any Superior Lease or Mortgage 1910739.9 09172-0089-000 21

exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees of which Tenant has notice, and (b) if any such Lessor or Mortgagee shall have notified Tenant within 30 days after receipt of such notice that it intends to remedy such default, then until a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy. Section 9.4 Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage. Section 9.5 Future Condominium Declaration. This Lease and Tenant s rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the Declaration ) which may be recorded in order to subject the Building to a condominium form of ownership pursuant to Article 9-B of the New York Real Property Law or any successor Requirement, provided that (a) the Declaration does not by its terms increase the Rent or, other than to a de minimis extent, increase Tenant s non-Rent obligations or adversely affect Tenant’s rights under this Lease or increase the rights or decrease the obligations of Landlord under this Lease, (b) to the extent such obligations are assumed and performed by the Board of Managers of the condominium. Landlord shall diligently enforce its rights under the Declaration with respect to such obligations of the Board of Managers, and (c) the Board of Managers of the condominium executes and delivers to Tenant a non-disturbance and attornment agreement in commercially reasonable form and content, pursuant to which said Board of Managers, on behalf of the condominium, agrees that if as a result of a default by Landlord under the Declaration or any of the other condominium documents. Landlord's ownership of the condominium unit of which the Premises are a part is terminated, the Board of Managers will not make Tenant a party defendant to any action for such termination, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights or privileges hereunder (provided no event of default beyond the expiration of any applicable notice and cure period hereunder has occurred and is continuing hereunder) and will recognize this Lease. At Landlord’s request, and subject to the foregoing proviso. Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime. Section 9.6 Non-Disturbance Agreements. Landlord hereby agrees to obtain for Tenant, at no cost to Landlord, a subordination, non-disturbance and attornment agreement (an SNDA ) from the existing Mortgagee in the form attached hereto as Exhibit H, provided that Landlord shall have no liability to Tenant, and the subordination of this Lease to any Mortgage shall not be affected, in the event that it is unable to obtain any such agreement. As a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in the Lease to any Mure Mortgage made between Landlord and any future Mortgagee, Landlord shall obtain for signature by Tenant from such future Mortgagee an SNDA in the standard form customarily employed by such Mortgagee, provided such form is no less favorable to Tenant than Exhibit H 1910739.9 09172-0089-000 22 attached hereto. Any SNDA substantially in the form of a SNDA previously executed by Tenant in connection with this Lease shall be deemed satisfactory to Tenant. In the case that Landlord fails to obtain from such future Mortgagee such SNDA, this Lease shall not be subject and subordinate to such Mortgage. If Tenant shall fail or refuse, for any reason, to execute and deliver to Landlord a SNDA in the form required hereunder within 10 days after delivery thereof to Tenant, then Tenant s interest under this Lease shall be subordinate to the current Mortgage. Tenant shall reimburse Landlord, within 30 days after demand therefor, for Landlord s out-of- pocket costs, including reasonable attorney s fees and disbursements, actually incurred in connection with such efforts. ARTICLE 10 SERVICES Section 10.1 Electricity. (a) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s electrical systems and equipment in the Premises, at a level sufficient to accommodate a demand load of six (6) watts per usable square °f office space in the Premises (exclusive of electricity required to operate the HVAC System) (the Ca acity ). Subject to the next to last sentence of this Section 10.1(a), Tenant shall from and after the Commencement Date pay to Landlord, within 30 days after demand from time to time, but not more frequently than monthly, for its consumption of electricity, a sum equal to 103% of the product of (x) the Building average Cost Per Kilowatt Hour, multiplied by (y) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period. Landlord shall install a meter or meters, at Landlord’s expense, to measure Tenant’s consumption of electricity, which meters shall be maintained by Landlord. If Tenant believes that the submeter serving the Premises is not operating properly. Tenant may at its expense have an electrical engineer reasonably satisfactory to Landlord install a check or test meter at the Premises to measure the provision of electricity to the Premises. Tenant shall provide Landlord with a copy of the results of such check or test meter. If the readings of the check or test meter are different from those of the submeter serving the Premises and such readings are verified to be correct, then Tenant’s electric bills for the period during which such check or test meter is installed shall be adjusted appropriately. Where more than one meter measures Tenant’s consumption of electricity in the Premises, the electricity measured by each meter shall be computed and aggregated and billed at the same time in accordance with the provisions set forth above. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith. If any tax is imposed upon Landlord’s receipts from the sale or resale of electricity to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by Requirements. For any period during which such meter or meters are not installed or are not operational in the Premises, Tenant shall pay for electricity monthly an amount equal to the product of (A) $0,166, subject to adjustment for any increases in electric rates or taxes, and (B) the number of rentable square feet in the affected portion of the Premises, and during such period Tenant shall have no obligation to make other electricity payments under this Lease in respect of such portion of the Premises. All electricity used during the performance of cleaning services, or the making of any Alterations or Restorative Work in the Premises, or the operation of any supplemental or special air-conditioning systems serving the Premises, shall be paid for by Tenant. If not currently installed. Tenant may, at Landlord’s reasonable expense, install a totalizer to measure its electric usage. Landlord shall redistribute or furnish the electricity 1910739.9 09172-0089-000 23 provided for herein to the electrical closets servicing each floor of the Premises, and subject to all applicable provisions of this Lease, Tenant shall have the right, at Tenants expense, to redistribute such electricity within the Premises in Tenant s discretion, except to the extent that such redistribution would cause damage to or overloading of the Electrical Equipment (as hereinafter defined) and wiring of the Building as reasonably determined by Landlord. (b) Compliance. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord s reasonable judgment, would exceed the Capacity. If Landlord determines that Tenant’s electrical requirements exceed the Capacity and necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, Electrical Equi ment ), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed. Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole but reasonable judgment, determines that (i) such installation is practicable and necessary, (ii) such additional Electrical Equipment is permissible under applicable Requirements, and (iii)the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other current or future tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility serving the Building. Section 10.2 Elevators, (a) Landlord shall provide passenger elevator service to the Premises 24 hours per day, 7 days per week; provided, however. Landlord may limit passenger elevator service during times other than Ordinary Business Hours, provided that at least two passenger elevators servicing the Premises shall be subject to call at all times. Landlord shall provide at least one freight elevator serving the Premises available upon Tenant s prior request, on a non-exclusive first come, first serve basis with other Building tenants, on all Business Days from 8:00 a.m. to 5:30 p.m., which hours of operation are subject to change. (b) Landlord, at Tenant’s reasonable expense and at Tenant s request, shall reprogram two elevator cars to provide service between the 14* Floor Premises and the 21st Floor Premises (the “Reprogrammed Cars ). The Reprogrammed Cars shall only be accessible from the fourteenth floor of the Building. If more than 50 people use the Reprogrammed Cars to access the twenty-first floor of the Building on any day and such use occurs more often than 3 times in any 30 period. Landlord and Tenant will cooperate to reduce such daily usage and, if necessary to avoid any adverse effect to the service of the high rise elevator cars of the Building, Landlord may restrict such service by limiting the hours of use during peak hours, provided that Landlord shall not restrict such service to the extent such increased usage arises from a casualty that adversely affects the usage of the 12*' Floor Premises, the 13 Floor Premises or the 14*" Floor Premises. Landlord may discontinue such service if Tenant ceases to occupy either the 14*" Floor Premises or the 21 * Floor Premises. Following the date that is the earlier to occur of (x) the expiration or earlier termination of this Lease and (y) the termination of Tenant s right to use the Reprogrammed Cars as provided above. Tenant shall reimburse Landlord for the reasonable cost to Landlord of reprogramming the Reprogrammed Cars to discontinue serving the twenty-first floor of the Building. Section 10.3 Heating, Ventilation and Air Conditioning, (a) Landlord shall furnish or cause to be furnished to the Premises heating, ventilation and air-conditioning ( HVAC ) in accordance with the Design Standards set forth in Exhibit E during Ordinary Business Hours. 1910739.9 09172-0089-000 24

Landlord shall have access to all air-cooling, fan, ventilating and machine roo s and electrical closets and all other mechanical installations of Landlord (collectively, Mechanical Installations ), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord s access thereto other than to an immaterial extent or the moving of Landlord s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Blinds or shades shall be installed by Landlord, at its, expense, on all perimeter windows as of the Commencement Date. Tenant shall install, if missing or damaged after the Commencement Date, blinds or shades on all windows, which blinds and shades shall be subject to Landlord’s approval, and shall keep all of the operable windows in the Premises closed, and lower the blinds when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System. If more than one tenant utilizing the same system as Tenant requests HVAC through such system during any Overtime Periods, the charge to Tenant shall be adjusted pro rata based on the period of time each tenant, including Tenant, shall utilize such system and on the rentable area of the Building leased by each tenant which shall utilize such system. Section 10.4 Overtime Freight Elevators and HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises during any periods other than the hours set forth in Sections 10.2 and 10.3 ( Overtime Periods ). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office (which may be sent by email transmission to (which may be sent be email transmission to ABodnar@tishmanspever.com or such other individual as Landlord shall designate from time to time by notice to Tenant) requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. During the period that Tenant moves into the Premises, Landlord shall make available to Tenant during Overtime Periods freight elevator service in accordance with Landlord's then current rules and regulations applicable thereto at no cost to Tenant Except as provided above, if Landlord furnishes freight elevator or HVAC service during Overtime Periods, Tenant shall pay to Landlord the cost thereof for such services in the Building, which cost is currently $200 per hour for overtime freight elevator service and $626 per hour per floor for overtime cooling and $469 per hour per floor for overtime heating. Such charges for such overtime services may be increased by Landlord on each anniversary of the Commencement Date so that they equal (a) the prior year’s charge plus (b) any increase in the cost to Landlord of providing such service to Tenant (as reasonably determined by Landlord) on such anniversary of the Commencement Date above such cost to Landlord on the immediately preceding anniversary of the Commencement Date (or the Commencement Date in the case of the one-year anniversary of the Commencement Date). Section 10.5 Cleaning. Landlord shall cause the Premises (including the conference rooms but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise 25 1910739.9 09172-0089-000 facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned, substantially in accordance with the standards set forth in Exhibit F. Any areas of the Premises which Landlord is not required to clean hereunder or which require additional cleaning shall be cleaned, at Tenant s expense, by Landlord s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord s cleaning contractor and its employees shall have access to the Premises at all times except between 8:00 a.m. and 5:30 p.m. on weekdays which are not Observed Holidays. Section 10.6 Water. Landlord shall provide warm and cold water in the core lavatories on each floor of the Building and cold water for drinking, pantry and cleaning purposes. If Tenant requires water for any additional purposes. Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the additional water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and refDlacements thereto, and for the reasonable Building standard charges of Landlord for the additional water consumed. Section 10.7 Refuse Removal. Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish. Tenant shall pay to Landlord Landlord s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so. Tenant shall be liable for Landlord’s reasonable charge for such removal. Section 10.8 Directory. The lobby shall contain a computerized directory wherein the Building’s tenants shall be listed with as much capacity for listings as Tenant may require for Tenant and others permitted to occupy the Premises hereunder. Tenant shall be entitled, at no cost to Tenant, to a proportionate share of such listings based on the rentable square footage of the Premises. From time to time, but not more frequently than monthly. Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request. Section 10.9 Condenser Water. Landlord shall provide or cause to be provided condenser water at all times in connection with Tenant’s independent supplemental air- conditioning units, which shall not exceed 50 tons in the aggregate and which unit shall be installed in accordance with the provisions of Article 5. Tenant shall pay Landlord an annual charge for such condenser water at Landlord’s then established Building standard rate for condenser water, which is currently $806 per ton per annum and which charge shall be payable annually in advance in a lump sum initially for the remainder of the first calendar year of this Lease (prorated for any partial year) at the same time that Tenant makes its first payment of Fixed Rent hereunder and thereafter for each calendar year at the same time that Tenant makes its first payment of Fixed Rent in such calendar year (whether or not the Fixed Rent is abated pursuant to Section 2.5), and shall be payable whether or not Tenant utilizes such amount of condenser water. If Tenant fails to utilize any quantity of condenser water for one year or more. Landlord shall have the right upon notice to Tenant to irrevocably reduce the number of tons of condenser water to which Tenant is entitled by the number of such unutilized tons (unless Tenant notifies Landlord within 20 days after delivery of such notice to Tenant that it anticipates utilizing a portion or all of such unutilized tons of condenser water, in which case Landlord shall only have the right to reduce the number of tons of condenser water to which Tenant is then entitled by such number as Tenant does not anticipate utilizing, provided, however, that Landlord shall have the right upon further notice to Tenant to reduce the number 1910739.9 09172-0089-000 26 of tons of condenser water to which Tenant is then entitled by any number of tons of condenser water that Tenant has reserved in its notice to Landlord if Tenant fails to utilize any such reserved tons prior to the expiration of the cooling season (i.e., May 1 to September 30) next following delivery of the first notice to Tenant), in which case Landlord shall only charge Tenant for such lower number of tons of condenser water. There shall be no charge for connecting into the Building's condenser water system other than Landlord's reasonable out-of-pocket costs. Notwithstanding any of the foregoing to the contrary, Tenant shall have the right following the Commencement Date from time to time on or prior to the date that is the later of (the "**Condenser Date**") (i) the date that is the six-month anniversary of the Commencement Date and (ii) provided that if such period referred to in clause (i) above does not include a cooling season (i.e., May 1 to September 30), then on October 1 following the expiration of such cooling season to reduce and designate the number of tons of condenser water which Tenant elects to utilize pursuant to this **Section 10.9** by giving notice of such designation to Landlord, which designation, once made, may not be changed and which designation in any event shall not exceed 50 tons in the aggregate. Tenant shall have no liability to pay the annual charge referred to above in respect of the number of tons of condenser water given up by Tenant in accordance with the preceding sentence. Notwithstanding any of the foregoing to the contrary, Tenant shall commence to pay for condenser water on April 3, 2019.

Section 10.10 Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within 20 days. Tenant acknowledges that nothing set forth in this **Section 10.10** shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its sole but reasonable discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities. The following telecommunications service providers currently serve the Building: AT&T, Cogent, Spectrum, Verizon and Zayo.

Section 10.11 Fire Stairs. Tenant shall have a right to use one fire stair (on the forty-third Street side of the Building) serving contiguous floors of the Premises designated by Landlord (the "**Fire Stairs**") only for access between the floors of the Building on which the Premises are located, at no additional rental charge to Tenant, provided that (a) such use shall be permitted by Requirements, (b) such use shall be permitted under the first sentence of **Section 8.1(d)**, (c) Tenant shall comply with all of Landlord's reasonable rules and regulations adopted in good faith in effect on the date hereof or adopted in accordance with **Article 23**, (d) access doors to the Fire Stairs shall never be propped or blocked open, (e) Tenant shall not store or place anything in the Fire Stairs or otherwise impede ingress thereto or egress therefrom, (f) Tenant shall not permit or suffer any Tenant Party to use any portion of the Fire Stairs other than for ingress and egress between the different floors of the Premises, except in case of emergency, (g) use of the Fire Stairs shall not disturb any other tenants or occupants of the Building other than to a de minimis extent, (h) Tenant shall, at its sole cost and expense, at Landlord's election, (1) install automatic door closing devices reasonably satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises, (2) tie such devices into the base-Building fire-alarm and life-safety system, and (3) maintain the fire doors in good operable condition, free of dents and painted annually if required as reasonably determined by Landlord, (i) subject to applicable re-entry rules and regulations from time to time in effect, Tenant shall, at its sole cost and expense, install a key-card locking system satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises, and (j) if Tenant shall fail to remedy any violation of this **Section 10.11** within 72 hours after Landlord shall give Tenant notice of any such violation or if Landlord shall give three such

27

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notices in any twelve consecutive month period, Landlord shall have the right to immediately revoke Tenant s right to use the Fire Stairs pursuant to this Section 10.11. All of the provisions of this Lease in respect of insurance and indemnification shall apply to the Fire Stairs as if the Fire Stairs were part of the Premises. Subject to the provisions of this Section, Tenant may make cosmetic alterations to the Fire Stairs, provided such alterations comply with all applicable Requirements. Section 10.12 Signage, Tenant, any assignee of Tenant or subtenant of any full floor of the Premises may erect signage identifying Tenant in the elevator lobby of any full floor occupied by Tenant or such transferee in the Building, provided that if such signage is visible from any elevator serving such floor, such signage shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and in the event there is a dispute regarding whether or not Landlord has acted reasonably, such dispute will be resolved in accordance with Article 29 hereof. Tenant shall have the right to signage identifying Tenant, any assignee of Tenant or subtenant in the elevator lobby and the entry door of the Premises on any partial floor of the Building which Tenant or such transferee occupies in accordance with the Building s signage program applicable to floors with multiple tenants. Notwithstanding anything to the contrary contained herein, provided that (i) the original tenant named herein (i.e., Viner Finance Inc.) is in occupancy of at least the 12* Floor Premises and the 13** Floor Premises floors of the Building (i.e., such floors have not been subleased), (ii) Tenant is not in default under any of the material terms, covenants or conditions of this Lease beyond the applicable cure period. Tenant shall be permitted the right to display the name Oppenheimer or Oppenheimer & Co. Inc. or that of a Related Entity (as hereinafter defined) (the Signage ) on the wall of the elevator bank in the lobby of the Building serving the twelfth, thirteenth and fourteenth floors. The size, specifications and design of the Signage (and changes thereto) shall be subject to Landlord’s sole approval. Subject to the foregoing. Landlord approves, in concept, the Signage described in Exhibit I attached hereto. In the event that at any time during the term of this Lease, a condition described in clause (i) or (ii) above shall have occurred (in which event, the Signage may be reinstalled if and when the condition has been cured), then Landlord shall have the right to revoke Tenant’s signage rights contained in the preceding sentence and remove any Signage previously installed and repair any damage resulting from such removal, all at Tenant’s sole cost and expense. Provided that Tenant occupies more space in the Building utilizing the above elevator bank than any other tenant in the Building utilizing the above elevator bank (other than Van Eck Associates Corporation, which shall in no event be entitled to signage above that of Tenant in such elevator bank) and subject to the foregoing provisions of this Section 10.12, the Signage shall be located higher on such wall than any other signage and be no less prominent than any such other such signage and there shall at no time be more than 3 tenant signs on such wall. Notwithstanding any of the foregoing to the contrary. Tenant shall have the right to assign the signage to an assignee of this Lease permitted hereunder or a subtenant of all or substantially all of the Premises, provided that such transferee is not of a character or reputation, and is not associated with a political faction or orientation, which would reasonably offend a landlord of institutionally owned buildings in the vicinity of the Building and which does not include the name of a foreign country. Section 10.13 Conduit. Tenant shall have the right, subject to the terms of Article 5 and at its expense, to install a two-inch communications cable and conduit from the AT&T point of entry in the basement of the Building to the third floor riser closet and a two-inch communications cable and conduit from the Verizon point of entry in the basement of the Building to the third floor riser closet and use the existing four inch communications cable and conduit from the third floor riser closet to the 21®* floor of the Building (the Conduit System ) in the Building’s riser shafts. Landlord shall provide Tenant and Tenants contractors and their 28 1910739.9 09172-0089-000 respective employees, agents and subcontractors with reasonable access to such shafts at reasonable times (and subject to the rights of other tenants) so as to permit Tenant to install and maintain the Conduit System. The Conduit System shall be deemed a Specialty Alteration for all purposes of this Lease. The Conduit System shall be exclusively for Tenant s use. All of the obligations of Tenant under this Lease shall apply to the installation, maintenance, repair, operation, replacement and use of the Conduit System, including provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance as if the Conduit System were part of the Premises except for the payment of Rent. Landlord shall not approve any alterations made by other tenants that obstruct any pull boxes and access panels used for access to the Conduit System. Section 10.14 Access to Premises. Subject to Unavoidable Delays, security requirements, service interruptions, and the Rules and Regulations, Tenant shall have access to the Premises 24 hours a day, 7 days a week. Section 10.15 Access to Chrysler Building. Subject to Unavoidable Delays, security requirements, service interruptions, and the Rules and Regulations, Tenant shall have access from the Building to the internal passageway between the Building and the Chrysler Building, 24 hours a day, 7 days a week. Section 10.16 Service Interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Section 10.17 Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable to use the Premises or a material portion thereof consisting of at least 5,000 rentable square feet for the ordinary conduct of Tenant’s business due to (a) an interruption of an Essential Service (as hereinafter defined) or (b) Landlord s breach of an obligation under this Lease to perform repairs or replacements which results in Landlord’s failure to provide an Essential Service, in each case other than as a result of casualty or condemnation, and such condition continues for a period in excess of 3 consecutive Business Days, 15 consecutive Business Days in the case of Unavoidable Delay or 10 non-consecutive Busir ess Days in any 30 day period after (i) Tenant furnishes a notice to Landlord (the Abatement Notice ) stating that Tenant’s inability to use the Premises or such portion thereof is due to such condition, (ii) Tenant does not actually use or occupy the Premises or such portion thereof during such period for the ordinary conduct of its business and (iii) such condition has not resulted from the negligence or misconduct of any Tenant Party, then, as Tenant’s sole remedy. Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment in respect of the Premises or such portion thereof (provided that the entire Premises will be considered unusable if the portion of the Premises containing Tenant’s principal data center 29 1910739.9 09172-0089-000 shall not be usable) shall be abated on a per diem basis for the period commencing on the 4th Business Day, 16th Business Day or 11 ' Business Day, as the case may be, after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies such portion of the Premises, and (y) the date on which such condition is substantially remedied such that Tenant is able to use the Premises for the conduct of business. Essential Service shall mean a service which Landlord is obligated under this Lease to provide to Tenant which if not provided shall (1) effectively deny reasonable access to the Premises, (2) threaten the health or safety of any occupants of the Premises, or (3) prevent or materially and adversely restrict the usage of the Premises (or the applicable portion thereof) for the ordinary conduct of Tenant s business and Tenant does not use any of the Premises for the conduct of its business. Section 10.18 Security. Landlord shall provide the Common Areas of the Building, including, without limitation, the Building lobbies, with security substantially comparable to the level of security provided by other owners of first-class office buildings in midtown Manhattan, provided Landlord may modify such security measures from time to time, so long as the level of security for the Building is not reduced in any material respect from that in Comparable Buildings. Section 10.19 Access Cards. Tenant may at its own expense use the same key cards to access both the Building and the Premises. Landlord shall cooperate with Tenant to enable Tenant to accomplish same. ARTICLE 11 INSURANCE; PROPERTY LOSS OR DAMAGE Section 11.1 Tenant s Insurance. (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term; (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building or any Adjoining Building, under which Tenant is named as the insured and Landlord, Landlord s Agent, each Owner, the Operator, any Lessors, any Mortgagees and any mortgagees or ground lessors of an Adjoining Building whose names have been furnished to Tenant are named as additional insureds (the Insured Parties’). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 25. The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time (but not more often than once every 2 Lease Years following the Commencement Date) to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. The self-insured retention for such policy shall not exceed $25,000; 1910739.9 09172-0089-000 30

(ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of Special Form Causes of Loss" or All Risk property insurance policies with extended coverage, insuring Tenant s Property and all Alterations and improvements to the Premises (including the Initial Installations) to the extent such Alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building (“Building Standard Installations ), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000; (iii) during the performance of any Alteration, until completion thereof. Builder s Risk insurance on an “all risk basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises; (iv) Workers’ Compensation Insurance, as required by law; (v) Business Interruption Insurance covering a minimum of one year of Rent; and (vi) such other insurance in such amounts as the Insured Parties may reasonably require from time to time and which is then customarily required from office tenants by owners of Comparable Buildings. (b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) such insurance shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers admitted to do business in the State of New York and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating of “A- or better and a “Financial Size Category of at least X or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate. In the event that Tenant's insurance policies do not contain a provision that the notice specified in clause (y) above shall be sent by certified mail, return receipt requested. Tenant agrees to send such notice to Landlord by certified mail, return receipt requested. (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11 and that the Insured Parties are named as additional insureds (the Policies ). Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of the Policies. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27 (Evidence of Property Insurance) and “Acord 25-S (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds which endorsement is at least as broad as ISO policy form CG2011 Additional Insured- Managers or Lessors of Premises (pre-1999 edition) provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds or evidence that Tenant may make the Insured Parties additional insureds 1910739.9 09172-0089-000 31 automatically by entering into this Lease and agreeing herein that the Insured Parties are additional insureds that shall be binding on Tenant's insurance company and shall expressly provide that such certification or agreement conveys to the Insured Parties primary and noncontributory status. (d) Landlord shall keep the Building insured against damage and destruction by fire, vandalism, and other perils under all risk property insurance written on a replacement cost basis. In addition, Landlord shall maintain a policy of commercial general liability insurance for claims for personal injury, death and/or property damage occurring in or about the Building that is consistent with the insurance maintained by owners of first-class office buildings in Manhattan. Notwithstanding the foregoing, in the event Landlord is an Institutional Owner then, provided the same is permitted by any Superior Lessor or Mortgagee, Landlord may elect to self-insure with respect to the insurance coverages required by the terms of this Section 11.1(d). Section 11.2 Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery against the other (and, in the case of Tenant, the Operator), and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other (and, in the case of Tenant, from the Operator) for any loss or damage to its property or the property of others resulting from fire or other casualty. Tenant acknowledges that none of Landlord or the Operator shall carry insurance on. or shall be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant s Propert and (iii)any loss suffered by Tenant due to interruption of Tenant s business. Landlord acknowledges that Tenant shall not carry insurance on the Building or the property of Landlord or the Operator contained therein. Section 11.3 Restoration. (a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall ha /e no obligation to repair or restore (i) Tenant’s Property, or (ii) except as provided in Section 11.3(b), any Alterations or improvements to the Premises to the extent such Alterations or improvements exceed Building Standard Installations ( Above Building Standard Installations ). So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant timely delivers to Landlord either Tenant’s Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined), then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay. Fixed Rent, any charge for condenser water, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises (it being agreed that, at Tenant’s election, the entire Premises shall be deemed unusable if Tenant’s princip data center is unusable by Tenant for the conduct of its business as a result of casualty and Tenant ceases to use the entire Premises for the conduct of its business). So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant’s Above Building Standard Installations, then until 32 1910739.9 09172-0089-000 the earlier to occur of (x) 120 days after the date the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Completed or would have been Substantially Completed but for Tenant Delay and (y) the date that Tenant reoccupies the applicable portion of the Premises for the conduct of its business, Fixed Rent, any charge for condenser water, Tenant's Tax Payment and Tenant's Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises (it being agreed that, at Tenant's election, the entire Premises shall be deemed unusable if Tenant's principal data center is unusable by Tenant for the conduct of its business as a result of casualty and Tenant ceases to use the entire Premises for the conduct of its business). This **Article 11** constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

(b) As a condition precedent to Landlord's obligation to repair or restore any of Tenant's Above Building Standard Installations (but not as a condition to any of Landlord's other repair or restoration obligations hereunder), Tenant shall, at Tenant's option, (i) pay to Landlord within 20 days after demand a sum ("**Tenant's Restoration Payment**") equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and Initial Installations in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations, or (ii) furnish to Landlord security (the "**Restoration Security**") in form and amount reasonably acceptable to Landlord to secure Tenant's obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant's Restoration Payment or the Restoration Security, as applicable, or (2) a waiver by Tenant, in form reasonably satisfactory to Landlord, of all of Landlord's obligations to repair or restore any of the Above Building Standard Installations, in either case within 15 days after Landlord's demand therefor, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant's abatement of Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment and any charge for condenser water shall cease on the date which is the earlier to occur of (x) 120 days after the date the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Completed or would have been Substantially Completed but for Tenant Delay and (y) the date that Tenant reoccupies the applicable portion of the Premises for the conduct of its business.

Section 11.4 Landlord's Termination Right. If the Premises or the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires more than 12 months from the date of such casualty, then in any of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least 60% of the portion of the Building occupied for office purposes immediately prior to such damage. For the purpose of this Section only, "full insurable value" shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant's liability for Rent shall cease as of the date of the

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damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant. Section 11.5 Tenant s Termination Right, (a) If the Premises are substantially damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damag cause an independent contractor or architect selected by Landlord to give notice (the Restoration Notice ) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed If such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the Termination Notice ) to Landlord not later than 45 days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4. (b) Notwithstanding any provision of this Section 11.5 to the contrary, if Tenant shall not have elected to, or was not entitled to, terminate this Lease in accordanee with Section 11.5(a) and Landlord shall fail to Substantially Complete its restoration work on or before the later to occur of 12 months after the date of such damage or the date upon which such independent contractor selected by Landlord estimated such restoration would be completed (which dates are not subject to extension for Unavoidable Delay), Tenant may elect, as its sole remedy, to terminate this Lease upon 30 days notice to Landlord given not earlier than the last day of the period specified above, and if Tenant shall give such a notice this Lease shall terminate on the 30th day following the giving of such notice unless Landlord shal have Substantially Completed its reconstruction work by such 30th day. If Landlord shall have Substantially Completed its restoration work. Tenant’s notice of termination shall be null and void and this Lease shall remain in full force and effect. Section 11.6 Final 15 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 15 months of the Term (taking into account any renewal of the Term) renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such noto. For purposes of this Section 11.6 the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days. Section 11.7 Landlord’s Liabilit . Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or any Adjoining Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Bui ding (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or 1910739.9 09172-0089-000 34 restoration of any portion of the Building or any Adjoining Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant s use and occupancy of the Premises during the performance of any such repair or restoration. ARTICLE 12 EMINENT DOMAIN Section 12.1 Taking. (a) Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a Taking ), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date. (b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shaN continue in full force and effect, provided that from and after the date of the vesting of title Fixed Rent Additional Rent in respect of Taxes and Operating Expenses and Tenant s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking. (c) Landlord s Termination Right. Whether or not the Premises are affected Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building or the Premises, terminate this Lease, provided that Landlord elects to contemporaneously terminate leases (including this Lease) affecting at least 60% of the rentable area of the Building. (d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 45 days following the date upon which Tenant is given notice of such Taking. If Tenant so notmes Landlord this Lease shall end and expire upon the 45th day following the giving of such notic If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an wara, shall subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and Above Building Standard Installations and Fixed Rent and Tenant’s Tax Payment, Tenant’s Operating Payment and any charge for condenser water shall abate as to any portion of the Premises that is rendered untenantable (including inaccessible) during such restoration performed by Landlord for so long as the same shall be untenantable. (e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination. 1910739.9 09172-0089-000 35

Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant s Alterations other than Above Building Standard Installations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant s Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord. Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily (i.e., 12 months or less) during the Term for any public or quasi-public use or purpose. Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due. ARTICLE 13 ASSIGNMENT AND SUBLETTING Section 13.1 Consent Requirements. (a) No Transfers. Except as expressly set forth herein. Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute a default under this Lease. (b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise). Landlord, following an Event of Default, may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease. (c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting in accordance with this Article 13. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without Landlord’s consent, which consent shall be granted or withheld by Landlord in accordance with the requirements of this Article without Landlord’s consent, which consent, with 1910739.9 09172-0089-000 36 respect to one further subletting by the subtenant, shall be granted or withheld by Landlord in accordance with the requirements of this Article. (d) Limitation on Recapture. Notwithstanding any provision contained in this Article 13 to the contrary, the Tenant or any successor thereto permitted pursuant to the terms of Section 13.8 or a Related Entity shall have the right to sublet one or more portions of the Premises not to exceed 20% of the Premises, which subleases by Tenant shall not be subject to Landlord s right to terminate this Lease or Landlord s right to sublease such space pursuant to Section 13.2 but shall be subject to the other provisions of this Article, including Section 13.4. Section 13.2 Tenant s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) a statement of Tenant’s intention to assign this Lease or sublease all or a portion of the Premises, (b) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (c) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease the term of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises ( Tenant’s Asking Rent ). Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the Partial Space ) if such proposed sublease is for a term expiring within the last 15 months of the Term, upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after delivery of Tenant’s notice. If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event less than 45 days after the date of the above notice unless Landlord agrees to an earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant. Landlord shall pay all costs to make the Partial Space a self-contained rental unit and install any required Building corridors (if not already existing). Section 13.3 Intentionally Omitted. Section 13.4 Conditions to Assignment/Subletting. (a) If Landlord does not exercise either of Landlord’s options provided under Section 13.2, and provided no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Such consent shall be granted or denied within 30 days after delivery to Landlord of (i) the documentation and information required under Section13.2, (ii) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant ( Transferee ), the nature of its business and its proposed use of the Premises, and a signed copy of the proposed assignment or sublease (provided that Landlord shall conditionally approve or disapprove such assignment or subletting even if a signed copy of the proposed assignment or sublease is not then available, subject to the right of Landlord to withdraw or grant such approval upon receipt of a signed copy of the assignment or sublease in accordance with the terms of this Section), 1910739.9 09172-0089-000 37

(iii) current financial information with respect to the Transferee, including its most recent financial statements, and (iv) any other information Landlord may reasonably request, provided that; (A) in Landlord s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, and (2) is for the Permitted Uses, (B) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be provided, that if Tenant (or any successor pursuant to Section 13.8) satisfies the Net Worth Test (as hereinafter defined). Tenant may instruct Landlord at the time Tenan delivers a request for consent that Landlord shall not take into account the financial responsibility of the proposed subtenant in granting or withholding Landlord s consent to such proposed subletting: (C) if Landlord has comparable space for a comparable term available in the Building, the Transferee is not then an occupant of the Building. Tenant shall not take any action to circumvent the application of this clause; (D) the Transferee is not a person or entity with whom Landlord is then negotiating in connection with the rental of comparable space for a comparable term in the Building and with respect to which Landlord has issued to such person a written proposal to lease such space for such term and Tenant shall not take any action to circumvent the application of this clause; (E) there shall be not more than 4 subtenants in each floor of the Premises (in addition to any Permitted Users); (F) Tenant shall not include any references identifying Landlord, its affiliates, or the Building (other than its mere address) in any of Tenant’s advertising (other than broker flyers) in connection with a proposed transfer (if Tenant intends to include an such reference it shall require prior notice to and approval by Landlord, which approval shall not be unreasonably withheld or delayed; provided, that in no event shall Tenant (or Tenant's representative) include in any such advertising (or in any broker flyers) any actual or proposed rentals or other economic terms for the Building or the Premises in question; (G) Tenant shall, within 30 days after demand, reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all third party legal costs reasonably incurred in connection with the granting of any requested consent; and (H) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and State of New York. (b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease; 1910739.9 09172-0089-000 38

(i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord; (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date; (iii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in this Section 13.4(b); (iv) if a monetary or material non-monetary Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlords consent pursuant to Section 13.8, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and (v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder. Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease except if same shall continue after Landlord becomes the sublandlord under the sublease and is given notice thereof, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.4(b)(v) shall be self¬ operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment. (b) If Landlord fails to respond to a request for consent to an assignment or subletting proposed by Tenant within 30 days after Landlord’s receipt of all of the information required under Section 13.4(a), Tenant shall have the right to provide Landlord with a second written request for approval (a Second Request ), which shall include all material previously delivered to Landlord together with Tenant’s Notice, and set forth on following statement in bold capital letters; IF LANDLORD FAILS TO BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENTER INTO THE PROPOSED [ASSIGNMENT] [SUBLEASE] DESCRIBED IN THE NOTICE ENCLOSED HEREWITH, WHICH WAS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord 1910739.9 09172-0089-000 39

fails to respond to a Second Request within 10 Business Days after receipt by Landlord, the proposed assignment or sublease as to which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to enter into such transaction, provided that such assignment or sublease complies with the requirements of this Article 13 and all other provisions of this Lease applicable thereto. Section 13.5 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenants part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13. Section 13.6 Tenant s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 120 days after the giving of such consent or the amount of space subject to such sublease varies by more than 7.5% from that specified in the notice given by Tenant to Landlord pursuant to Section 13.2 or the net effective rent payable under such sublease is less than 92.5% of Tenant s Asking Rent or the terms of such assignment or sublease are otherwise different from the terms contained in such notice other than to an insigriificant extent, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2, 13.3 and 13.4 before assigning this Lease or subletting all or part of the Premises. Section 13.7 Profits. If Tenant enters into any assignment or sublease consented to by Landlord, Tenant shall, within 60 days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, marketing fees, legal fees, architectural fees free rent, tenant improvement allowance and/or work performed for the transferee paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space (collectively, Transaction Costs ), together with a list of all of Tenants Property to be transferred to such Transferee. Tenant shall deliver to Landlord evidence of the payment of any Transaction Costs within 60 days after the same are paid (and if Tenant shall fail to do so, no such fees or costs for which Tenant shall have failed to provide evidence of payment shall qualify as Transaction Costs). In consideration of such assignment or subletting. Tenant shall pay to Landlord: (a) In the case of an assignment, on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including key money, bonus money and any sums paid for services rendered by Tenant to the Transferee in excess of the fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less, in the case of a rental, the then fair market rental value thereof as reasonably determined by Landlord or, in the case of the sale thereof, the then unamortized cost thereof determined on the basis of Tenants federal income tax 1910739.9 09172-0089-000 40 returns and, if not so determinable, as reasonably determined by Landlord) after first deducting the Transaction Costs; or (b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the Transferee in excess of the fair market value for such services and sums paid for the sale or rental of Tenants Property, less, in the case of a rental, the then fair market rental value thereof as reasonably determined by Landlord or, in the case of the sale thereof, the then unamortized cost thereof determined of the basis of Tenant s federal income tax returns and, if not so determinable, as reasonably determined by Landlord) after first deducting the amount of the Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant. The amount payable under this Section 13.7 with respect to any particular transfer is sometimes referred to herein as the "Transfer Premium. Subject to the execution of a commercially reasonable confidentiality agreement. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant reasonably relating to any transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any transfer shall be found understated. Tenant shall, within 30 days after demand, pay the deficiency, and if understated by more than 5%, Landlord s costs of such audit. Section 13.8 Transfers. (a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively Ownership Interests ) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant in connection with an initial or subsequent public offering and if and so long as Tenant is publicly traded on a nationally recognized stock exchange or among the current stockholders of Tenant. For purposes of this Article, the term transfers shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date, (y) except as provided below, the sale or mortgage of more than 50% of Tenant’s net assets and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation or conversion of Tenant into or with another business entity. The provisions of Sections 13.1, 13.2, 13.4(a) and 13.7 shall not apply and no consent shall be required with respect to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets or stock are transferred so long as (i) Tenant (in the event of a transfer of the stock of Tenant) or the successor to Tenant has an aggregate tangible net worth computed in accordance with generally accepted accounting principles, consistently applied, that is at least $100,000,000.00 (the Net Worth Test ), (ii) proof of such net worth, as shown on the most recent audited financial statements of such party, is delivered to Landlord at least 10 days prior to the effective date of any such transaction or, if such transaction is confidential, not later than 10 days after the effective date of any such transaction, and (iii) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the Transferee shall assume in 41 1910739.9 09172-0089-000 a commercially reasonable written assumption agreement delivered to Landlord upon, prior to or within 10 days following the effective date of such transfer, all the obligations of Tenant under this Lease in the case of a sale of assets. Tenant may also, upon prior notice to Landlord but without consent and without complying with Sections 13.1, 13.2, 13.4(a) and 13.7, sublet no more than 11,000 rentable square feet in the aggregate to one or more Spin-Off Entity(ies) (as herein defined), upon and subject to the following terms: (i) such spin-off transaction is effected for valid business purposes and not to circumvent the provisions of this Lease, (ii) no such sublease shall release Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease, (iii) such Spin-Off Entity shall have been theretofore occupying all or substantially all of such sublet space for the conduct of its business for at least the immediately preceding 12 month period, (iv) such Spin-Off Entity shall continue to occupy the sublet space for the same or substantially the same business as so conducted during_ such preceding period described above and (v) Tenant satisfies the Net Worth Test. A Spm-Off Entity shall mean an entity which, substantially contemporaneously with such sublease, acquires all or substantially all of the assets of a unit, division, group or operation of Tenant that relates to a particular aspect of Tenant s business. Tenant may also, upon prior notice to Landlord but without consent and without complying with Sections 13.1,13.2,13.4(a) and 13 (A) permit any business entity which controls, is controlled by, or is under common control with Tenant (a Related Entity ) to sublet all or part of the Premises for any Permitted Use, or (B) assign this Lease to a Related Entity, provided, in either case, the Related Entity is of a character and engaged in a business which is similar or related to that of Tenant and for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall such sublease or assignment relieve release, impair or discharge any of Tenant s obligations (including the original named Tenant) hereunder. For the purposes hereof, control shall be deemed to mean ownership of 50% or more of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing. Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.8 if a monetary or a material non-monetary Event of Default exists under this Lease. (b) Applicability. The limitations set forth in this Section 13.8 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1. (c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building (or its affiliate) agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof. Section 13.9 Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord (other than in e case of a transfer to a Related Entity) whereby the assignee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers. Section 13.10 Tenant s Liability. In the event of an assignment of this Lease, the joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord and the assignee, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of 42 1910739.9 09172-0089-000

Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease. Section 13.11 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Section 13.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding. Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination due to such proceeding), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as tenant, enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto and (iv) to the extent that Landlord recovers a judgment against such assignee in any bankruptcy or similar proceeding, such sums actually recovered shall be credited against amounts owed by Tenant under such new lease. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 20 days after Landlord s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity. Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant s default thereunder. Section 13.13 Permitted Users, (a) Tenant has advised Landlord that one or more clients of Tenant, service providers to Tenant and others with whom Tenant or Tenant s principals have a substantial business relationship (each a Permitted User ) and independent contractors engaged in the business of Tenant ( Independent Contractors ) may from time to time be using space in the Premises. Notwithstanding anything to the contrary in this Article 13 each Permitted User shall be allowed such use, without Landlord s consent, but upon at least 10 days’ prior notice to Landlord of the name, address and business of each Permitted User and each principal thereof who shall occupy the Premises, upon the following conditions, (i) Landlord or Landlord’s Agent shall not be litigating against such proposed Permitted User within the prior 12 months, (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (iii) there will be no separate entrances and demising walls for the Permitted User, (iv) the aggregate number of rentable square feet used by all Permitted Users at any one time shall not exceed 20% of the then rentable square footage of the Premises plus any portion of the Premises occupied by Independent Contractors in 43 1910739.9 09172-0089-000

addition to such 20% of the then rentable square footage of the Premises and (v) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in respect of such space other than nominal rent payments (in no event greater per rentable square than the Fixed Rent, Tenant s Operating Payment and Tenant s Tax Payment payable hereunder per rentable square foot) or other consideration for actual services rendered or provided by or for such occupant. (c) With respect to each and every Permitted User, the following shall apply, (i) each Permitted User shall have no privity of contract with Landlord and therefore shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Permitted User under this Lease for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this Lease (including, Article 9) (ii) each Permitted User shall use the Premises in conformity with all applicable provisions of this Lease, including Article 3, and (iii) Tenant shall be liable for the acts of such Permitted User in the Premises. Section 13.14 Subtenant Non-Disturbance Agreements, (a) Within 30 days after request therefor. Landlord shall execute, acknowledge and deliver a > on-d'stu bance agreement in the form attached hereto as Exhibit J to any subtenant of Tenant which is not a Related Entity, with respect to subleases of one or more full floors of space in the Premises which have been approved by Landlord, provided that; (1) as a condition to Landlord’s agreeing not to disturb such tenancy, the subtenant under such sublease agrees to pay from and after the tinie of such attornment the greater of (x) the Fixed Rent, Tenant’s Tax Payment and Tenants Operating Payment and all other charges payable under this Lease with respect to the portion of the Premises to be sublet for the remainder of the term of such sublease and (y) the fixed rent and escalation rent and all other charges payable under such sublease for the remainder of the term of such sublease; (2) the sublessee attorns to Landlord upon all the terms and conditions set forth in such sublease other than as provided herein; (3) Landlord shall be reimbursed for its reasonable out-of-pocket legal fees in connection therewith; (4) such sublessee shall have sufficient financial means to meet the greater of the rental obligations under the sublease or this Lease with respect to the subleased space as reasonably determined by Landlord in good faith based on the financial information provided to Landlord; (5) has an original term of not less than the lesser of (x) five years or (y) the then remaining term of the Lease (but in no event less than 2 years); and (6) provides for the demise of either (i) an entire end floor’ (that the then highest or lowest floor of a block of contiguous floors of the Premises constituted at the time in question), or (ii) an entire end floor together with any one more full floors which are contiguous to such end floor . is, as or 44 1910739.9 09172-0089-000

(b) The obligations of Landlord with respect to any such non-disturbance agreement ay be conditioned upon the existence of any one or more of the following circumstances at the time of the termination of the Lease: (1) any such sublessee shall not be in default in the observance or performance of any of the covenants of the sublease on the part of such sublessee to be observed or performed beyond the applicable notice and grace periods provided therein for the curing of such default; and (2) any such sublessee shall have furnished to Landlord a statement, in writing, as to the circumstances in item (b)(1) above within 30 days after Landlord shall have made written demand for such statement, which written demand shall be made by Landlord within 60 days after termination of the Lease. Section 13.15 Transfers Not Constituting an Assignment. Notwithstanding anything to the contrary contained in this Lease, the following shall be permitted under this Lease without requiring Landlord s consent, or compliance with Sections 13.2,13.3,13.4(a), 13.7 and 13.10, it being agreed that none of the following shall be deemed to constitute an assignment or other transfer for purposes of this Lease; (i) the dissolution of Tenant and immediate reconstitution of Tenant into a new or reconstituted legal entity having the same assets and liabilities of the dissolved entity, provided that such transaction shall be for a bona fide business purpose and not for the purposes of avoiding the restrictions against subletting or assignment provided in this Lease, and that the new or reconstituted legal entity is obligated for all Tenant's obligations under this Lease; (ii) the mere change of the organizational form of Tenant (e.g., from a corporation to another form of entity) and/or any change in the State of organization of Tenant whereby the reorganized entity has the same assets and liabilities as the entity immediately prior to such reorganization, provided that such transaction shall be for a bona fide business purpose and not for the purposes of avoiding the restrictions against subletting or assignment provided in this Lease; (iii) the pledge of interests in Tenant which does not involve or could not result in an assignment of this Lease; and (iv) any addition, death or withdrawal of any principals in Tenant (as Tenant is now, or may hereafter be, constituted). ARTICLE 14 ACCESS TO PREMISES Section 14.1 Landlord s Access. (a) Landlord, Landlord’s agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the 1910739.9 09172-0089-000 45

Premises provided such use does not cause the usable area of the Premises to be reduced beyond a *de minimis* amount and such ducts, pipes and conduits do not have a material and adverse effect on Tenant's use and occupancy of the Premises. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this **Article 14**. Any pipes, ducts, or conduits installed in or through the Premises pursuant to this **Section 14.1** shall either be concealed behind, beneath or within then existing partitioning, columns, ceilings or floors located in the Premises, or completely furred at points immediately adjacent to existing partitioning columns or ceilings located in the Premises.

(b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable prior notice to Tenant (which notice may be oral or by email) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or, during the last 12 months of the Term, tenants and their respective agents and representatives or others and to perform Restorative Work to the Premises or the Building.

(c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and, subject to the provisions of this Lease, Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

(d) In entering the Premises pursuant to this Lease, Landlord will use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during any such entry. Tenant will have the right to have a representative accompany any party entering the Premises pursuant to this Lease provided such representative is made available at the time of such entry

Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.

Section 14.3 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

ARTICLE 15

DEFAULT

Section 15.1 Tenant's Defaults. Each of the following events shall be an "**Event of Default**" hereunder:

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(a) Tenant fails to pay when due any installment of Rent and such default shall continue for 5 Business Days after notice of such default is given to Tenant, except that if Landlord shall have given two such notices of default in the payment of any Rent in any 12- month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such 12-month period after the giving of 2 such notices shall constitute an Event of Default; or (b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 Business Days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, or (c) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenants property; or (d) a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof. Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant 3 days notice of cancellation of this Lease (or of Tenant s possession of the Premises), in which event this Lease and the Term (or Tenant s possession of the Premises) shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date s ated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15. Section 15.2 Landlord s Remedies. (a) Possession/Reletting. If any Event of Default occurs and this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1: (i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the exten permitted by law) or otherwise in accordance with applicable legal proceedings (without being 47 1910739.9 09172-0089-000 liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises, (ii) Landlord s Reletting. Landlord, at Landlord s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building. Landlord, at Landlord s option, may i ke such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. (b) Tenant’s Waiver, Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words re-enter, “re-entry and re-entered as used in this Lease shall not be deemed to be restricted to their technical legal meanings. (c) Tenant’s Breach. Upon the breach by Tenant, or any persons or entities claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity. Section 15.3 Landlord’s Damages. (a) A ount of Damages. If this Lease and the Term, or Tenants right to possession of the Premises, terminate as provided in Section 15.1, then: (i) Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination; (ii) Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord; 1910739.9 09172-0089-000 48

(iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord s right to collect the Deficiency for any subsequent month by a similar proceeding; and (iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prims fscis, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. (b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease. Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3. Section 15.4 Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate except that no such interest shall accrue in respect of the first two installments or payments that are past due in any consecutive twelve month period provided that neither such installment nor payment is past due for more than five days and, if such installment or payment is past due for more than five days, interest shall accrue thereon from the first day such installment or payment became past due. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to 2% of such amount shall be assessed, provided, however, that on 3 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord s rights or remedies under any other provision of this Lease. 1910739.9 09172-0089-000 49

Section 15.5 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant (other than pursuant to **Article 7** and other than electricity which Landlord is obligated to provide) (i.e., only overtime services, such as freight elevator service, or supplemental services, such as additional cleaning requested by Tenant), in the event that (but only for so long as) Tenant is in arrears in paying Landlord Rent for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears unless Tenant pays for such items in advance.

ARTICLE 16

LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant's expense: (a) immediately, and without notice (with the understanding that Landlord shall endeavor to provide notice), in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in an imminent violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 30 days from the date Landlord gives notice of Landlord's intention to perform the defaulted obligation. Subject to **Section 26.23**, all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any such performance by it and all reasonable out-of-pocket costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord as a result of any default by Tenant under this Lease or in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 30 days after demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 30 days after receipt of Landlord's invoice for such amount. Whenever Tenant is required to make a payment to Landlord after demand, Tenant shall have the right to request from Landlord backup information in respect of such payment and Landlord shall promptly provide same.

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ARTICLE 17 NO REPRESENTATIONS BY LANDLORD; LANDLORD S APPROVAL Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Each party hereto is entering into this Lease after full investigation and is not relying upon any statement or representation made by the other party not embodied in this Lease. Section 17.2 No Money Damages. Wherever in this Lease Landlords consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld. Tenant shall not make or exercise, and Tenant hereby waives, any claim for money dar ages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall ndlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease. In no event shall Tenant e liable for and Landlord hereby waives on behalf of the Indemnitees any claim for, any indirect consequential or punitive damages, including loss of under or in connection with this Lease except in connection with Section 18.2. No withstand ng anything contained in this Section 17.2 to the contrary. Tenant shall have the righ to submit to arbitration in accordance with Article 29 hereof any dispute in respect of whether Landlord has unreasonably withheld any consent or approval to any Alteration pursuant to Section 5.1 or any assignment or subletting pursuant to Section 13.4 requested by Tenant hereunder whi Landlord agreed not to unreasonably withhold hereunder, and Tenants sole remedy in all such circumstances shall be that, upon the decision of the arbitrator that consent was unreasonably withheld, the requested consent or approval shall be deemed to have been granted as provided above without any further proceedings or any action being required. Section 17.3 Reasonable Efforts. For purposes of this Lease, reasonable efforts by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. ARTICLE 18 END OF TERM Section 18 1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear excepted, and Tenant shall rern e all of Tenants Property and Tenant s Specialty Alterations as may be required pursuant to Article 5. Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to 1910739.9 09172-0089-000 51 accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law. Tenant shall (a) pay to Landlord for each month (pro-rated on a per diem basis for any partial month) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equa to (i) with respect to the first 30 days of such holdover, 1.25 times the Rent payable under this Lease for the last full calendar month of the Term, with respect to the next 90 days of such holdover 1 50 times the Rent payable under this Lease for the last full calendar month of the Term, with respect to the next 30 days of such holdover, 1.75 times the Rent payable under this Lease for the last full calendar month of the Term and thereafter 2 times the Rent payable under this Lease for the last full calendar month of the Term, (b) if Tenant (or anyone through or under Tenant) holds over beyond 120 days after the expiration or earlier termination of the Term, be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a New Tenant) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2. Section 18.3 Waiver of Stay. Tenant expressly waives, for itself and for any person or entity claiming through or under Tenant, any rights which Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor Requirement of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 18. ARTICLE 19 QUIET ENJOYMENT Provided this Lease is in full force and effect and no Event of Default then exists. Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages. ARTICLE 20 NO SURRENDER; NO WAIVER Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by 1910739.9 09172-0089-000 52

Landlord or Tenant, unless such waiver is in writing and is signed by Landlord or Tenant, as the case may be.

Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1 Jury Trial Waiver. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

Section 21.2 Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in **Article 1**, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by

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notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deer ied to have blen given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice's given or 3 Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier. ARTICLE 23 rules and regulations All Tenant Parties shall observe and comply with the Rules and Regulations, as reasonably supplemented or amended from time to time. Landlord reserves the right, from tir e to time to adopt additional reasonable Rules and Regulations and to reasonably amend th Rules and Regulations then in effect. Nothing contained in this Lease shal impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, orovided that Landlord shall enforce any of the Rules and Regulations against Tenant in a non- discriminatory fashion. Landlord shall provide Tenant with at least 10 days prior notice of any new Rule and Regulation before enforcing same against Tenant. If there is any conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern and control. ARTICLE 24 BROKER Landlord has retained Landlord's Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord s Agent. Landlord agrees to pay a commission to Tenant s Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that neither 'f nor its agents have dealt with any broker in connection with this Lease other than Landlords gent a Tenant s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by rea son of any claim of or liability to any broker, finder or like agent (other than andlords Agent and Tenant’s Broker in the case of Landlord’s indemnity of Tenant) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. ARTICLE 25 INDEMNITY Section 25.1 Tenant s Indemnity. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of all Tenan 1910739.9 09172-0089-000 54

Parties, (ii) except to the extent caused by the negligence or willful misconduct of an Indemnitee against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, and (Hi) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed. Notwithstanding anything to the contrary contained herein, the provisions of this Section 25.1 shall be subject to the provisions of Section 11.2. Section 25.2 Landlord s Indemnity. Landlord shall indemnify, defend and hold harmless Tenant and its direct or indirect partners, members, directors, trustees, managers, officers, agents, representatives, servants, shareholders, principals and employees (collectively, Tenant Indemnitees ) from and against all Losses incurred by Tenant arising from (i) any accident, injury or damage caused to any person or the property of any person in or about the Common Areas and the Building (specifically excluding the Premises) except to the extent caused by the negligence or willful misconduct of a Tenant Indemnitee or (ii) third-party claims against Tenant resulting from any breach violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Landlord to be fulfilled, kept, observed or performed. Notwithstanding anything to the contrary contained herein, the provisions of this Section 25.2 shall be subject to the provisions of Section 11.2. Section 25.3 Defense and Settlement. If any claim, action or proceeding is made or brought against any indemnified party, then upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party s name (if necessary), by attorneys approved by the indemnified party, which approval shall not be unreasonably withheld (attorneys for the indemnifying party s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under the indemnifying party’s liability insurance carried for such claim and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. If the indemnifying party fails to diligently defend or if there is a legal conflict or other conflict of interest, then the indemnified party may retain separate counsel at the indemnifying party s reasonable expense. Notwithstanding anything herein contained to the contrary, the indemnifying party may direct the indemnified party to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the indemnified party other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by the indemnifying party at the time such settlement is reached, (c) such settlement shall not require the indemnified party to admit any liability, and (d) the indemnified party sha have received an unconditional release from the other parties to such claim, suit or other proceeding. ARTICLE 26 MISCELLANEOUS Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to the other. 1910739.9 09172-0089-000 55

Section 26.2 Transfer of Real Property. Landlord s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignrnent or transfer (collectively, a Transfer ) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be shall be deemed to have assumed all obligations under this Lease accruing after the date of Transfer. Notwithstanding the foregoing, the transferor shall remain liable for any obligations which arose prior to the transfer, unless the transferee expressly assumes such pre-transfer liabilities. Section 26.3 Limitation on Liability. The liability of Landlord for Landlord s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and undistributed net proceeds of sale, title insurance, insurance and condemnation proceeds not used or proposed to be used for restoration and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the Parties ) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Lease. Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenants Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code. Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between e terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of New York, without giving effect to any principles of conflicts of laws.. Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law. Section 26.8 Lease Disputes, (a) Tenant and Landlord each agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts for the Southern District of New York and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant and Landlord each aQ es that so far as is permitted under applicable law, this consent to personal jurisdiction shall be 56 1910739.9 09172-0089-000

q lf ooerative and no further instrument or action, other than service of process in one of the mann s specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court. (b) To the extent that either Landlord or Tenant has or hereafter may acquire anv immunity from jurisdiction of any court or from any legal process (whether through service or nS attachment phor to judgm t, attachment in aid of execution, execu ion or otherwise) with respect to itself or its property, such party irrevocably waives such immunity in respect of it obligations under this Lease. Section 26.9 Landlord s Agent; Operator. (a) Unless Landlord delivers notice to Tenant to the contrary Landlord s Agent is authorized to act as Landlord s agent in connection with the ' an Tenant shall be entitled to rely upon correspondence received from Landlords Agent. renanraokno Tedges a. Landlord s Agent is acting solely as 9 t fo Landlo d with the foregoing; and neither Landlord’s Agent nor any of its direct or ind rect Pa ners members managers officers, shareholders, directors, employees, princ als, agents or reoresent atives shall have any liability to Tenant in connection with the performance of this Lease and Tenant waives any and all claims against any and all of such cH any wa oo ected with, this Lease, the Building or t e Real Property. Landlord shall remain responsible for the conduct of Landlord s Agent. (b) Tenant acknowledges that the Operator is acting solely as agent for Landlord and the Owners in connection with certain operations of the Building and the Adjoining Sd nos and n ther the Operator nor any of its direct or indirect partners, members, managers officers shareholders, directors, employees, principals, agents or representatives oSSeiv Operator Parties ) shall have any liability to Tenant in connection with the oerformance of this Lease, and Tenant waives any and all claims against any and all of the nn rator Parties arising out of, or in any way connected with, this Lease, the Building, any AHinininn Buildino or the Real Property To the extent the Operator has any liability to Tenant or an arson dSty claiming by ar thrcugh Tenant, the liability of the the Ooerator’s assets and Tenant shall not look to the property or assets of ® y Operator Pa y !n seek t to enforce any claim or liability against the Operator. Landlord shall remain responsible for the conduct of the Operator. Section 26 10 Estoppel, (a) Within 7 Business Days following request from Landlord anv Mortga e or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating Commencement Date, the Rent Commencement Date and the Expiration Date, and that th Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications) (b) setting forth the date to which the Fixed Rent and any A itional Rent have S en pa together with the amount of monthly Fixed Rent and Additional, Ren then payaW ?c sta na whe eTor not to the best of Tenant’s knowledge. Landlord is in default under this Lease a nd if Landlord is in default, setting forth the specific nature of all such defaults (d) stating the amount of the security, if any, under this Lease (e) stating subteases or assignments affecting the Premises, (f) stating the address of Tenant to which al notices and communications under the Lease shall be sent, and (g) responding to o er matters reasonably requested by Landlord. ortgagee or such Less arknowledaes that any statement delivered pursuant to this Section 26.10 ) u on y purchas r or owrrer of the Real Property or the Building, or all or any portion of 57 1910739.9 09172-0089-000

Landlord s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof. (b) From time to time, within seven Business Days following a request by Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in form reasonably acceptable to Tenant, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and all Additional Rent have been paid, together with the amount of monthly Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment then payable, and (iii) stating whether or not, to the best of Landlord's knowledge. Tenant is in default under this Lease, and, if Landlord asserts that Tenant is in default, setting forth the specific nature of all such defaults. Landlord acknowledges that any statement delivered pursuant to this Section 26.10(b) may be relied upon by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant. Section 26.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words include , includes , or “including are used, they shall be deemed to be followed by the words “without limitation and, whenever the circumstances or the context requires, e singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof. Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns. Section 26.13 Memorandum of Lease. This Lease shall not be recorded; however, at Landlord s request (and at Landlord’s sole expense). Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum (reasonably acceptable to both parties) with respect to this Lease sufficient for recording and Landlord may record the memorandum (at Landlord’s expense). Within 10 days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record (at Landlord’s expense). Section 26.14 Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Section 26.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the 1910739.9 09172-0089-000 58 expiration or other termination of this Lease except as otherwise expressly provided in this Lease. Section 26.16 Inability to Perform. Performance by Landlord or Tenant of their non¬ monetary obligations under this Lease shall be extended by the period of delay caused by any Unavoid le Delays affecting Landlord or Tenant, respectively, except to the extent such extension is limited by any express provision of this Lease. Each party shall use reasonable efforts to promptly notify the other party of any Unavoidable Delay which prevents party from fulfilling any of its non-monetary obligations under this Lease Unavoidable Delay shall not delay, affect, impair or excuse any obligation for the payment of money by either Landlord or Tenant under this Lease. Section 26.17 Vault Space. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outs'de the boundaries of the Real Property are included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which enant may be permitted to use or occupy are to be used or occupied under a revocable license. If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (a) constitute an actual or constructive eviction, in whole or in part (b) entitle Tenant to any abatement or diminution of Rent, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord Any fee, imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant. Section 26.18 Adjacent Excavation; Shoring. If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon advance written notice, afford to the person or entity causing or authorized to cause such excavation, a license reasonably acceptable to Tenant to enter upon the Premises for the purpose of doing such work as such person or entity shall deem reasonably necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations. In connection with such license. Tenant shall have no right to mages or indemnity against Landlord, or diminution or abatement of Rent, provided that Tenant shall continue to have reasonable access to the Premises and use of the Premises for the conduct of its business. Section 26 19 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Real P operty and Tenant consents, without further consideration, to any utilization of such rights by Landlord Tenant shall promptly execute and deliver any instruments which may be reasonably requested by Landlord (without any material cost or liability to Tenant, or material adverse impact on any of Tenant s rights under this Lease), including instruments merging zoning ts, evidencing such acknowledgment and consent. The provisions of this Section 26.19 shall be express waiver by Tenant of any interest Tenant may have as rit! If Npw York h is defined in Section 12-10 of Zoning Lot of the Zoning Resolution of the City of New York) in the Real Property. Section 26.20 Setback. Subject to Article 5, Tenant shall, at its sole cost and expense, have the right to make cosmetic changes to the setback immediately adjacent to the 14 Floor Premises. Landlord shall not permanently install any equipment on such setback 1910739.9 09172-0089-000 59 which shall adversely affect the appearance of such setback other than to a de minir is extent provided that Landlord shall have the right on a temporary basis to store and operate from such setback rigs to clean the windows of the Building and to maintain and repair the Building. Section 26.21 Employee Po ulation Reports. Tenant shall, within 30 days after request by Landlord (not more often than once in any calendar year), deliver to Landlord a written statement setting forth the reasonably estimated population of employees employed by Tenant that maintain a full-time office within the Premises (but not their names) to enable Landlord to comply with applicable Requirement or to obtain or maintain Leadership in Energy and Environmental Design certification or the like. To the extent that an employee does not maintain a full-time office therein, such employee shall be included in Tenants estimate proportionately, based on the equivalent to a full time employee (i e two employees each s ending 50% of their time at the Premises are the equivalent of one full-time employee). Such estimate shall be calculated as of the first day of each calendar year and shall include any such other related information as Landlord shall reasonably request. Section 26.22 Real Estate Trusts. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as re estate investment trusts pursuant to Sections 856, et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of thk Lease that does not constitute rents from real property (in the case of real estate investment trusts), and (c) the imposition of income, pen alty or Adverse Event ) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to reasonably cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section 26.22 shall be structured so that the economic results to Landlord and Tenant shall be substantially the sarne as those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Section 26.22, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant express y covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income °r profits derived by any person from the property leased, used, occupied, or uti ized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises. Section 26.23 Fees and Expenses. If Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under this Lease, the unsuccessful party by final unappealable order, decree or judgment by a court of competent jurisdiction in such litigation shall reimburse the successful party for all reasonable legal fees and expenses incurred by such successful party in connection with obtaining such final unappealable order, decree or judgment. Section 26.24 Confidentiality. Landlord and Tenant agree not to disclose (a) that they have entered into this Lease, except pursuant to a mutually acceptable press release and ( ) the terms hereof for one year after the date hereof, except that Landlord and Tenant shal have the right to disclose any of the above information and terms (x) to partners, affiliates. 60 1910739.9 09172-0089-000 accountants, attorneys, agents and representatives and lenders who will be directed to treat such information confidentially, (y) as required by law and (z) in connection with any legal action hereunder. Section 26.25 Com etitors. Provided and for so long as (a) no monetary or material non-monetary Event of Default then exists, and (b) Tenant occupies and leases for the conduct of its business the 21Floor Premises (collectively, the Conditions ), Landlord agrees during the Term (i) not to lease any space on the 21 floor of the Building to B Riley, HC Wainwright, Roth Capital Partners, Imperial Capital, Maxim (the Competitors ), provided that Landlord shall not be deemed in violation of the foregoing prohibition if any lease of such space is transferred to a Competitor (a) by court order or by operation of law or (b) with the consent of Landlord where Landlord is obligated not to unreasonably withhold such consent, provided that Landlord shall include in any lease of such space a provision precluding the tenant from subleasing such space or assigning such lease to a Competitor. Section 26.26 Lower Level. Upon Tenant s request within 30 days after the date Tenant first moves into any portion of the Premises, Landlord and Tenant shall enter into a license of up to 1,000 rentable square feet in the lower level of the Building on terms to be mutually agreed upon. ARTICLE 27 RIGHT OF FIRST OFFER Section 27.1 Offered Space Option, (a) If at any time during the term of this Lease, prior to the last four years of the Term (as the same may be extended) (the “4-Year Outside Date ) Landlord proposes to lease any portion of the rentable areas of the eleventh and fifteenth floors of the Building and any portion of the rentable area of the twenty-first floor of the Building not leased to Tenant as of the date of this Lease (the “Offered Space ) and such space shall be, or Landlord anticipates that such Offered Space shall be. Available (as hereinafter defined), Landlord shall deliver notice thereof to Tenant (an “Offered Space Notice ), which Offered Space Notice shall set forth the Offered Space in question, Landlord s determination of the Offered Space Fair Market Value (as hereinafter defined) for such Offered Space, the rentable square footage of such Offered Space, Tenant’s Proportionate Share in respect of such Offered Space, the term of such Offered Space (if the expiration date is not the same as the Expiration Date) (an “Offered Space Term ), and the date Landlord anticipates that such Offered Space will become available for leasing (the Anticipated Offered Space Commencement Date ). Landlord shall deliver an Offered Space Notice to Tenant no earlier than fifteen months (except as hereinafter set forth) prior to the Anticipated Offered Space Commencement Date with respect to the Offered Space that is the subject of the Offered Space Notice. Provided that all of the conditions precedent set forth in this Article 27 are fully satisfied by Tenant, Tenant shall have an on-going option (an Offered Space Option ), exercisable by Tenant delivering irrevocable notice to Landlord (an “Acceptance Notice ) within fifteen days of the giving by Landlord of such Offered Space Notice, to lease all (but not less than all) of such Offered Space, upon the terms and conditions set forth in this Article 27, and this Lease shall thereupon be modified as provided in Section 27.1(g) hereof. Notwithstanding anything to the contrary contained in the first sentence of this Section 27.1(a), if, as of the 4-Year Outside Date, Tenant has not exercised its option pursuant to Article 28 to renew the Term for a Renewal Term, then commencing on such 4-Year Outside Date until Tenants right to exercise its option pursuant to Article 28 to renew the Term for a Renewal Term has lapsed pursuant to 61 1910739.9 09172-0089-000

t e provisions thereof, if Landlord would have otherwise been required to deliver an Offered Space Notice in respect of any Offered Space pursuant to the provisions of this Article 27 but for the occurrence of such 4-Year Outside Date, Landlord shall nonetheless be required to deliver such Offered Space Notice to Tenant in which case Tenant shall only have the right to deliver an Acceptance Notice with respect to such Offered Space Notice (within the time period specified above) if (1) Tenant simultaneously delivers the Exercise Notice with respect to a Renewal Term pursuant to Section 28.1 above (subject, however, to Tenant s satisfaction of all relevant conditions and requirements set forth in Article 28 and this Article 27 in connection with the exercise of such options) or (2) Tenant leases the Offered Space only in question for the applicable Offered Space Term (as opposed to the remainder of the then Term). (b) Time shall be of the essence as to Tenant s giving of any Acceptance Notice. If Tenant fails to timely give any Acceptance Notice, Landlord shall have no further obligation to Tenant (except as hereinafter set forth), and Tenant shall have no further rights, with respect to the Offered Space in question, and Landlord shall be free to lease such Offered Space to any third party or to otherwise dispose of such Offered Space, subject to Section 27.1(c) below. (c) In the event that Tenant has not sent the Acceptance Notice in respect of any Offered Space, and thereafter Landlord proposes to lease such Offered Space to a third party upon economic terms which result in a net effective rent which is less than 92.5% on an aggregate basis (e.g., rental, free rent, construction, construction allowance, and escalation), adjusted, as reasonably determined by Landlord, to appropriately account for any difference between the Term and the term of the proposed lease, of the terms set forth in the Offered Space Notice ( Third Party Terms ), then Landlord shall be obligated to reoffer such Offered Space to Tenant on the Third Party Terms, except that Tenant’s time within which to send an Acceptance Notice shall be five days. If Landlord shall fail to enter into a lease with a third party with respect to any Offered Space within 180 days after offering such Offered Space to Tenant (which 180 day period shall be subject to automatic extension in the event Landlord is negotiating a lease with a third party prior to the expiration of such 180 day period for so long as such negotiations are active). Landlord shall be obligated to reoffer such Offered Space to Tenant in accordance with the provisions of Section 27.1(a) prior to Landlord or any of its direct or indirect affiliates or subsidiaries entering Into a lease with a third party with respect to such Offered Space. (d) Available shall mean that at the time in question (i) no person or entity leases or occupies the Offered Space in question or any portion thereo whether pursuant to a lease or other agreement, and (ii) no person or entity holds any option or right to lease or occupy such Offered Space or to renew its lease or right of occupancy thereof. So long as a tenant or other occupant leases or occupies Offered Space or any portion thereof. Landlord shall be free to extend any such tenancy or occupancy as to a portion or all of such Offered Space, whether or not any such right exists in such tenant’s lease, and such space shall not be deemed to be Available. Tenant’s right of first offer pursuant to this Article is expressly subject and subordinate to the existing rights of existing tenants in the Building as of the Effective Date, which rights consist of the right of Robinson & Cole LLP to renew its lease and the terms of the preceding sentence. With respect to Offered Space as to which Tenant has received an Offered Space Notice and has failed to timely deliver an Acceptance Notice in respect thereof. Landlord shall thereafter be free to grant fixed must-take expansion rights and renewal rights (but not so-called rights of first offer or expansion options unless such rights are subject and subordinate to those of Tenant) to tenants with respect to the applicable portion of the Offered Space, which rights shall be superior to Tenant’s Offered Space Option with respect to such 62 1910739.9 09172-0089-000

Offered Space. Any Offered Space consisting of the twenty-first floor of the Building shall not be deemed to be Available unless and until it becomes vacant after the expiration or earlier termination of any new lease in respect thereof entered into after the date hereof. (e) Offered Space Fair Market Value" shall mean the fair market annual rental value of the Offered Space in question as determined by Landlord at the commencement of the leasing of such Offered Space for a term commencing on the Offered Space Commencement Date (as hereinafter defined) applicable to such Offered Space and ending on the expiration date applicable thereto, based on comparable space in the Building and on comparable space in Comparable Buildings, including all of Landlord s services provided for in this Lease, and with (i) such Offered Space considered as vacant and in the as is condition which same shall be in on such Offered Space Commencement Date, (ii) the Base ax Year being the Tax Year commencing on the July 1st of the calendar year in which such Offered Space Commencement Date occurs, and (iii) the Base Expense Year being the calendar year commencing on the January 1st of the calendar year in which such Offered Space Commencement Date occurs and otherwise taking into account all relevant factors. (f) Tenant shall have no right to exercise any Offered Space Option unless all of the following conditions have been satisfied on the date the applicable Acceptance Notice is delivered to Landlord: (i) No event of default beyond the expiration of all applicable notice and cure periods shall have occurred and then be continuing hereunder, and (ii) The Tenant named herein (i.e., Viner Finance Inc.), any successor thereto pursuant to Section 13.8 and/or Related Entities shall be in occupancy of at least 80% of the Premises (it being agreed that any such occupancy test shall be deemed satisfied so long as Tenant does not sublet more than 20% of the Premises to non-affiliates or other unrelated third parties). (g) Effective as of the date on which Landlord delivers vacant possession of the Offered Space in question to Tenant (an Offered Space Commencement Date ) through and including the Expiration Date or, if Tenant shall have exercised its right to lease such Offered Space pursuant to Section 27.1(a)(2), the expiration date set forth in the Offered Space Notice in respect thereof (an “Offered Space Expiration Date ). (i) the fixed rent for such Offered Space shall be the Offered Space Fair Market Value or Third Party Terms, as the case may be, applicable thereto as determined in accordance with this Article 27; (ii) Tenant shall make additional payments on account of Taxes and Operating Expenses with respect to such Offered Space in accordance with Article 7 of this Lease, except that (i) the Base Tax Year shall be the Tax Year commencing on the July 1st of the calendar year in which such Offered Space Commencement Date occurs and (ii) the Base Expense Year shall be the calendar year commencing on the January 1st of the calendar year in which such Offered Space Commencement Date occurs; (iii) The rentable square footage of the Offered Space shall be as set forth in the applicable Offered Space Notice (which the parties agree shall be the rentable square footage of such Offered Space for all purposes of this Lease) and Tenants Proportionate Share shall be appropriately adjusted; 63 1910739.9 09172-0089-000

(iv) T e Offered Space shall be delivered in its as is condition, and Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare the Offered Space for Tenant s occupancy; (v) Such Offered Space shall be added to and be deemed to be a part of the Premises for the term applicable thereto in the Offered Space Notice for all purposes of this Lease (except as otherwise provided in this Article 27); (ivi) Landlord shall provide electricity to such Offered Space pursuant to the terms and conditions of Section 10.1 of this Lease; (vii) if Tenant shall have exercised its right to lease such Offered Space pursuant to Section 27.1(a)(2), the Expiration Date shall mean in respect of such Offered Space the applicable Offered Space Expiration Date and the Term shall mean in respect of such Offered Space the period commencing on the applicable Offered Space Commencement Date and ending on the applicable Offered Space Expiration Date, both dates inclusive; and (viii) Section 18.2 shall apply separately to each portion of the Premises (including such Offered Space) whose term expires under this Lease; and (x) If Tenant shall lease the entirety of a floor of the Building upon the exercise of an Offered Space Option, the Premises shall, from and after Tenant s leasing of such floor, include the common corridors and lavatories on such floor. (h) Except as expressly set forth herein, in no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with the delivery of any Offered Space to Tenant nor shall Tenants obligations under this Lease with respect to the Premises or the Offered Space be affected thereby, except that if the prior tenant or occupant holds over in any Offered Space beyond 45 days. Landlord shall at its expense commence and diligently prosecute appropriate proceedings to recover vacant possession of such Offered Space. Except as expressly set forth herein. Landlord shall not be subject to any liability and this Lease shall not be Impaired if Landlord shall be unable to deliver possession of any Offered Space to Tenant on any particular date. Tenant hereby waives any right to rescind this Lease or the applicable Acceptance Notice under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article 27 are intended to constitute an express provision to the contrary within the meaning of said Section 223-a. Landlord agrees that It shall not waive any rights it may have against any person or entity holding over in any Offered Space, without any obligation to enforce any such rights except as provided above. If Landlord fails to deliver vacant possession of any Offered Space in accordance with the terms of this Amendment prior to one year after the expiration of the lease to which such Offered Space is then subject (an “Offered Space Outside Delivery Date ), Tenant shall have the right within 270 days after the Offered Space Outside Delivery Date in question, as its sole and exclusive remedy therefor, to cancel this Amendment in respect of such Offered Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, this Amendment in respect of such Offered Space shall terminate 30 days after the date of such notice, unless Landlord delivers vacant possession of such Offered Space in the condition required by this Amendment within 30 days after Tenant gives such cancellation notice, in which case Tenant’s cancellation notice shall be void and this Amendment in respect of such Offered Space shall continue in full 64 1910739.9 09172-0089-000 force and effect. Failure by Tenant to exercise such right to cancel this Amendment in respect of such Offered Space within such 30-day period shall constitute a waiver of such right; time being of the essence with respect thereto. (i) Upon request by Landlord made on or following any Offered Space Commencement Date, Tenant will execute, acknowledge and deliver to Landlord an amendment to this Lease setting forth such Offered Space Commencement Date and fixed rent for the Offered Space in question, and reflecting the incorporation of such Offered Space into the Premises, and the modifications to this Lease resulting therefrom, as provided in this Article 30. The failure of either party to execute and deliver such an amendment shall not affect the rights of the parties under this Lease. (j) In the event that the existing lease for any of the Offered Space is terminated prior to the expiration date specified therein (x) as a result of the rejection in bankruptcy or a bona fide arm s length dispossess action upon default by the then tenant thereunder or (y) as a result of the termination of any such lease by mutual agreement or otherwise by reason of the tenant s financial condition or default, provided that such termination is made by Landlord acting in good faith, and Landlord has obtained or expects to obtain vacant possession of such space, then in any such case. Landlord may elect to accelerate the Offered Space Commencement Date with respect to such Offered Space (or any portion thereof) by giving immediate notice of such acceleration to Tenant (without any obligation to comply with the notice provisions contained in Section 27.1(a)), specifying the date upon which Landlord anticipates that Landlord shall deliver such Offered Space to Tenant, which date shall in no event be earlier than 30 days after the date of such notice of acceleration (an Accelerated Delivery Date’’). In the event of such acceleration. Tenant shall have 30 days after delivery by Landlord of the acceleration notice within which to exercise its option to lease such Offered Space (time being of the essence with respect to the giving of the notice by Tenant). In the event Tenant fails to exercise the option to lease such Offered Space after such an acceleration. Landlord shall have no further obligation to Tenant, and Tenant shall have no further rights, with respect to such Offered Space hereunder, and Landlord shall be free to lease such Offered' Space to a third party or parties subject to the ongoing rights of Tenant hereunder. ARTICLE 28 RENEWAL TERMS Section 28.1 Renewal Terms. Tenant shall have the right to renew the Term for the Renewal Premises (as defined below) for either two renewal terms of five years each or one renewal term often years (each a Renewal Term ), as Tenant may elect, commencing on the day after the expiration of the initial Term and on the day after the expiration of the first Renewal Term in case the first Renewal Term is for five years (each a Renewal Term Commencement Date ) and ending on the day preceding the tenth anniversary of the first Renewal Term Commencement Date in case the first Renewal Term is for ten years and ending on the day preceding the fifth and/or tenth anniversary of the first Renewal Term Commencement Date, as the case may be, in case the first and second Renewal Terms are for five years each, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. Each Renewal Term shall commence only if (a) Tenant notifies Landlord (an 1910739.9 09172-0089-000 65

Exercise Notice ) of Tenant s exercise of such renewal right not later than fifteen months prior to the then Expiration Date, (b) at the time of the exercise of such right, no Event of Default shall have occurred and be continuing hereunder, and (c)the Tenant named herein (i.e., Viner Finance Inc.), any successor thereto pursuant to Section 13.8 and/or Related Entities occupy at least 80% of the Premises at the time the Exercise Notice in question is given (it being agreed that any such occupancy test shall be deemed satisfied so long as Tenant does not sublet more than 20% of the Premises to non-affiliates or other unrelated third parties). Time is of the essence with respect to the giving of each Exercise Notice. Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (v) the Fixed Rent shall be determined as provided in Section 28.2, (w) Tenant shall have no further right to renew the Term after the expiration of first Renewal Term if the first Renewal Term is for 10 years or the second Renewal Term if the second Renewal Term is for five years, (x) the Base Tax Year shall be the Tax Year commencing on the July 1st of the calendar year in which the Renewal Term Commencement Date in question occurs, (y) the Base Expense Year shall be the calendar year commencing on the January 1st of the calendar year in which the Renewal Term Commencement Date in question occurs and (z) if Tenant does not renew the Term in respect of the entire Premises, Tenant’s Proportionate Share in respect of Taxes and Operating Expenses shall be appropriately recalculated. Upon the commencement of each Renewal Term, (1) such Renewal Term shall be added to and become part of the Term, (2) any reference to “this Lease , to the “Term , the term of this Lease or any similar expression shall be deemed to include such Renewal Term, and (3) the expiration of such Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall terminate any right of renewal of Tenant hereunder. For the purposes of this Section, the term Renewal Premises shall mean one or more entire contiguous floors of the then Premises. Subject to the foregoing. Tenant shall identify the Renewal Premises in the Exercise Notice in respect of the Renewal Term in question and Tenant’s failure to do so shall be deemed an election by Tenant to renew the Term in respect of the entirety of the then contiguous floors of the Premises. Section 28.2 Renewal Term Rent. The annual Fixed Rent payable during each Renewal Term shall be equal to the annual Fair Market Value (as hereinafter defined) in respect of such Renewal Term. “Fair Market Value shall mean the fair market annual rental value of the Renewal Premises as of the Renewal Term Commencement Date in question for a term equal to such Renewal Term (provided that if such term is 5 years, such term shall be deemed to be 10 years for the purposes of determining the Fair Market Value (although the Fair Market Value shall be based on the rental for the first 5 years of such term) with any rental concessions, if any, appropriately prorated for the actual length of the term of 5 years, and taking into account rent increases or step-ups in basic annual rent, if any, then considered to be fair market for a term of 10 years), based on comparable space in the Building, and on comparable space in Comparable Buildings, including all of Landlord’s services provided for in this Lease, and with (i) the Renewal Premises considered as vacant, and in “as is“ condition existing on the Renewal Term Commencement Date in question, (ii) the Base Tax Year being the Tax Year commencing on the July 1st of the calendar year in which the Renewal Term Commencement Date in question occurs, and (iii) the Base Expense Year being the Comparison Year commencing on the January 1st of the calendar year in which the Renewal Term Commencement Date in question occurs. The calculation of Fair Market Value shall also take into account all other relevant factors. Landlord shall advise Tenant (a “Rent Notice ) of Landlord’s determination of Fair Market Value in respect of any Renewal Term at least 135 days prior to the Renewal Term Commencement Date in respect of such Renewal Term. If Tenant disputes Landlord’s determination of Fair Market Value for any Renewal Term, the dispute shall be resolved by arbitration as provided in Section 28.3. If the Fixed Rent payable during a 66 1910739.9 09172-0089-000

Renewal Term is not determined prior to the Renewal Term Commencement Date in question, Tenant shall pay Fixed Rent in an amount equal to the Fair Market Value for the Renewal Premises as determined by Landlord (the Interim Rent ). Upon final determination of the Fixed Rent for the Renewal Term in question, Tenant shall commence paying such Fixed Rent as so determined, and within 10 days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped. Section 28.3 Arbitration. If Tenant disputes Landlord s determination of Fair Market Value in respect of a Renewal Term pursuant to Section 28.2, Tenant shall give notice to Landlord of such dispute within 20 Business Days after delivery of the Rent Notice in question, and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows: (a) In its demand for arbitration Tenant shall specify the name and address of the person to act as the arbitrator on Tenant s behalf. The arbitrator shall be a real estate broker with at least 10 years full-time commercial brokerage experience who is familiar with the fair market value of first-class office space in the Borough of Manhattan. City of New York, New York. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Fixed Rent shall be as set forth in the applicable Rent Notice. Within 10 Business Days after the service of the demand for arbitration. Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such 10 Business Day period, and such failure continues for 3 Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Renewal Premises. (b) If two arbitrators are chosen pursuant to Section 28.3(a), the arbitrators so chosen shall meet within 10 Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value for the Renewal Term in question. If within 20 Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 28.3(a). If they are unable to agree upon such appointment within 5 Business Days after expiration of such 20 Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within 5 Business Days after expiration of the foregoing 5 Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the American Arbitration Association. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 28.3(c). Each party shall pay the fees and expenses of its respective 1910739.9 09172-0089-000 67 arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses. (c) Fair Market Value for the Renewal Term in question shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross- examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within 30 days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator s decision, the parties shall enter into an amendment to this Lease evidencing the extension of the Term for the Renewal Term in question and confirming the Fixed Rent for such Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination. (d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. ARTICLE 29 ARBITRATION In any arbitration which, pursuant to the express provisions of this Lease, is governed by this Article 29, either party may submit the dispute for resolution by arbitration in the City of New York in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association ("AAA"), except that the terms of this Article 29 shall supersede any conflicting or otherwise inconsistent rules. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within 2 Business Days after such submission or application, select a single arbitrator having at least ten (10) years' experience in leasing and management of commercial properties similar to the Building in the City of New York, (ii) the arbitration shall commence 2 Business Days thereafter and shall be limited to a total of seven hours on the date of commencement until completion, with each party having no more than a total of two hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination 68 1910739.9 09172-0089-000 within 3 Business Days after the conclusion of the presentation of Landlord's and Tenant's cases, which determination shall be limited to a decision upon whether Landlord acted reasonably in withholding its consent or approval (and the arbitrator shall not be permitted to modify any of the terms of this Lease). The arbitrator's determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than 10 Business Days after the rendering of such decision. The arbitrator's determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party. The arbitrator shall not be entitled to award monetary damages. ARTICLE 30 SATELLITE DISH Section 30.1 Right to Install Satellite Dish. (a) Tenant has the option (the Satellite Option"), on a non-exclusive basis and subject to the availability of roof space at the time Tenant exercises its option as determined by Landlord in its sole but reasonable discretion, to install and operate for its own use (and not for broadcasting to others for a fee or for resale purposes) a satellite dish, communication antenna, microwave equipment, other telecommunications equipment and related equipment, mountings, wiring and support (collectively, the Satellite Dish ) on a portion of the roof of the Building in a location determined by Landlord in its sole discretion, provided that (i) the size (which shall not exceed three square feet) and type of such Satellite Dish shall be approved by Landlord, (ii) Tenant shall comply with all applicable Requirements (including the obtaining of all required permits and licenses, and the maintenance thereof and shall provide Landlord or its designee with true and complete copies thereof prior to the installation or use of the Satellite Dish), it being understood that Landlord shall, subject to reimbursement for all reasonable out-of-pocket expenses, reasonably cooperate with Tenant in connection therewith, including, without limitation, by executing and delivering to Tenant such applications, instruments and other documents as Tenant may reasonably request in connection therewith, (iii) the manner of installation shall be approved by Landlord, (iv) the installation of Tenants Satellite Dish shall constitute an Alteration and shall be performed in accordance with the provisions of Article 5, and (v) the Satellite Dish shall not be visible from the street. If Tenant shall exercise the Satellite Option, Landlord will make available to Tenant, in accordance with Article 5, access to the roof for the construction, installation, maintenance, repair, operation, replacement, substitution and use of Tenant s Satellite Dish, as well as space in the Building to run electrical and telecommunications conduits or cables from such Satellite Dish to a point of entry in the Premises. All of the provisions of this Lease shall apply to the construction, installation, maintenance, repair, operation, replacement, substitution and use of the Satellite Dish, including provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance as if the Satellite Dish were part of the Premises, subject to Section 30.1(c). Tenant s Satellite Dish shall be treated for all purposes of this Lease as if it were a Specialty Alteration. Tenant shall pay all costs of electricity in connection with the use of the Satellite Dish. (b) Tenant’s Satellite Dish may not cause interference or damage to (i) similar installations at the Building existing on the date the Satellite Dish was installed, (ii) the conduct of business generally by other tenants in or occupants of the Building or the Chrysler Buidling or (iii) any Building Systems.. 1910739.9 09172-0089-000 69

(c) Landlord shall not charge Tenant an annual fee for the use of the area where the Satellite Dish is placed. (d) At Landlord s election, Landlord may appoint a roof manager to manage roof space and access thereto and, in such event, Tenant shall comply with the rules, regulations and requirements of such manager. Section 30.2 Relocation. At any time following Tenant’s installation of the Satellite Dish, Landlord may, upon reasonable prior notice to Tenant, direct Tenant to relocate such Satellite Dish to a location designated by Landlord on the roof of the Building and providing substantially comparable reception and transmission as was afforded by the prior location, and Tenant shall relocate its Satellite Dish as soon as reasonably practicable thereafter (and, in any event, within 30 days after receipt of Landlord’s notice; provided, however, that Tenant shall immediately discontinue use of the Satellite Dish where Landlord has informed Tenant that Tenant must relocate same due to the fact that Tenant’s Satellite Dish is causing interference or damage to other tenants in or occupants of the Building or to any Building Systems). The cost of relocating the Satellite Dish shall be borne by Tenant if such relocation shall be necessary due to any interference with other installations existing on the date the Satellite Dish was installed, any Requirement or any act or omission of Tenant (other than mere use), including Tenants failure to comply with Section 30.1(b). If the relocation shall be required for any other reason, the cost of the relocation shall be borne by Landlord. Section 30.3 Compliance with Requirements; Damage; Maintenance Taxes; etc. (a) Landlord shall not be responsible for complying with any Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating to the Satellite Dish, nor shall Landlord be responsible for any damage that may be caused to Tenant or the Satellite Dish by any other tenant or occupant of the Building. Landlord makes no representation that Tenant’s Satellite Dish will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor, it being understood that Landlord shall reasonably cooperate with Tenant to relocate, at Tenant s sole expense, the Satellite Dish to an alternate location, to the extent available at the Building, where the Satellite Dish will be able to receive or transmit such communication signals without interference or disturbance. Tenant’s use and operation of the Satellite Dish shall also comply with all Requirements. Landlord shall administer the installation and operation of installations made after the date of Tenant’s installation in such a way that leters installations will not interfere with Tenant’s Satellite Dish. (b) Tenant, at Tenant’s sole cost and expense, shall paint and maintain the Satellite Dish in white or such other color as Landlord shall determine (provided such color or painting of the Satellite Dish does not adversely affect the operation of the Satellite Dish) and shall install such lightning rods or air terminals on or about the Satellite Dish as Landlord may reasonably require. (c) Tenant shall (i) be solely responsible for any damage caused as a result of the use, installation or maintenance of the Satellite Dish, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the construction, installation, maintenance, repair, operation or use of the Satellite Dish, (iii) at its sole cost and expense, promptly comply with all precautions and safeguards required by Landlord s insurance company and all Governmental Authorities in connection with the ownership, use, installation or 1910739.9 09172-0089-000 70 maintenance and operation of the Sateiiite Dish, (iv) at its sole cost and expense, maintain the Satellite Dish in a safe and orderly condition, so as not to interfere with other tenants or occupants in the Building or the operation by others of equipment on the roof of the Building and (v) remove the Satellite Dish at the expiration of the Term in accordance with the terms of Article 5 and perform any restoration of the roof made necessary as a consequence of such removal. Section 30.4 No Leasehold Interest. Tenant acknowledges and agrees that the privileges granted Tenant under this Article 30, if exercised, shall not be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof in connection with the Satellite Dish. ARTICLE 31 TERMINATION OPTION Section 31.1 Termination Option, (a) Tenant shall have the right, at its sole option (the Termination Option ), to terminate this Lease in respect of (i) the entire Premises (but not less than the entire Premises), (ii) the 12'* Floor Premises(but not less than the entire 12 Floor Premises) or (iii) the 14* Floor Premises (but not less than the entire 14 Floor Premises), as elected by Tenant (the Terminated Premises ), effective on the 10th anniversary of the Rent Commencement Date (the Termination Option Date ) by delivering irrevocable notice (the “Termination Option Notice”) to Landlord at least 18 months prior to the Termination Option Date, provided, however, that the effectiveness of the exercise of the Termination Option shall be conditioned upon Tenant s identifying the Terminated Premises in the Termination Option Notice and payment to Landlord of an amount (the “Termination Payment”) equal to the sum of the unamortized (calculated as of the Termination Option Date) (amortized on a straight line basis over the initial 15 year term of this Lease with interest thereon at 7% per annum) (A) cost of performing Landlord s Work in respect of the Terminated Premises, (B) brokerage commission paid or incurred by Landlord in connection with this Lease in respect of the Terminated Premises, and (C) amount of Rent which would otherwise have accrued during the Free Rent Period and thereafter under Section 2.5 had Landlord not granted Tenant such rent concession in respect of the Terminated Premises. Within 10 Business Days following Landlord's receipt of the Termination Option Notice, Landlord shall deliver to Tenant a statement specifying the Termination Payment in reasonable detail. Upon Tenant’s request. Landlord shall provide such statement to Tenant prior to Landlord’s receipt of the Termination Option Notice. Any dispute in respect of the amount of the Termination Payment shall be settled by arbitration pursuant to Article 29. In the event that Tenant fails to timely send its termination notice and/or pay the Termination payment. Tenant shall no longer have any right to terminate this Lease pursuant to this Section 31.1. Tenant shall pay one-half the Termination Payment upon Tenant’s giving of the Termination Option Notice and pay the other half of the Termination Payment at least 30 days prior to the Termination Option Date. The Termination Payment shall be payable by certified check payable to the order of Landlord drawn upon a bank which is a member of the New York Clearing House Association. (b) In the event that Tenant shall give the Termination Option Notice and shall otherwise comply with the conditions of the exercise of Tenant s right to terminate this Lease as provided hereunder, including, but not limited to, the payment of the Termination Payment, tWs Lease in respect of the Terminated Premises shall come to an end and expire on the 1910739.9 09172-0089-000 71

Termination Option Date, with the same force and effect as if said date were the Expiration Date set forth in this Lease, unless sooner terminated pursuant to any other term, covenant or condition of this Lease or pursuant to law. (c) As of the day following the Termination Option Date, this Lease shall be modified as follows if the Terminated Premises consists of either the 12*' Floor Premises or the 14** Floor Premises: (i) The Fixed Rent for the Premises shall be reduced by $1,707846.00 per annum ($142,320.50 per month) if the Terminated Premises is the 12*** Floor Premises or the Fixed Rent for the Premises shall be reduced by $858,178.00 per annum ($71,514.83 per month) if the Terminated Premises is the 14*** Floor Premises for the period, in either case, commencing on the day following the Termination Option Date and ending on the Expiration Date; (ii) Tenant s Proportionate Share shall mean 5.259% in respect of Taxes and 5.528% in respect of Operating Expenses if the Terminated Premises is the 12*** Floor Premises or “Tenant s Proportionate Share shall mean 6.750% in respect of Taxes and 7.095% in respect of Operating Expenses if the Terminated Premises is the 14 Floor Premises, and (iii) "Premises" shall be deemed to mean the Premises other than the 12*** Floor Premises or the 14*** Floor Premises, as the case may be. Section 31.2 Default. Notwithstanding anything to the contrary contained herein, if a monetary or material non-monetary Event of Default shall have occurred and be continuing on the date on which Tenant gives notice of its exercise of the Termination Option, then Tenant s exercise of the Termination Option shall be null and void and this Lease shall continue in full force and effect unless such Event of Default shall be cured on or before the Termination Option Date. Section 31.3 Indemnification. Tenant shall indemnify and hold Landlord harmless from and against, any and all liabilities, losses, claims, reasonable costs and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket costs) incurred in connection with any real property transfer tax that will or may become, or may be asserted to be or become due, owing or imposed in connection with the Termination Option at any time by the City or State of New York or any agency or instrumentality of such City or State, including, without limitation any penalties and interest imposed or to be imposed in connection therewith. Tenant, at Landlord’s request, shall promptly prepare, execute and file such returns, affidavits and other documentation as may be required in connection with such taxes. 1910739.9 09172-0089-000 72

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written. LANDLORD; TENANT: CHRYSLER EAST BUILDING, L.L.C. a Delaware limited liability company VINER FINANCE INC., a Delaware corpq/ation / // / Bv: ('LA 6- Steven \ Vecteter Senior Managing Director By; /(/ Its' i ietfiAk) dcQ . V

ACKNOWLEDGMENT STATE OF NEW YORK ) ) S.S.: COUNTY OF NEW YORK ) On this day of September, in the year 2018 before jme, the undersigned, a Notary Public in and said State, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which individual(s) acted, executed the instrument. MARIA GONZALEZ tary Public - State of ew York NO. 01G06207206 Qualified in Queens Countf y Commission Expires C/jf f 13 i m

EXHIBIT A-1 12™ FLOOR PREMISES FLOOR PLAN The floor plan which follows is intended solely to identify the general location of the 12* Floor Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown. I. ;-a Zone Type CHfO-SLER E«T eU!lD!NQ.l.l.C (U5-Pn?p« ) vCHjE NCA i IS17 12 As Bull un 7, 1B A-1

EXHIBIT A-2 13™ FLOOR PREMISES FLOOR PLAN The floor plan which follows Is intended solely to identify the general location of the IS** Floor Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown. : li . Ci ¦; iid , , d ¦ i.--- ¦ iS Wi afpft- i H llaESMI Zone Type C RrSten east BUILD? <5,i.t.C (US-PrcpfJy) tea reAlNr IKIT 13 AsBl it Jlffl27, 2318 A-2

EXHIBIT A-3 14™ FLOOR PREMISES FLOOR PLAN The floor plan which follows is intended solely to identify the general location of the 14*' Floor Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown. Zone Type CHRYSLER EAST BU!iD:f 5.LLC (US-frepe t ) B T' .Vv'EX. EWit infrr (SI7 I V3t»ra 14 As Bull J 27. 201fi A-3

EXHIBIT A-4 21 ST FLOOR PREMISES FLOOR PLAN The floor plan which follows is intended solely to identify the general location of the 21st Floor Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown. E, 43rd St A-4

EXHIBIT B DEFINITIONS Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its base rate (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its base rate ). Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers within the Premises and the horizontal distribution systems within and exclusively servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises). Business Days: All days, excluding Saturdays, Sundays and Observed Holidays. Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended. Common Areas: The lobby, plaza and sidewalk areas and other similar areas of general access and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises. Comparable Buildings: First-class renovated office buildings of comparable age and quality in midtown Manhattan. Cost Per Kilowatt Hour: (a) The total cost for electricity incurred by Landlord to service the Building during a particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company or other provider in computing its charges to Landlord) and/or, If electricity is provided by any electricity generation system owned and operated by Landlord, an amount equal to the total cost which would have been incurred by Landlord had Landlord purchased the electricity generated by Landlord during a particular billing period from a public utility company, during such period, divided by (b) the total kilowatt hours purchased and/or generated by Landlord to provide electricity to the Building during such period. Deficiency: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys fees and disbursements, and alteration costs). B-1

Excluded Expenses: (a) Taxes; (b) franchise or income taxes imposed upon Landiord; (c) mortgage amortization and interest; (d) ieasing commissions; (e) the cost of tenant instaiiations and decorations incurred in connection with preparing space for any Buiiding tenant, inciuding workietters and concessions; (f) fixed rent under Superior Leases, if any; (g) management fees not to exceed 3% of the gross rentais and other revenues coiiected for the Reai Property (pius reimbursable expenses payable in connection with property management services); (h) wages, salaries and benefits paid to any persons above the grade of property manager or chief engineer and their immediate supervisor; (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, (C) negotiations of leases, contracts of sale or mortgages or (D) any proceeding, judgment, settlement or arbitration award resulting from any liability of Landlord and fines or penalties due to Landlord s negligence or wrongful acts or violations of Requirements, including, without limitation, deductibles under any insurance policies covering such liabilities; (j) costs of services provided to other tenants of the Building on a rent-inclusion basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants or any other person or entity other than pursuant to an expense escalation clause; (I) costs in the nature of penalties or fines; (m) costs for services, supplies or repairs paid to any related entity in excess of costs that would be payable in an arm s length or unrelated situation for comparable services, supplies or repairs; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) appraisal, advertising and promotional expenses in connection with leasing of the Building; (p) the costs of installing, operating and maintaining a specialty improvement, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club unless Tenant is permitted to make use of such facility without additional cost (other than payments for key deposits, use of towels or other incidental items) or on a subsidized basis consistent with other users; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s failure to timely pay Operating Expenses or Taxes; (r) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials (classified as such on the Effective Date) existing in the Premises or the Building as of the date hereof other than asbestos removed in the ordinary course of performing repairs in the Common Areas not to exceed 20 lineal feet at any one time; (s) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 7.1; (t) the cost of electrical energy furnished directly to Tenant and other tenants of the Building and to tenantable areas of the Building for purposes other than the operation of Base Building equipment and machinery and the lighting of public toilets, stairways, shaft ways, and base Building machinery or fan rooms; (u) payments made to tenants or any other person or entity to take over or take back leases; (v) costs incurred in connection with the financing or refinancing of the Real Property, or a sale or transfer of all or any portion of the Real Property (including air rights, development rights but excluding easements) or any interest in any person or entity of whatever tier owning an interest therein; (w) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law; (x) Landlord’s overhead and general corporate and general administrative expenses; (y) costs of HVAC provided during Overtime Periods, chilled water or condenser water for supplemental air- conditioning systems provided to the Premises or other rentable space in the Building, whether or not then leased to tenants; (z) lease payments for equipment rented on a long term basis in lieu of purchase, to the extent the costs of such equipment would constitute a capital expenditure not includable in Operating Expenses if such equipment were purchased; (aa) all costs and expenses incurred by Landlord in connection with any obligation of Landlord to B-2 indemnify any Building tenant (including, without limitation, Tenant) pursuant to its lease or otherwise to the extent not covered by insurance; (bb) any compensation paid to cler s, attendants or other person in commercial concessions owned or operated by Landlord or its Affiliates in the Building which are for services not supplied to tenants generally in the Building as part of Operating Expenses; (cc) all charitable contributions and political contributions and all dues to professional and lobbying associations (except those for REBNY and BOMA and any successor organizations thereto); (dd) any compensation paid to clerks, attendants or other person in commercial concessions owned or operated by Landlord or its Affiliates in the Building which are for services not supplied to tenants generally in the Building as part of Operating Expenses; and (ee) expenses allocable directly and solely to the retail space of the Building. Governmental Authority: The United States of America, the City of New York, County of New York, or State of New York, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property. Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as hazardous substances, toxic substances, contaminants, pollutants or words of similar import. HVAC System: The Building System designed to provide heating, ventilation and air conditioning. Indemnitees: Landlord, Landlord s Agent, the Operator, each Mortgagee and Lessor and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, servants, agents, and representatives. Institutional Owner; (a) Any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any insurance company or pension and/or annuity company, (c) any pension, retirement or profit sharing trust or fund, (d) any government, any public employees pension or retirement system, or any other government agency supervising the investment of public funds, (e) any investment banking, merchant banking or brokerage firm, (f) any college or university or (g) any other entity all of the equity owners of which are Institutional Owners. Lease Year: The first Lease Year shall commence on the Rent Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Rent Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date. Lessor: A lessor under a Superior Lease. Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises, the Building or any Adjoining Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies. B-3

Mortgage(s): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage. Observed Holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day plus days observed by the State of New York, the City of New York and the labor unions servicing the Building as holidays. Operator: The Operator under the REA. Ordinary Business Hours: 8:00 a.m. to 7:00 p.m. on Business Days. Prohibited Use: Any use or occupancy of the Premises (other than the Permitted Use) that in Landlord s reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein; (b) impair the appearance of the Building, (c) unreasonably interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens instalied for the use of Tenant s employees and guests only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom (other than training rooms for employees of Tenant located at the Premises); (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance. REA: That certain Reciprocal Easement and Shared Facilities Agreement dated as of June 20, 2001 executed by 405 Lexington, L.L.C., as declarant, as the same may be modified, amended, replaced from time to time. B-4

Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.), New York City Local Law 58, without limitation, (A) of 1987, and (B) any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters and landmarks preservation, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or und the same, (iii) all insurance bodies affecting the Premises, and (iv) utility service providers and (v) Mortgagees or Lessors. Requirements shall also include the terms and conditions of any certificate of occupancy issued for the Premises or the Building, and any other covenants, conditions or restrictions affecting the Building and/or the Real Property from time to time. Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit G, as they may be modified from time to time by Landlord in accordance with this Lease. S ecialty Alterations: Alterations which are not standard office installations such as kitchens (but not pantries), executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, reinforced floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character. All Specialty Alterations are Above-Building Standard Installations. No furniture shall constitute a Specialty Alteration. Specialty Alterations shall not include penetrations through the slab to accommodate conduits and pathways, low voltage cabling, furniture wiring. Landlords Work and Tenant s supplemental HVAC system. Substantial Completion: As to any construction performed by any party, Substantial Completion or “Substantially Completed” means that such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c)all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises for the Permitted Use or which in accordance with good construction practice should be completed after the completion of other work in the Premises or the Building ( Punch List Items ), provided that in each case, such party shall remain obligated to complete the work in question. Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof. Tenant Delay: Any delay which results from any act or omission of any Tenant Party, including delays due to changes in or additions to, or interference with any work to be done by Landlord, or delays by Tenant in submission of information approving working drawings or estimates or giving authorizations or approvals after notice thereof from Landlord to Tenant (which notice may be given by email to David.Rogers@opco.com). Tenant Party: Tenant and any subtenants and occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees, visitors or licensees. B-5

Tenant s Property: Tenant s movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications data and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building. Unavoidable Delays: With respect to Landlord, Landlord’s inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord’s inability to supply or delay in supplying any equipment or fixtures, if Landlord’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s reasonable control, including governmental preemption in connection with a national emergency. Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, the Operator or any Owner, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty; provided that in no event shall financial inability be deemed an event beyond the control of Landlord. With respect to Tenant, Tenant’s inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Tenant, or Tenants inability to make or delay In making any repairs, additions, alterations, improvements or decorations, or Tenant’s inability to supply or delay in supplying any equipment or fixtures, if Tenant’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Tenant’s reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, delays caused by other tenants or other occupants of the Building, acts of God, enemy action, civil commotion, fire or other casualty; provided that (a) in no event shall financial inability be deemed an event beyond the control of Tenant, and (b) in no event shall Tenant’s obligations to pay Rent or make any other payments to Landlord required under the Lease be excused or delayed by any Unavoidable Delays. B-6

EXHIBIT C WORK LETTER 1. General. 1.1 T e purpose of this Work Letter is to set forth (i) how the interior improvements to the Premises which Tenant desires to have completed in connection with Tenant's initial occupancy of the Premises ( Landlord s Work ) are to be constructed, (ii) who will do the construction of Landlord s Work, and (iii) who will pay for the construction of Landlord s Work. 1.2 Except as defined in this Work Letter to the contrary, all capitalized terms used in this Work Letter have the same meanings as the defined terms in the Lease. 1.3 The terms, conditions and requirements of the Lease, except where clearly inconsistent or inapplicable to this Work Letter, are incorporated into this Work Letter. 2. Plans, 2.1 Landlord shall, in accordance with the provisions of this Work Letter, cause LB Architects PC (the Architect ) to complete and submit detailed architectural, structural, mechanical and engineering plans and specifications, including, without limitation, sprinkler plans, for Landlord’s Work (the "Plans"). The Plans shall be based on and substantially consistent with the layout plans attached hereto as Schedule A. The Plans shall include the work described in Schedule B hereto and such work shall be deemed Standard Work (as hereinafter defined). Tenant shall submit to the Architect within 5 days after request all missing information necessary for the Architect to complete the Plans and which the Architect may request. In no event shall the Plans or Final Plans require Landlord to perform, and in no event shall such work be included in Landlord’s Work, any of the work described in Section 2.2 below. Schedule E is a timeline of the development of the Proposed Plans and the build out of the Premises. 2.2 Landlord shall not be required to perform, and Tenant shall not request, work which would (i) require changes to structural components of the Building or the exterior design of the Building, (ii) require any material modification to the Building Systems or other Building installations outside the Premises other than the reprogramming of two elevator cars as contemplated by Section 10.2(b) of the Lease, (iii) not comply with all applicable Requirements, (iv) require the removal or remediation of any asbestos-containing materials from behind radiators or within core areas, perimeter walls, shafts or columns or (v) be incompatible with either the Certificate of Occupancy issued for the Building or the Building's status as a first-class office building (all such work describe in clauses (i) through (v) hereinafter referred to as Excluded Work ). Any changes required by any Governmental Authority affecting the construction of the Premises shall be performed by Landlord, at Landlord's sole cost, and shall not be deemed to be a violation of the Plans or of any provision of this Work Letter, and shall be deemed automatically accepted and approved by Tenant. Landlord shall give notice to Tenant of any change in the Plans required by any Governmental Authority promptly after Landlord receives notice thereof. 2.3 Landlord shall cause the Architect to deliver to Tenant on or before October 15, 2018 (the “Plans Outside Date ). If Tenant disapproves of all or a portion of the C-1

Plans, Tenant shall notify Landlord of its reasons therefor in reasonable detail, in which event Landlord shall cause the Architect to revise the Plans and resubmit them to Tenant within 5 days after notice from Tenant. Tenant shall respond to Landlord s request for approval of the Plans or revised Plans within 5 days of submission. Tenant s failure to respond within 5 days shall be deemed to constitute approval of the Plans or revised Plans. The Plans, as approved or deemed approved by Tenant, are referred to as the "Final Plans . 2.4 Neither the recommendation, designation or approval by Landlord of any architects or engineers, nor the review or approval by Landlord of the Plans and resulting Final Plans, shall constitute a representation or warranty by Landlord that the Plans or the Final Plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements; and Tenant expressly agrees that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord's prior approval. 3. Work and Costs. 3.1 Subject to the provisions of Section 2.2 and this Section 3, Landlord shall perform or cause to be performed all of the work depicted on the Final Plans, and the submission of such Final Plans to Landlord shall be deemed authorization by Tenant for Landlord to proceed with the work depicted thereon. Landlord shall pay for the work depicted on the Final Plans (and all architectural costs, engineering costs, general contractor costs, and the cost of all local and state filing fees and permits required to be obtained in order to perform such work) to the extent and only to the extent that such work is included in, and consistent with, the finishes shown on Schedule C ( Standard Work ). Any of the items of work listed on Schedule D is non-Standard Work, the cost of which items is expected to exceed the cost of like items of Standard Work shown on Schedule C (“Above Standard Work ) or the cost of which items is expected to cost less than like items of Standard Work shown on Schedule C ( Below Standard Work). Landlord shall perform Landlord’s Work in a good and workmanlike manner and in compliance with applicable Requirements, using new materials of good quality. Tenant shall pay for the cost or incremental cost, if applicable, of any work or materials depicted on the Final Plans (and all architectural costs, engineering costs, general contractor costs, and the cost of all local and state filing fees and permits required to be obtained in order to perform such work) to the extent and only to the extent that such work is Above Standard Work, after taking into account any savings to Landlord in performing Landlord’s Work resulting from the selection by Tenant of Below Standard Work ( Tenant s Contribution ). Landlord shall be responsible for the expense of any unknown field conditions. Following the date of the Lease, Tenant may identify additional items of Standard Work that may constitute Above Standard Work and/or Below Standard Work and Schedule D shall be deemed modified to incorporate same. Any work in respect of Tenant’s supplemental air- conditioning, security and IT requirements and power requirements in excess of 6 watts per usable square foot and the electric specifications contained in this Work Letter shall be deemed Above Standard Work. The estimated additional cost of Above Standard Work and the estimated savings of Below Standard Work contained in Exhibit D are estimates only and are subject to change. 3.2 Landlord shall submit to Tenant, as soon as reasonably practicable following Tenant's approval of the Final Plans and in any event within 14 days after such approval of the Final Plans, the estimated cost or incremental cost, if applicable, of any Above Standard Work and the estimated savings resulting from any Below Standard Work. Tenant shall either approve or disapprove of such cost within 5 days after submission by Landlord. If Tenant shall fail to respond within such 5 day period, the cost of Above Standard Work shall be deemed C-2 disapproved in all respects by Tenant and Landlord shall not be authorized to proceed with respect thereto at such time. If Tenant shall disapprove of such cost (as specified in writing by Tenant to Landlord) or if such cost of Above Standard Work shall be deemed disapproved, Tenant shall within 5 days work with Landlord and the Architect to revise the Final Plans to the extent required to eliminate or alter such Above Standard Work and/or to add Below Standard Work in part or in whole. Concurrently with the approval by Tenant of the cost of the Above Standard Work and prior to the commencement of Landlord s Work, Tenant shall deposit with Landlord, in cash, an amount equal to one-third of Tenant s Contribution, which shall be applied by Landlord to the last payments due for Landlord s Work. Any work or equipment not shown on, or inconsistent with or excluded from or by. Schedule C attached hereto is not Standard Work. 3.3 Tenant shall pay the remainder of Tenant’s Contribution from time to time as Landlord’s Work progresses, within 20 days after submission by Landlord to Tenant of an invoice for the amount(s) then due and payable. The payments to be made by Tenant as provided in this Section 3.3 shall be collectible in the same manner as Additional Rent under the Lease, whether or not the Term of the Lease shall have commenced. 4. Tenant Delay. 4.1 If Landlord shall be delayed in Substantially Completing Landlord’s Work as a result of any act, neglect, failure or omission of Tenant, its agents, servants, employees, contractors or sub-contractors, including, without limitation, any of the following, such delay shall be deemed a "Tenant Delay": (a) Tenant's delay in supplying or failure to supply information or to approve plans, drawings and specifications in accordance with and at the times referred to herein, including Sections 2.1 and 2.3 hereof; or (b) Tenant's failure to approve or delay in approving the cost of the non¬ standard Work (beyond the 5-day period referred to in Section 3.2); or (c) Tenant's request for materials, finishes or installations in connection with Above Standard Work or Below Standard Work which are not readily available at the time Landlord is ready to install same; or (d) Tenant's changes in drawings, plans or specifications submitted to or prepared by Landlord (including any Change Orders, as hereinafter defined); or (e) the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of the said work by said person, firm or corporation; or (f) Tenant's failure to approve of the Final Plans, and the cost of the non¬ standard Work prior to November 1,2018; or (g) Tenant's failure to timely pay Tenant’s Contribution pursuant to Sections 3.2 and 3.3 or for any Change Order pursuant to Section 6. If the Substantial Completion Date (as hereinafter defined) shall be delayed by reason of Tenant Delay, the Premises shall be deemed Substantially Completed for the purposes of determining the Rent Commencement Date as of the date that the Premises would have been Substantially C-3

Completed but for any such Tenant Delay as determined by Landlord in its reasonable discretion. 4.2 Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing Landlord s Work resulting from (i) any Tenant Delay, or (ii) any cost incurred by Landlord on account of any Change Orders requested by Tenant. Any such sums shall be in addition to any sums payable pursuant to Sections 3.2 and 3.3 hereof and shall be paid to Landlord within 10 days after Landlord submits an invoice to Tenant therefor. 5. Entry by Tenant and Its Agents; Designation of Tenant's Construction Agent. 5.1 Except as hereinafter provided, neither Tenant nor its agents, employers, invitees or independent contractors shall enter the Premises during the performance of Landlord s Work. Tenant hereby designates David Rogers as its authorized agent ("Tenant's Construction Agent") for the purpose of submitting to Landlord and authorizing any Change Orders and for the purpose of consulting with Landlord as to any and all aspects of Landlord’s Work. Tenant's Construction Agent shall have the right to inspect the Premises during the course of Landlord’s Work provided Tenant's Construction Agent shall make a prior appointment with Landlord and/or its contractor at a mutually convenient time. 5.2 If Tenant shall enter upon the Premises or any other part of the Building, as may be above permitted by Landlord, Tenant shall indemnify and save Landlord harmless from and against any and all Losses arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or Building with Tenant's permission, or (ii) any other reason whatsoever arising out of Tenant's entry upon the Premises or Building. 5.3 Tenant shall have the right to install AV cable, low voltage cable, wiring and furniture in the Premises at the same time that Landlord performs Landlord’s Work at any time in the case of cabling and wiring and during the last 30 days of the build out of the Premises in the case of furniture. Landlord shall use reasonable efforts to provide Tenant with at least 30 days’ prior notice of the date Landlord reasonably anticipates will be the Commencement Date. Landlord and Tenant shall use reasonable efforts to cooperate with each other so as to permit the other to work in the Premises at the same time. If the performance by Tenant of such work in the Premises interferes with the performance by Landlord of Landlord's Work, Landlord shall, notwithstanding the foregoing, have the right to notify Tenant of such interference (which notification may be oral) and Tenant shall immediately discontinue such interference. If the Substantial Completion of Landlord's Work is delayed by reason of interference with the performance of Landlord's Work caused by Tenant performing such work in the Premises at the same time as Landlord or any other act or omission of Tenant, its agents, employees or contractors, Landlord's Work shall be deemed to be Substantially Completed for the purposes of determining the Commencement Date and Rent Commencement Date as of the date Landlord's Work would have been Substantially Completed but for such Tenant Delay (i.e., if Landlord’s Work is delayed as a result of several different causes, including such interference by Tenant, then Landlord’s Work shall be deemed to be Substantially Completed as of the date Landlord’s Work would have been Substantially Completed but for such interference by Tenant and not as a result of such other unrelated causes). Such access to the Premises by Tenant prior to the Commencement Date shall not be deemed to be use and occupancy by Tenant of the Premises nor Tenant having taken possession of the Premises for purposes of determining the Commencement Date. C-4

6. Change Orders. Tenant shall have the right to make changes from time to time in the Final Plans by submitting to Landlord revised plans and specifications ("Change Orders"). All Change Orders shall be subject to Landlord's prior approval. Without limiting the generality of the foregoing, no Change Order will be approved unless (i) all changes to and modifications of the Final Plans are circled or highlighted as per standard industry practices, and (ii) such Change Orders conform with the requirements of Article 2 hereof. Prior to approving any Change Order Landlord shall notify Tenant of any required Tenant's Contribution and any Tenant Delay that the performance of any such Change Order may entail. If Tenant does not respond affirmatively within 3 Business Days of the giving of such notice, Landlord shall not make the proposed Change Orders. Upon receipt and approval of any Change Orders, Landlord shall submit the Change Orders to the contractor or subcontractors performing the trade or trades involved in the Change Orders and, if applicable and so requested by Tenant, obtain and deliver to Tenant a work order in connection therewith. If any Change Order increases the cost of constructing Landlord s Work, Tenant shall bear such cost, and shall pay to Landlord, on demand, the sum of (i) the amount by which (A) the actual costs incurred by Landlord to construct Landlord s Work, as modified by the Change Order, exceeds (B) the actual costs which would have been incurred by Landlord to construct Landlord s Work in the absence of such Change Order (the "Differential"), (ii)any cancellation fees, reshipping charges or any other similar costs incurred by Landlord as a result of the Change Order, and (iii) an amount equal to 10% of the Differential, to compensate Landlord for its time and effort in connection with the Change Order. The cost of any Change Orders shall be borne solely by Tenant and shall be payable in the manner and at the times set forth in Sections 3.2 and 3.3. In addition. Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing Landlord’s Work resulting from any Tenant Delay. If any Change Order in respect of Above Standard Work decreases the cost of constructing Landlord’s Work, Landlord shall provide Tenant with a credit equal to the amount by which (1) the actual costs incurred by Landlord to construct Landlord s Work, as modified by the Change Order eliminating or modifying Above Standard Work, is less than (2) the actual costs which would have been incurred by Landlord to construct Landlord’s Work in the absence of such Change Order less (x) any cancellation fees, reshipping charges or any other similar costs incurred by Landlord as a result of such Change Order, and (y) an amount equal to 10% of the such savings, to compensate Landlord for its time and effort in connection with such Change Order. No such credit shall exceed the original cost of performing the Above Standard Work in question. Tenant shall receive no credit if one or more Change Orders reduce the cost of Landlord s Work below the original cost of Landlord’s Work (without giving effect to any such Change Orders). 7. Substantial Completion. Landlord shall notify Tenant of the anticipated date of Substantial Completion of Landlord’s Work (the "Substantial Completion Date") in a notice given at least 5 days prior to the Substantial Completion Date stated therein. Landlord and Tenant shall thereupon set a mutually convenient time on or before such date for Tenant’s Construction Agent, the Architect, Landlord and Landlord’s contractor to inspect the Premises and Landlord’s Work, at which time Tenant shall prepare and submit to Landlord a punch list of items to be completed. Upon completion of the inspection. Tenant’s Construction Agent shall acknowledge in writing that Substantial Completion of Landlord’s Work has occurred, subject to any Punch-List Items to be completed. Landlord shall complete the Punch List Items within 45 days thereafter. Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises during the performance of any Punch List Items. Landlord’s Work shall be deemed completed and satisfactory in all respects and the Commencement Date shall be deemed to have occurred on the date set forth in Landlord’s notice as the Substantial Completion Date. C-5

8. Miscellaneous. 8.1 This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto. 8.2 The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within 10 days of the date due shall be deemed an Event of Default under the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent and Landlord, may, if it so elects, discontinue construction of Landlord s Work until all such sums are paid and Tenant has otherwise cured such Event of Default (and any delay in the performance of Landlord s Work resulting therefrom shall be deemed to be a Tenant Delay). All late payments shall bear interest at the Interest Rate pursuant to Section 15.4 of the Lease. 8.3 Landlord and its employees, contractors and agents shall have access to the Premises for the performance of Punch List Items in respect of Landlord s Work and for the storage of materials required in connection therewith. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Punch List Items in respect of Landlord’s Work or the storage of any materials in connection therewith. 8.4 Whenever possible and practicable. Landlord will use the items and materials designated in the Final Plans for the construction of Landlord s Work, provided, however, that if Landlord determines in its reasonable judgment that it is not practical or efficient to use such materials. Landlord shall have the right to substitute items and materials of comparable quality and utility. C-6

SCHEDULE A LAYOUT PLANS (See Attached) C-7

E 43RD STREET
THIRD AVENUE
E 42ND STREET

SPACE KEY	
SPACE TYPE	TOTAL ALL FLOORS
PREMIER OFFICE	15
DOUBLE OFFICE	4
SINGLE OFFICE-EXTERIOR	25
SINGLE OFFICE-INTERIOR	3
SUPPORT WORKSTATION 7'-6"X6'-6"	43
FA WORKSTATION 7'-6"X6'-6"	31
TRADING DESK	52
OPS TEAM (8P W/ 2 OFFICES)	1
8P TEAM ROOM	3
7P TEAM ROOM	5
RECEPTION	1
TOTAL STAFF	161
10P CONFERENCE ROOM	1
4-8P CONFERENCE ROOM	4
MEETING ROOM-84 RPL	1
PANTRY	2
COPY AREA	4
MAIL/CENTRAL COPY	1
TECH ROOM/IDF	3

– ALL DIMENSIONS AND CONDITIONS ARE –
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

12TH FLOOR
SCHEMATIC PLAN
REVISION: 1
DATE: 07.05.18
DWG. NO.: SK-01

OPPENHEIMER
666 THIRD AVENUE
NEW YORK, NEW YORK

LOFFREDO BROOKS ARCHITECTS P.C.
110 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.979.7729 FAX 212.725.8914
E-MAIL INFO@LBARCH.COM


E 43RD STREET
THIRD AVENUE
E 42ND STREET

– ALL DIMENSIONS AND CONDITIONS ARE –
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

13TH FLOOR
SCHEMATIC PLAN
REVISION: 3
DATE: 07.05.18
DWG NO.: SK-01

OPPENHEIMER
666 THIRD AVENUE
NEW YORK, NEW YORK

LOFFREDO BROOKS ARCHITECTS P.C.
110 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.979.7729 FAX 212.725.8914
E-MAIL INFO@LBARCH.COM

C-8

C-9

C-10

SCHEDULE B

CERTAIN WORK

1. Deliver electric service to the electrical closets on the floor to meet the specifications provided in the Lease. Provide and install all required meters, and electrical panels.

2. Fire-stop and fireproof all necessary locations, as required by code.

3. Provide a code compliant sprinkler system throughout the Premises.

4. Install a code compliant life safety system in the Premises, including sufficient connection points, and connect sprinkler, security and other devices as required. Provide all points, tie-ins and software reprogramming into the Building's Class E System.

5. Deliver and distribute HVAC throughout the Premises in accordance with design standards contained in the Lease.

6. Deliver perimeter convectors in good working order and convector covers in like-new condition.

7. Provide new ADA-compliant bathrooms on each entire floor of the Premises, comparable to the core bathrooms on the sixth floor of the Building.

8. Install two additional stalls in each of the women's bathrooms, install one additional urinal in each of the men's bathrooms, and install two additional stalls in each of the men's bathrooms and reconfigure bathrooms to accommodate such additional fixtures.

9. In the event any floors are divided, demise in accordance with code and install a common corridor, comparable to that on the sixth floor of the Building.

10. Seal and place in weather-tight condition all perimeter windows in the Premises, and repair all broken glass.

11. Provide ACP-5s and/or ACP-7s for the Premises as required.

12. Provide a temporary sprinkler loop for the Premises in accordance with code.

13. Renovate the core restrooms on each floor of the Premises in accordance with Building standard.

14. Renovate the elevator lobbies on each floor of the Premises in accordance with Building standard.

15. Provide a 100 amp, 42 circuit panel in the location of the technology room of the 13th Floor Premises.

16. Install demising walls in 21st Floor Premises.

17. Install Building standard common corridor on the 21st floor of the Building and install Tenant's entry doors.

C-11

SCHEDULE C FINISHES PRE-BUILD SPACE STANDARDS (See Attached) Notwithstanding the Pre-Buiid Space Standards set forth herein, Landiord may substitute another materiai, finish or installation of similar design and quality, as determined by Landlord, as may be deemed necessary in Landlord s discretion so long as it does not have a material im act on the Premises.

666 3'" Ave TENANT INTERIOR ALTERATION CRITERIA PART 1 - TENANT INTERIOR ALTERATION CRITERIA Note: All finishes, fixtures and specification herein may be changed subject to compliance with NYC DOB regulations and may be substituted for equal. The tenant is responsible for all costs above and beyond stated in this alteration letter. DOORS & FRAMES 1. Doors & Frames (Private Offices) a. 3'-0" wide 8'-0" high 1-3/4" thick solid core with high gloss white shop finish. b. High gloss white shop finish shall match Architect s sample or equal c. Wood Frame with high gloss shop white frame finish. 2. Doors & Frames (Conference Room) a. 3'-0" wide 8'-0" high. High gloss white shop finish door and frame. 3. Doors & Frames (Support Spaces - Copy Room, IT Closet, etc.) a. 3'-0" wide x 8'-0" high x 1 3/4 thick HM (Hoilow Metal) flush door, painted or equal b. 8 -0 metal frames 1-1/2 or 2” profile integral stop & trim, factory primed and field painted. Fire rated where applicable. Knock Down metal frames are standard. 4. Main Entry a. Full height frameiess clear tempered glass doors, satin chrome hardware and trim or equal All doors on multi-tenant floors are to be located on centerline of corridor or where permitted by code. All to match already established building standards. HARDWARE 1. Wood and HM doors a. Latch set to be Schlage, L-series, Lever Style: 02, with satin chrome finish #US 26D or equal. (Locksets will be provided on Secondary entry door and support spaces) b. Wood doors on butt hinges d. All hardware for interior doors within tenant space shall be supplied as # US26D, satin chrome or equal. e. All interior office key shali be keyed to building master key from Schlage or equal. 2. Entry & Conference Room Doors a. 13/16” diameter x 48 High Heavy satin chrome Straight Pull manufactured by Dorma No. 821.273 or equal with 3-hole fixing. All hardware to be satin chrome finish. All glass doors must comply with local code. b. All hardware to be # US26D, satin chrome or equal finish. Ail glass doors must comply with local code. CEILING 1. Acoustical Ceiling Tile a. Suspension of ceiling grids shall comply with all New York City Department of Buildings (NYC DOB) requirements as well as properly supported from building structure on structural slab as approved by structural engineer. Shadow molding to match. Gypsum board soffit with ACT pop-up in conference rooms. b. 2 X 4 Armstrong Suspension System, Interlude XL 9/16", white or equal, installed on center. c. 2’ X 4’ Armstrong Ceiling Tile, Ultima 9/16” Tegular Color - White or equai. All tiles to be installed parallel to building. C-13

d. All diffusers should be 2 x 2 Architectural flat or equal, lay-in type. If smaller, they should be installed on center of tile. 2. GWB Ceiling at Reception Area (350 sf maximum) a. All GWB ceilings shall be painted Benjamin Moore 1-02 Super White or equal in Flat finish. 1 of6 C-14

666 3 Ave TENANT INTERIOR ALTERATION CRITERIA LIGHTING 1. Lighting Fixtures All lighting to comply with NYC energy code. a. Conference Room(s) Recessed Linear LED, Focal Point, Seem 4 LED FSM4L series or equal. 3500K. All linear lighting shall run perpendicular to the length of corridor. Lighting in conference rooms to have dimming capability. b. Executive offices Two (2) 1x4 Focal Point, Equation LED FEQL series or equal. 3500K. c. Private offices One (1) 1x4 or one (1) 2x2 basket Focal Point, Equation LED FEQL series or equal. 3500K. d. Open work area 1x4 Focal Point, Equation LED FEQL series or equal. 3500K. e. Reception Area Recessed Linear LED, Focal Point, Seem 4 LED FSM4L series or equal. 3500K. Recessed 4.5 square Down Light, Focal Point, ID FLC44D f. Support spaces (Copy Room, IT Closet, etc.) 2x4 Focal Point, Equation LED FEQL series or equal. 3500K. g. All light fixtures shall be 277V or 120V upon approval by Landlord and/or engineer. 2. Exit sign a. Encore lighting UNQ series or NYC approved equal ELECTRICAL 1. Switch Plates and Outlet Receptacles a. All switches and outlet receptacles to be installed at heights and distances determined by Code. Color shall be white or equal. b. All switches to be vacancy censored, provided one (1) switch per room and as required for reception / open areas. c. Qne (1) override switch at entrance / reception area. d. The electrical system will be capable of supplying 6.0 watts per usable square foot to serve tenant lighting and office equipment requirements. 2. Outlet Receptacles a. Executive offices - (1) Quad and (2) Duplex electrical outlets b. Private offices - (1) Quad and (1) Duplex electrical outlets per user c. Conference rooms - (2) Quad and (1) flush floor duplex outlet (where permitted structurally) d. Copy room - (2) Quad and (2) Duplex outlets C-15

IT room - (2) Quad outlets, dedicated circuits Pantry - (1) Dupiex outlet and outlets for specified appliances, dedicated circuits Reception area/Guest Area - (1) Quad and (1) Duplex outlet

666 3rd Ave
TENANT INTERIOR ALTERATION CRITERIA

h. Open area / Work station – (1) J-box w/ ¾" diameter conduit stub-up above ceiling for electrical wiring to utility panel at each column.

2. Separate Circuits: 15 or 20 amp circuits will be provided for as follows:

Refrigerator, Microwave, Dishwasher, Copier, (2) receptacles in IT Room

4. Voice /Data Outlets (Voice and data cabling to be furnished and installed by tenant)
Each tenant shall be provided with Voice /Data outlet-metal J-box with 1" Greenfield empty conduit stub-ups above ceiling finish with draglines for Cat-5, Cat-6 or Cat-7 wiring & RJ-45 Terminations.

a. Executive offices – (1) Voice/ Data Outlet

b. Private offices – (1) Voice/ Data Outlet per user

c. Conference rooms – (2) Voice/ Data Outlets

d. Copy room - (2) Voice/ Data Outlets

e. IT room - (2) Voice/ Data Outlets, dedicated circuits

f. Reception area/Guest Area – (2) Voice/ Data Outlets

g. Open area / workstation – (1) J-box & empty conduit stub-up w/ draglines above ceiling

FLOORING

1. Reception area (200sf Maximum)
a. Polished concrete floor finish or equal.

2. Pantry (30sf Maximum)
a. Polished concrete floor finish or equal.

3. IT / Storage
a. Vinyl Composite Tiles, mfr.: Amtico International, Softline Pebble #SS5A3802, 18x18 or equal.

4. General
a. Broadloom Carpet - Bentley, PDS# 145056-004, Grey with Silver.

CONVECTOR COVERS / GRILLES

1. Existing
a. No modification to existing windows unless approved by Landlord.

WINDOWS

1. Existing
b. No modification to existing windows unless approved by Landlord.

2. Shading Devices
a. Manual Solar Shade: Mecho Shade Thermoveil 1300 Series 5% Open #1301 White or equal.

b. One shade provided per window.

PAINT

1. General
a. Typical Paint - Benjamin Moore / Cotton Balls OC-122 / Finish: Eggshell or similar

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3 of 6 C-18

666 3rd Ave
TENANT INTERIOR ALTERATION CRITERIA

WALL COVERING

1. Accent Wall

a. One accent wall at the reception area will receive wood paneling.

b. Wall Paneling: Doma Source, Parky Lounge Series 5" wide, Milky Oak or equal.

BASE

1. Tile Floor at Reception

a. Paint grade wood base 2 1/2" high, painted to match wall in Satin or Semi-Gloss Finish

3. **General area**

b. Johnsonite Traditional Straight/Toeless Profile, 2 1/2" rubber base, 08 Icicle or equal

WALLS

1. Demising Partitions

a. Gypsum wallboard with rating as required by the New York City code. All doors, finishes and assemblies must conform to relevant codes.

b. Tenant demising walls shall be STC rating 50 and comply with BSA#453-73-SM.

2 Conference Room Partitions

a. Gypsum wallboard with Sound Attenuation Fire Blanket insulation extended to underside of slab above.

3 Private Office and General Partitions

a. Gypsum wallboard extended six inches above finished ceiling.

4 Glass Walls

a. Select walls at Conference rooms and Offices will be glass.

b. Low iron glass, ½" thick with butt glazing joints.

COAT CLOSET

1. Finishes

a. Three (3) closets per floors shall be provided with chrome hanger rod and wood hat shelf in plastic laminate or equal.

PANTRY (One pantry per space)

1. Finishes

a. Eight feet counter length pantry with Solid Surface Countertop, plastic laminate front finish cabinets, back painted white glass back splash, and stainless steel doors refrigerator, under mounted sink and faucet or approved by owner.

2. Appliances

Stainless Steel Undermount sink by Blanco Precision – model # 515820 or equal
Solid Brass Chrome Faucet by Blanco – model # Purus I - 440600-CR or equal
Solid Brass Chrome Soap Dispenser by Blanco – model # 911-374 or equal
Dishwasher by Miele Futura Classic – model # G4270SCVi or equal
Stainless Steel full height refrigerator by Fisher & Paykel model # RF170WDUX4 or equal

FIRE PROTECTION

1. Sprinkler Heads and Cover Plates

a. Adjustable with white cover to match ceiling.

b. Sprinkler coverage per NYC code.

C-19

2. Fire Alarm 4 of 6 C-20

666 S'" Ave TENANT INTERIOR ALTERATION CRITERIA a. Fire alarm system per NYC Code. b. Fire alarm devices shall be in white color. TENANT SIGNAGE 1. Signage at Doors a. Tenant Signage to be submitted to Landlord for review and approval. - Not provided by Landlord b. Code Compliant Signage at building core, such as at elevators, core doors, bathrooms and base building spaces are provided by Landlord. Modification to the signage is not allowed unless approved by Landlord HVAC SYSTEM 1. Original Building (East Side) a. The original building interior zones are serviced by variable volume floor air handling units located in base building machine rooms. Base building supply and return air ductwork terminates at machine room wall with fire dampers. Air handling units may service more than one floor or more than one air handling unit services a floor. b. Landlord shall provide low pressure air distribution ductwork from base building core wall connection point for interior zone space. The distribution system shall be complete with supply diffusers and return air grills. c. The perimeter zones of a floor are serviced by fan coil units utilizing a 2 pipe change over system. 2. New Expansion Space (West Side) a. The new expansion space on the westerly side of the building is served by a central variable air volume chilled water air handling system, distributing air via riser ductwork to the typical tenant floors. b. Base building air distribution ductwork terminates at floor supply shaft tap-offs and includes automatic fire and smoke dampers which also functions as floor isolation dampers to control after hours HVAC and isolate vacant floors. c. Air shall return or be relieved to the building riser shafts with return / relief air openings at each typical tenant floor equipped with automatic fire and smoke dampers. d. Landlord shall provide new fan powered variable air volume mixing boxes for its HVAC system. The fan powered boxes for perimeter zones shall be equipped with filters and heating coils. The fan powered boxes shall mix base building primary air and plenum return air to achieve Tenant s desired supply air temperature to the space. e. The base building provides a hot water distribution riser system valved on each floor at the core shaft wall. A horizontal hot water loop piping, from the riser to the fan powered boxes heating coils, to be provided on each floor. f. The fan powered boxes shall be equipped with electronic DDC temperature controls to control in sequence fan powered box dampers to their minimum position and the heating coil valves. 5 of 6 C-21

666 3rd Ave
TENANT INTERIOR ALTERATION CRITERIA

g. The fan powered boxes shall be interlocked with the operation of the floor main air supply dampers such that when supply dampers close, fan powered boxes shut down. Night set-back feature shall cycle all fan powered boxes on the floor and control hot water control valves so as to maintain a 50 F set point. The fan powered boxes shall be wired to Landlord set of contacts to interlock boxes with floor supply air dampers and initiate night set-back control mode.

h. Landlord shall provide medium pressure duct distribution from the supply shaft tap off to the fan powered boxes, and low pressure distribution ductwork from the fan powered boxes to perimeter linear diffusers and interior supply diffusers.

C-22

SCHEDULE D

ABOVE AND BELOW STANDARD WORK

OPPENHEIMER
666 THIRD AVENUE, 12/13/14/21
OPTIONS FOR ABOVE STANDARD ITEMS

OMARA Budget Allowances 09.04.18

WALL PARTITIONS		QTY	Unit	Unit Cost	Extension
Offices, pantry, IT:	Gyp board slab to slab w/ insulation	3,800.00	LF	30.00	114,000.00
Standard 1/2" clear tempered glass in lieu of low iron glass		6,500.00	SF	(15.00)	(97,500.00)
insulation at convector covers (if required) for sound attenuation		N/A	N/A	N/A	N/A
DOORS/FRAMES/HARDWAR					
Offices:	Stained wood	93.00	EA	(1,000.00)	(93,000.00)
Conference Rooms:	Stained wood	12.00	EA	(1,000.00)	(12,000.00)
Locks:	Locking office doors	93.00	EA	100.00	9,300.00
CEILINGS					-
Gypsum board soffit w/ tile pop-up conference rooms		1,400.00	SF	8.00	11,200.00
pop-up of ceiling at corridors		5,100.00	SF	8.00	40,800.00
pop-up of ceiling with light shelf at elevator lobbies		N/A	N/A	N/A	N/A
LIGHTING					-
basket fixture	in lieu of linear lights				TBD
pendant linear lights in lieu of recessed linear lights					TBD
elevator lobby	decorative light fixture				TBD
conference room	dimming decorative pendants with perimeter downlights at soffit & light cove	15.00	EA	3,000.00	45,000.00
ELECTRICAL					-
core drills as needed for additional power at conference rooms, etc		8.00	EA	3,500.00	28,000.00
power setup for future second person in private offices		-	EA	450.00	-
Allowance for additional Tech and IDF Room Power		1.00	Allow	50,000.00	50,000.00
exact requirements to be reviewed with Opco tech					-
VOICE/DATA/SECURITY					-
additional outlets to meet Opco requirements - to be reviewed with Opco tech					-
stub-up in each office for cable tv		90.00	EA	150.00	13,500.00
data setup for future second person in private offices		-	EA	150.00	-
2" empty conduits from POE to 3rd floor; connect to existing 4" empty riser condu		400.00	LF	100.00	40,000.00
Allowance for Access Control System		16.00	DOORS	5,000.00	80,000.00
exact requirements to be reviewed with Opco tech					-
FLOORING/BASE					-
porcelain tile at main reception		1,800.00	SF	15.00	27,000.00
luxury vinyl tile in pantries		1,200.00	SF	6.00	7,200.00
vinyl plank flooring in corridors				6.00	TBD
carpet tile in lieu of broadloom		5,300.00	SY	(8.00)	(42,400.00)
porcelain with potential carpet inlay at elevator lobby		3.00	EA	4,000.00	12,000.00
Taller wood or vinyl millwork base at elevator lobby, reception, main conference r		N/A	N/A	N/A	N/A
static dissipative tile at IT rooms		1.00	LS	3,000.00	3,000.00
WINDOW TREATMENT!					-
Large Meeting Room:	manual sheer and blackout shades	7.00	EA	200.00	1,400.00
Large Meeting Room:	motorized sheer and blackout shades	7.00	EA	2,000.00	14,000.00
All other conference rooms:	manual sheer and blackout shades	14.00	EA	200.00	2,800.00
PAINT/ACCENT WALL					-
Conference Rooms:	wallcovering	10.00	EA	4,000.00	40,000.00
Elevator lobby, reception:	wallcovering in lieu of reception paneling	1.00	LS	(7,500.00)	(7,500.00)
Elevator lobby, reception:	plaster finish	N/A	N/A	N/A	N/A
Elevator lobby	backpainted glass	N/A	N/A	N/A	N/A
Elevator lobby	fabric wrapped panels	840.00	SF	(35.00)	(29,400.00)
Elevator lobby	wood panels	840.00	SF	40.00	33,600.00
PANTRY					-
conference center:	additional appliances (glass dishwasher, icemaker, beverage center)	1.00	LS	10,000.00	10,000.00
microwaves		1.00	EA	500.00	500.00
RESTROOMS					-
Upgraded finishes at two single user restrooms		5.00	EA	3,000.00	15,000.00
MILLWORK					-
wood convector enclosures at conference center		60.00	LF	400.00	24,000.00
HVAC					-
Potential upgrades:					-
24/7 and/or Supplemental HVAC	Tech Room - 5 tons	1.00	Allow	60,000.00	60,000.00
	Each IDF - 2 ton	3.00	Allow	40,000.00	120,000.00
Large Meeting Room	Amount TBD	1.00	Allow	60,000.00	60,000.00
Larger Conference Rooms	Amount TBD	3.00	Allow	40,000.00	120,000.00
			Total		700,500.00

C-23

SCHEDULEE TIME LINE C-24

EXHIBIT D FLOOR LOADS Original Building design loads are as follows: Live Load 50 psf Partitions 20 psf Ceiling 10psi New addition design loads are as follows: Live Load 50 psf Partitions 12 psf Ceiling 8 psf D-1

EXHIBIT E DESIGN STANDARDS The HVAC System serving the Premises is designed to maintain (a) 73 degrees Fahrenheit when summer outdoor conditions are 89 degrees Fahrenheit dry bulb and 73 degrees Fahrenheit wet bulb and (b) 70 degrees Fahrenheit when the winter outdoor condition is 11 degrees Fahrenheit. The HVAC System shall be capable of handling (1) an electrical load of 4 watts per usable square foot, (2) an occupancy rate of one (1) person per 100 usable square feet, and (3) a ventilation make-up rate of 20 cfm per person. E-1 1910739.9 09172-0089-000

EXHIBIT F CLEANING SPECIFICATIONS GENERAL CLEANING NIGHTLY General Offices: 1. All hard surfaced flooring to be swept using approved dustdown preparation. 2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved). 3. Hand dust and wipe clean all furniture, fixtures and window sills. 4. Empty all waste receptacles and remove wastepaper. 5. Wash clean all Building water fountains and coolers. 6. Sweep all private stairways. Lavatories: 1. Sweep and wash all floors, using proper disinfectants. 2. Wash and polish all mirrors, shelves, bright work and enameled surfaces. 3. Wash and disinfect all basins, bowls and urinals. 4. Wash all toilet seats. 5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms. 6. Empty paper receptacles, fill receptacles and remove wastepaper. 7. Fill toilet tissue holders. 8. Empty and clean sanitary disposal receptacles. WEEKLY 1. Vacuum all carpeting and rugs. 2. Dust all door louvers and other ventilating louvers within a person s normal reach. 3. Wipe clean all brass and other bright work. F-1 1910739.9 09172-0089-000

QUARTERLY High dust premises complete including the foliowing: 1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. 2. Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning. 3. Dust all Venetian blinds. 4. Wash all windows. F-2 1910739.9 09172-0089-000

EXHIBIT G RULES AND REGULATIONS 1. Nothing shall be attached to the outside walls of the Building. Other than Building standard blinds, no curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior consent of Landlord. 2. Except as otherwise set forth in the Lease, no sign, advertisement, notice or other lettering visible from the exterior of the Premises shall be exhibited, inscribed, painted or affixed to any part of the Premises without the prior written consent of Landlord. All lettering on doors shall be inscribed, painted or affixed in a size, color and style acceptable to Landlord. 3. The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises or Common Areas shall not be covered or obstructed by Tenant, nor shall any articles be placed on the window sills, radiators or convectors. 4. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord s reasonable opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. 5. The Common Areas shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. 6. Except in those areas designated by Tenant as security areas, all locks or bolts of any kind shall be operable by the Building s Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Building’s Master Key. Tenant shall, upon the termination of its Lease, deliver to Landlord all keys of offices and lavatories, either furnished to or otherwise procured by Tenant. 7. Tenant shall keep the entrance door to the Premises closed at all times. 8. All movement in or out of any freight, furniture, boxes, crates or any other large object or matter of any description must take place during such times and in such elevators as Landlord may prescribe. Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or the Lease. Landlord may require that any person leaving the public areas of the Building with any article to submit a pass, signed by an authorized person, listing each article being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises. 9. All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require. 10. No Tenant Party shall be permitted to have access to the Building’s roof, mechanical, electrical or telephone rooms without permission from Landlord. G-1

11. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein. 12. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of such Tenant s carelessness or indifference in the preservation of good order and cleanliness. 13. Tenant shall store all its trash and recyclables within its Premises. No material shall be disposed of which may result in a violation of any Requirement. All refuse disposal shall be made only though entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use the Building s hauler. 14. Tenant shall not deface any part of the Building. No boring, cutting or stringing of wires shall be permitted, except with prior consent of Landlord, and as Landlord may direct. 15. The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same. 16. Tenant, before closing and leaving the Premises at any time, shall see that all lights, water faucets, etc. are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use. 17. No bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building. 18. Canvassing or soliciting in the Building is prohibited. 19. Employees of Landlord or Landlord’s Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or In response to any emergency condition. 20. Tenant is responsible for the delivery and pick up of all mail from the United States Post Office (Landlord acknowledging that employees of the Post Office shall be permitted to deliver mail to Tenant at the Premises). 21. Landlord reserves the right to exclude from the Building during other than Ordinary Business Hours all persons who do not present a valid Building pass. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons. 22. Tenant shall not use the Premises for any purpose that may be dangerous to persons or property, nor shall Tenant permit in, on or about the Premises or Building items that may be dangerous to persons or property, including, without limitation. G-2 firearms or other weapons (whet er or not licensed or used by security guards) or any explosive or combustible articles or materials. 23. No smoking shall be permitted in, on or about the Premises, the Building or the Real Property. 24. Landlord shall not be responsible to Tenant or to any other person or entity for the non-observance or violation of these Rules and Regulations by any other tenant or other person or entity. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises. 25. The review/alteration of Tenant drawings and/or specifications by Landlord s Agent and any of its representatives is not intended to verify Tenant s engineering or design requirements and/or solutions. The review/alteration is performed to determine compatibility with the Building Systems and lease conditions. Tenant renovations must adhere to the Building’s applicable Standard Operating Procedures and be compatible with all Building Systems. 26. Tenant shall be responsible for maintaining the Premises rodent and insect free. Extermination services shall be provided by Tenant on a monthly basis and additionally as required by Landlord. If any Rule and Regulation shall conflict with any provision of the Lease, the provision of the Lease shall control. G-3

EXHIBIT H SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (For Recorder's Use Only) SUBORDINATION. NONDISTURBANCE AND ATTORNMENT AGREEMENT (Morgan Stanley Capital 2013-C7, Loan No. 03-0289966) THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of , 2018 (the "Effective Date"), among U.S. BANK NATIONAL ASSOCIATION AS TRUSTEE FOR THE REGISTERED HOLDERS OF MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2013-C7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C7 ("Lender"), whose address is do Midland Loan Services, a division of PNC Bank, National Association, 10851 Mastin Street, Suite 300, Overland Park, Kansas 66210 (Re; Chrysler East Building; Loan No. 03- 0289966), VINER FINANCE INC., a Delaware corporation ("Tenant"), whose address is 85 Broad Street, New York, New York, 10004, Attention: General Counsel (with a copy to Ingram Yuzek Gainen Carroll & Bertolotti, LLP, 250 Park Avenue, 6th Floor, New York, New York 10177, Attn.: Shane O Neill, Esq.), and CHRYSLER EAST BUILDING, L.L.C., a Delaware limited liability company ("Landlord"), whose address is c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, with reference to the following facts: A. Landlord owns the real property known as the Chrysler Building East and having a street address of 666 Third Avenue, New York, New York, such real property, including all buildings, improvements, structures and fixtures located thereon, (all or any portion thereof being referred to herein as the "Landlord's Premises"), as more particularly described on Exhibit A. B. Morgan Stanley Mortgage Capital Holdings, LLC, a New York limited liability company ("Original Lender") made a loan to Landlord in the original principal amount of $ 265,000,000.00 (the "Loan"). C. To secure the Loan, Landlord encumbered Landlord's Premises by entering into that certain Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated as of November 1, 2012, in favor of Original Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Security instrument") recorded in the applicable land records of New York County, New York. D. Lender is now the holder of the Security Instrument and has authority to enter into this Agreement. E. Pursuant to a Lease dated as of September , 2018 together with any amendments, modifications and renewals approved in writing by Lender to the extent such approval is required by the Security Instrument (the "Lease"), Landlord demised to Tenant a portion of Landlord's Premises ("Tenant's Premises"). H-1

F. Lender has been requested by Landlord and Tenant to enter into this Agreement, and Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations if certain events occur. NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree: 1. Definitions. The following terms shall have the following meanings for purposes of this Agreement: 1.1. "Construction-Related Obligation" means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord's Premises, including Tenant's Premises. "Construction-Related Obligation" shall not include: (a) reconstruction or repair following any fire, casualty or condemnation, but only to the extent of the insurance or condemnation proceeds actually received by Successor Landlord for such reconstruction and repair; or (b) day-to-day maintenance and repairs. 1.2. "Foreclosure Event" means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Former Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord's interest in Landlord's Premises in lieu of any of the foregoing. 1.3. "Former Landlord" means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement. 1.4. "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from acts or omissions of Former Landlord and/or from Former Landlord's breach or default under the Lease. 1.5. "Rent" means any fixed rent, base rent or additional rent under the Lease. 1.6. "Successor Landlord" means any party that becomes owner of Landlord's Premises as the result of a Foreclosure Event. 1.7. "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Former Landlord's breach or default under the Lease. 2. Subordination. The Lease, and all right, title and interest of the Tenant thereunder and of the Tenant to and in the Landlord's Premises, are, shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under the Security Instrument. However, the parties shall be subject to the obligations and entitled to the benefits of this Agreement. H-2

3. Payment to Lender. In the event Tenant receives written notice (the "Rent Payment Notice") from Lender or from a receiver for the Landlord s Premises that there has been a default under the Security Instrument and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Security Instrument or of that certain Assignment of Rents and Leases executed by Landlord as additional security for the Loan), Tenant shall pay to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Landlord under the Lease, notwithstanding any contrary instruction, direction or assertion of Landlord. Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant's compliance therewith, shall not be deemed to: (i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Landlord of any obligations under the Lease. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant's compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Landlord. 4. Nondisturbance. Reco nition and Attornment. 4.1. No Exercise of Securit Instrument Remedies against Tenant. So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord and (ii) this Lease is in full force and effect. Lender shall not name or join Tenant as a defendant in any exercise of Lender's rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies. In the latter case. Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant's rights under the Lease or this Agreement in such action. 4.2. Nondisturbance and Attornment. So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord, and (ii) this Lease is in full force and effect, then, if and when Successor Landlord takes title to Landlord's Premises: (a) Successor Landlord shall not terminate or disturb Tenant's use or possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of the landlord under the Lease, including, without limitation, rights or remedies arising by reason of any default under or breach of the Lease by Tenant that has continued beyond applicable notice and cure periods (an Event of Default ) by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord's Premises. H-3

4.3. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Security Instrument, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters: a. Claims against Former Landlord. Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (y) Tenant's right to exercise against Successor Landlord any Offset Right or Termination Right otherwise available to Tenant because of events existing as of or occurring after the date of attornment or (z) Successor Landlord s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord s obligations (as such obligations are set forth in this Agreement) as landlord under the Lease. b. Construction-Related Obli ations. Any Construction-Related Obligation of Former Landlord. Provided, however, (a) Tenant may exercise its termination and offset rights as set forth in Lease as a result of the Former Landlord’s breach of any Construction- Related Obligation to the extent Successor Landlord elects not to assume such obligation, (b) if following a casualty or condemnation, it is determined that there are insufficient insurance proceeds for the Lender or Successor Landlord to perform the repair and restoration obligations under the Lease of the Former Landlord, Tenant may elect to either (y) terminate the Lease, or (z) perform such obligation of Former Landlord and offset the costs thereof against the rent payable under the Lease and (c) to the extent of funds are remaining in the Viner Financial Sub-Account (as defined in that Letter Agreement dated September 4, 2018), the funds in the Viner Financial Sub- Account shall be used by Lender or Successor Landlord (as applicable) to pay (i) for Landlord’s Work (as such term is defined in Section 4.2 of the Lease) (or to the extent that Landlord or Lender do not complete the Landlord’s Work, the Tenant may complete the work and offset against rent for such costs) and (ii) the Funds (as such term is defined in Section 4.2 of the Lease), in either case to the extent of the funds remaining in the Viner Financial Sub-Account. The amount deposited by Landlord in the Viner Financial Sub-Account is $8,790,000.00. c. Prepa ments. Any payment of Rent that Tenant may have made to Former Landlord for more than the current month, except for any such payments as are expressly required to be paid in advance under the Lease. d. Payment: Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant (except that this section shall not limit Tenant’s Offset Rights otherwise available in accordance with Section 4.3a above, including without limitation for those attributable to overpayment of operating expenses and/or taxes) or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord. e. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender's written consent if such consent is required by the Security Instrument, which consent shall not be unreasonably withheld, conditioned or delayed so long as the same does not reduce rent, shorten the term or materially increase the obligations of Landlord under the Lease; provided. H-4 however, no consent shall be required with respect to amendments specifically contemplated by the Lease. f. Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease. g. Covenants. Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than Landlord's Premises. 5. Lender's Ri ht to Cure. 5.1. Notice to Lender. Copies of all default notices given by Tenant to Former Landlord shall also be simultaneously provided to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement or the Security Instrument, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below. 5.2. Lender's Cure Period. After Lender receives a Default Notice, Lender shall have the time period afforded to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, in the event that such cure cannot be completed within such cure period and Lender notifies Tenant within such cure period of Lender s intention to cure such breach or default. Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion so long as Lender has commenced the cure before the expiration of such period and is diligently and continuously prosecuting such cure to its completion. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord. Notwithstanding anything to the contrary contained herein, in the event Lender or Landlord does not cure such default within the time provided to Landlord under the Lease and the nature of the default threatens Tenant s ability to conduct its daily business or threatens to materially or adversely damage Tenant’s property located on Tenant’s Premises, then Tenant shall be permitted to exercise its rights and remedies within the time period provided for under the Lease and Lender will not be entitled to any additional time to cure such breach or default. 6. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liabilities under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in Landlord's Premises from time to time, including title insurance, insurance and condemnation proceeds (except to the extent reinvested in the Landlord's Premises), Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of Landlord's Premises by Successor Landlord (collectively, "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of Its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such H-5 judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. 7. Miscellaneous. 7.1. Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by personal delivery or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective upon delivery if sent by personal delivery and the next business day after being sent by overnight courier service. 7.2. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. Upon assignment of the Security Instrument by Lender, all liability of the Lender/assignor shall terminate. 7.3. Entire A reement. This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant, Lender and Landlord as to the subject matter of this Agreement. 7.4. Interaction with Lease and with Securit Instrument. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument. Lender confirms that Lender has consented to Landlord's entering into the Lease. 7.5. Lender's Ri hts and Obli ations. a. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement. b. Neither this Agreement, the Security Instrument or any of the related loan documents, nor the Lease shall, prior to any acquisition of Landlord's Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Landlord's Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Landlord's Premises by any party whatsoever, or for dangerous or defective conditions of the Landlord's Premises, or for any negligence in the management, upkeep, repair or control of the Landlord's Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger. H-6

c. Lender may assign to any person or entity its interest under the Security Instrument and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto. In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without the consent of any other party hereto. 7.6. Landlord's Ri hts and Obli ations. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord's obligations under the Security Instrument, any of the related loan documents, or the Lease. 7.7. Interpretation: Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Landlord's Premises are located, excluding its principles of conflict of laws. 7.8. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto. 7.9. Due Authorization. Each party has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. 7.10. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. 7.11. Intentionall Omitted. 7.12. Headin s. The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof. 7.13. WAIVER OF JURY TRIAL. THE TENANT AND THE LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH OR WITH THE LOAN, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD'S PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LANDLORD, TENANT OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT. (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK) H-7

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant and Landlord as of the Effective Date. LENDER: U.S. BANK NATIONAL ASSOCIATION AS TRUSTEE FOR THE REGISTERED HOLDERS OF MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2013-C7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C7 By; Midland Loan Services, a division of PNC Bank, National Association as its Master Servicer and attorney in fact By:_ Name: Title: STATE OF KANSAS ) ) ss. COUNTY OF JOHNSON ) On this day of , 20 , before me, a Notary Public in and for the State of Kansas, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged that he is the Senior Vice President and Servicing Officer of Midland Loan Services, a division of PNC Bank, National Association to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument. IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written. (s al) (Print Name) NOTARY PUBLIC in and for the State of Kansas. My appointment expires H-8

TENANT: VINER FINANCE INC., a Delaware corporation By:_ Name: Title: STATE OF ) ) COUNTY OF ) The foregoing instrument was acknowledged before me this day of , 20 , by as f , on behalf of the . He/She is personally known to me or has produced a driver s license as identification. NOTARY PUBLIC, STATE OF My Commission Expires: Print or Stamp Name of Notary [Notarial Seal]

LANDLORD: CHRYSLER EAST BUILDING, L.L.C., a Delaware Limited Liability Company By:_ Name: Title: STATE OF ) ) COUNTY OF ) The foregoing instrument was acknowledged before me this day of , 20 , by as of , on behalf of the . He/She is personally known to me or has produced a driver s license as identification. NOTARY PUBLIC, STATE OF My Commission Expires: Print or Stamp Name of Notary [Notarial Seal]

EXHIBIT A DESCRIPTION OF LANDLORD'S PREMISES ALL THAT CERTAIN PARCEL OF LAND IN THE BOROUGH OF MANHATTAN, CITY, COUNTY AND STATE OF NEW YORK BOUNDED AND DESCRIBED AS FOLLOWS; BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE WESTERLY LINE OF 3RD AVENUE WITH THE SOUTHERLY LINE OF EAST 43RD STREET; RUNNING THENCE SOUTHERLY ALONG THE WESTERLY LINE OF 3RD AVENUE, 200 FEET 10 INCHES TO THE CORNER FORMED BY THE INTERSECTION OF THE WESTERLY LINE OF 3RD AVENUE WITH THE NORTHERLY LINE OF EAST 42ND STREET; THENCE WESTERLY ALONG THE NORTHERLY LINE OF EAST 42ND STREET, 100 FEET 0 INCHES TO A POINT; THENCE NORTHERLY AND PARALLEL WITH THE WESTERLY LINE OF 3RD AVENUE, 46 FEET 3 INCHES TO A POINT; THENCE WESTERLY AND PARALLEL WITH THE NORTHERLY LINE OF EAST 42ND STREET, 19 FEET 33/4 INCHES TO A POINT; THENCE NORTHERLY AND PARALLEL WITH THE WESTERLY LINE OF 3RD AVENUE, 54 FEET 2 INCHES TO A POINT IN THE CENTERLINE OF THE BLOCK; THENCE WESTERLY ALONG SAID CENTERLINE OF THE BLOCK AND PARALLEL WITH THE NORTHERLY LINE OF EAST 42ND STREET, 55 FEET 81/4 INCHES TO A POINT; THENCE SOUTHERLY AND PARALLEL WITH THE WESTERLY LINE OF 3RD AVENUE, 27 FEET 31/2 INCHES TO A POINT; THENCE WESTERLY AND PARALLEL WITH THE NORTHERLY LINE OF EAST 42ND STREET, 25 FEET TO A POINT; THENCE NORTHERLY AND PARALLEL WITH WESTERLY LINE OF 3RD AVENUE, 5 FEET 0 INCHES; THENCE WESTERLY ALONG A LINE FORMING AN ANGLE OF 121° 41' 50" ON ITS SOUTHERLY SIDE WITH THE PRECEDING COURSE, 6 FEET 9 INCHES TO A POINT; THENCE WESTERLY AND PARALLEL WITH THE NORTHERLY LINE OF EAST 42ND STREET, 33 FEET 61/4 INCHES TO A POINT; THENCE NORTHERLY ALONG A LINE FORMING AN ANGLE OF 75° 00' 00" ON ITS EASTERLY SIDE WITH THE PRECEDING COURSE, 93 FEET 91/4 INCHES TO A H-11

POINT; THENCE STILL NORTHERLY ALONG A LINE FORMING AN ANGLE OF 165° 00' 00" ON ITS WESTERLY SIDE WITH THE PRECEDING COURSE. 28 FEET 7 INCHES TO A POINT IN THE SOUTHERLY LINE OF EAST 43RD STREET; THENCE EASTERLY ALONG THE SOUTHERLY LINE OF EAST 43RD STREET, 215 FEET 0 INCHES TO THE POINT OR PLACE OF BEGINNING. TOGETHER WITH THE EASEMENTS BENEFITING THE ABOVE-DESCRIBED PREMISES CREATED PURSUANT TO THAT CERTAIN RECIPROCAL EASEMENT AND SHARED FACILITIES AGREEMENT DATED AS OF JUNE 20, 2001, MADE BY 405 LEXINGTON, L.L.C. AND RECORDED IN THE OFFICE OF THE NEW YORK CITY REGISTER, NEW YORK COUNTY, ON JULY 12, 2001, IN REEL 3320, PAGE 855, AS AMENDED BY FIRST AMENDMENT TO RECIPROCAL EASEMENT AND SHARED FACILITIES AGREEMENT MADE BY TST/TMW 405 LEXINGTON. L.P. AND TST 666 THIRD, L.L.C. DATED AS OF AUGUST 9, 2002 AND RECORDED SEPTEMBER 20, 2002 IN REEL 3614 PAGE 262, AS AMENDED BY SECOND AMENDMENT TO RECIPROCAL EASEMENT AND SHARED FACILITIES AGREEMENT MADE BY AND BETWEEN TST/TMW 405 LEXINGTON, L.P., TRYLONS 42, L.L.C., TST/COMMERZ EAST BUILDING, L.P. AND THE COOPER UNION FOR THE ADVANCEMENT OF SCIENCE AND ART DATED AS OF OCTOBER 6, 2006 RECORDED OCTOBER 23, 2006 AS CRFN 2006000591109, AND AS AMENDED BY THIRD AMENDMENT TO RECIPROCAL EASEMENT AND SHARED FACILITIES AGREEMENT MADE BY AND BETWEEN TST/TMW 405 LEXINGTON, L.P., TRYLONS 42, L.L.C., TST/COMMERZ EAST BUILDING, L.P. AND THE COOPER UNION FOR THE ADVANCEMENT OF SCIENCE AND ART DATED AS OF JUNE 1, 2007 RECORDED OCTOBER 23, 2007 AS CRFN 2007000535258. TOGETHER WITH ALL THE RIGHT, TITLE AND INTEREST OF THE PARTY OF THE FIRST PART, OF IN AND TO THE LAND LYING IN THE STREET IN FRONT OF AND ADJOINING SAID PREMISES. H-12

EXHIBIT I SIGNAGE y t liiij .!| m 1-1

OPPENHEIMER 8, CO. INC. 1-2

EXHIBIT J SUBTENANT NON-DISTURBANCE AGREEMENT THIS SUBORDINATION, NONDISTURBANCE, RECOGNITION AND ATTORNMENT AGREEMENT made as of this day of by and between CHRYSLER EAST BUILDING, L.L.C., a Delaware limited liability company having an office at c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York10111 ( Lessor ), and , a corporation having an office at ( Subtenant ); WITNESSETH: WHEREAS, Lessor is (i) the owner of certain real property, together with the building and other improvements located thereon (collectively, the Property ) located in the Borough of Manhattan, City, County and State of New York, commonly known as 666 Third Avenue and more particularly described on Exhibit A annexed hereto and by this reference made a part hereof, and (ii) the landlord under that certain lease dated as of August , 2018 between Lessor and Viner Finance Inc. (“Tenant ) demising a portion of the Property (the “Leased Premises”) (such lease, as the same may be amended or supplemented from time to time, the Lease ); and WHEREAS, Tenant and Subtenant have entered into an Agreement of Sublease (the “Sublease ) dated as of for [a portion of] the Leased Premises (the “Subleased Premises ); and WHEREAS, Lessor and Subtenant wish to enter into this Agreement (i) to confirm the subordination of the Sublease to the Lease, (ii) to provide that Subtenant s possession of the Subleased Premises will not be disturbed in the event of (x) the exercise of any of Lessor s rights under the Lease or (y) a termination of the Lease, (iii) to provide that Subtenant will attorn to the Lessor and the Lessor will recognize Subtenant and (iv) to provide for certain other matters; NOW, THEREFORE, in consideration of the premises and the execution of this Agreement by the parties. Lessor and Subtenant hereby agree as follows: 1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings: Lessor: The Lessor named herein, its successors and assigns. Person: An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature. 2. Subordination. The Sublease and Subtenant’s interest thereunder is now and at all times shall continue to be subject and subordinate in each and every respect (except as otherwise expressly provided in this Agreement) to the Lease and to any and all renewals, amendments, modifications, supplements, extensions and replacements of the Lease; provided. J-1 that as between Tenant and Subtenant, nothing contained in this Agreement shali be deemed to affect the obligations of Tenant under the Sublease. 3. Non-disturbance. So long as the Sublease is in full force and effect and there exists no default under the Sublease that (i) continues beyond the expiration of any applicable notice and grace period and (ii) would permit Tenant to terminate the Sublease, (a) Lessor shall not terminate the Sublease nor shall Lessor disturb or affect Subtenant s (or, with respect to any person or entity known to Lessor to be claiming through or under Subtenant such person or entity s) leasehold estate, use and possession of the Subleased Premises in accordance with the terms of the Sublease or any rights of Subtenant (and any person or entity known to Lessor to be claiming through or under Subtenant) under the Sublease by reason of the subordination of the Sublease to the Lease or in any action or proceeding instituted under or in connection with the Lease, unless such right would have independently existed if the Lease had not been made and (b) neither Subtenant nor any person or entity known to Lessor to be claiming through or under Subtenant shall be named or joined in any action or other proceeding to enforce or terminate the Lease unless such joinder shall be required by law, provided that such joinder shall not result in the termination of the Sublease or disturb the possession or use of the Subleased Premises by Subtenant or any person or entity known to Lessor to be claiming through or under Subtenant. 4. Attornment and Recognition, (a) If the Lease shall be terminated or the interest of Tenant under the Sublease shall be transferred to Lessor by reason of Tenant’s default thereunder (x) Subtenant shall be bound to Lessor under all of the then executory terms, covenants and conditions of the Sublease (except as provided in Section 4(c) below) for the balance of the term thereof remaining and any extensions or renewais thereof which may be exercised by Subtenant in accordance with any option therefor in the Sublease, with the same force and effect as if Lessor were the sublandlord under the Sublease, (y) Lessor shall recognize the rights of Subtenant under the Sublease and (z) the Sublease shall continue in full force as a direct lease between Subtenant and Lessor and the respective executory rights and obligations of Subtenant and Lessor, to the extent of the then remaining baiance of the term of the Subiease and any such extensions and renewals, and except as otherwise provided in Section 4(c) below, shall be and are the same as set forth therein; provided that, Lessor shall not: (i) be liable for any act or omission of or default by Tenant or any prior sublandlord under the Sublease except to the extent such act, omission or default is continued by Lessor and accrues during or is otherwise applicable to the period after the date that Tenant’s interest in such Subiease shail have been transferred to Lessor; (ii) be subject to any credits, claims, setoffs or defenses which such subtenant might have against Tenant or any prior sublandlord as a result of any acts or omissions of Tenant or any prior subiandlord accruing prior to any such transfer, unless conditions giving rise to such credits, claims, setoffs or defense shall then be continuing (provided that Lessor shall have received notice from Subtenant of such conditions); (iii) be, subject to clause (vi) hereinbelow, bound by any fixed rent, additional rent or other amounts which such subtenant may have paid to Tenant more than thirty (30) days in advance of the month to which such payments relate, and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment, except for payment of the first month’s fixed rent or basic rent upon the execution of J-2 such Sublease and prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of such Sublease; (iv) be bound by any amendment, modification or cancellation of such Sublease or surrender of such subleased premises made without Lessor s prior written consent (provided that communications between Tenant and such subtenant of an administrative nature relating to the ordinary course of operation or tenancy of the Subleased Premises that do not purport to be amendments or modifications of such Sublease and do not materially affect the rights of Tenant or Subtenant shall not be deemed amendments or modifications for purposes of the foregoing); (v) be responsible for the making of repairs in or to the Real Property in the case of damage or destruction of the Real Property or any part thereof due to fire or other casualty occurring prior to the date Lessor succeeds to the interest of Tenant under such Sublease or by reason of a condemnation occurring prior to the date Lessor succeeds to the interest of Tenant under such Sublease unless Lessor shall be obligated under the Lease to make such repairs; (vi) be obligated to make any payment to the Subtenant required to be made by Tenant except for (x) the timely return of any security deposit actually received by Lessor and (y) the credit or refund to the Subtenant as provided in the Sublease of any prepayment of rent and additional rent or other charges paid by Subtenant if such prepayment is actually received by Lessor; (vii) be responsible for any obligation of Tenant to perform any improvement in the space affected by the Sublease in order to prepare the same for Subtenant s occupancy thereof (subject to the provisions of clause (ii) above and any setoff expressly provided in the Sublease therefor); and (viii) be responsible for any obligation of Tenant under the Sublease that exceeds the equivalent obligation of Landlord under the Lease and in no event shall the sublessee have any lesser obligation under the Sublease than Tenant has under the Lease in respect of Subleased Premises. (b) Subtenant hereby attorns to Lessor as its landlord, upon the terms and conditions herein set forth, said attornment to be effective and self-operative upon Lessor’s succeeding to the interest of Tenant under the Sublease without the execution of any further instruments. (c) Notwithstanding anything to the contrary contained in this Agreement, effective as of the date on which Subtenant shall attorn to Lessor hereunder throughout the remainder of the term of the Sublease, if the rental payable under the Sublease In respect of fixed rent, escalation rent for real estate taxes and operating expenses and additional rent for electricity shall be less, on a rentable square foot basis, than the sum of the Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment and Additional Rent for electricity payable on a rentable square foot basis by Tenant under the Lease, then the rental payable under the Sublease in respect of fixed rent, escalation rent for real estate taxes and operating expenses and additional rent for electricity shall be deemed to be increased, without any further action, to an amount equal to the Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment and additional rent for electricity then payable by Tenant under the Lease on a per rentable square foot basis for the remainder of the term of the Sublease. J-3

5. Covenants of Subtenant, (a) Subtenant agrees for the benefit of Lessor that Subtenant will not: (i) pay any rent more than 30 days in advance of accrual, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Sublease; (ii) surrender the Subtenant s estate under the Sublease, other than by exercise of Subtenant s express rights under the Sublease; (iii) consent to any modification or amendment to the terms of the Sublease (provided, that communications between Tenant and Subtenant of an administrative nature relating to the ordinary course of operation of the Subleased Premises that do not purport to be amendments or modifications of the Sublease and do not materially adversely affect the rights of Tenant or Lessor shall not be deemed amendments or modifications for purposes of the foregoing); or (iv) expressly consent to termination of the Sublease by Tenant other than a termination by Tenant pursuant to the express provisions of the Sublease. (b) If any act or omission of Tenant would give Subtenant the right, immediately or after notice or lapse of a period of time or both, to cancel or terminate the Sublease or to claim a partial or total eviction or constructive eviction. Subtenant shall give written notice of such act or omission to Lessor simultaneously with the giving of any notice thereof to Tenant as required under the Sublease and Subtenant shall not exercise such right until Tenant or Lessor shall have failed to cure the same within the time limits set forth in the Sublease. 6. Payment to Lessor. After notice is given to Subtenant by Lessor that, pursuant to the Lease, the rentals under the Sublease should be paid to Lessor, Subtenant shall pay to Lessor, or in accordance with the directions of Lessor, all rentals and other monies then due and to become due to Tenant under the Sublease, and Tenant hereby expressly authorizes Subtenant to make such payments to Lessor and hereby fully releases and discharges Subtenant of, and from any liability to Tenant on account of any such payments. 7. Representations and Warranties. Subtenant represents to Lessor that: (a) The Sublease is in full force and effect and has not been modified [except as follows: ]. (b) No rent has been paid under the Sublease more than thirty (30) days in advance of accrual, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Sublease. (c) The address of the Subtenant for notices under the Sublease prior to taking possession of the Subleased Premises for the conduct of its business is as set forth in the preamble to this Agreement; thereafter the address of Subtenant for notices under the Sublease will be at the Property or such other address as Tenant may designate in writing to Lessor. J-4

8. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Subtenant, Tenant and Lessor and their respective heirs, personal representatives, successors and assigns. 9. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflict of laws. J-5

IN WITNESS WHEREOF, the parties have executed the foregoing agreement as of the day and year first hereinabove written. CHRYSLER EAST BUILDING, L.L.C. By; Name: Title: [Subtenant] Name: Title: As to Section 6 only: VINER FINANCE INC. By: Name: Title: ACKNOWLEDGMENTS TO BE ATTACHED